EXHIBIT 10.2

Dated 1 October 2021

Revolving Facility Agreement

between

Expro Group Holdings N.V. (formerly known as Frank’s International N.V.)

as Parent

DNB (UK) Limited

as Arranger

DNB Bank ASA, London Branch

as Agent and as Security Agent

and others

White & Case LLP

5 Old Broad Street

London EC2N 1DW

(i)

37.	Notices	178
38.	Calculations and Certificates	180
39.	Partial Invalidity	180
40.	Remedies and Waivers	180
41.	Amendments and Waivers	180
42.	Confidential Information	191
43.	Confidentiality of Funding Rates and Reference Bank Quotations	195
44.	Disclosure of Lender Details by Agent	196
45.	Counterparts	198
46.	Governing Law	199
47.	Enforcement	199
48.	Australian PPSA	199
49.	Bail-In	200
50.	QFC	202

Schedule 1	The Original Parties	203
Part 1	The Original Obligors	203
Part 2	The Original Lenders - Other Than UK Non-Bank Lenders	206
Part 3	The Original Lenders - UK Non-Bank Lenders	207

Schedule 2	Conditions Precedent	208
Part 1	Conditions Precedent to first Utilisation	208
Part 2	Conditions Precedent Required to be Delivered by an Additional Obligor	214
Part 3	Transaction Security Documents	218

Schedule 3	Requests and Notices	221
Part 1	Utilisation Request Loans	221
Part 2	Utilisation Request Letters of Credit	222
Part 3	Selection Notice	223

Schedule 4	Form of Transfer Certificate	224

Schedule 5	Form of Assignment Agreement	227

Schedule 6	Form of Accession Deed	231

Schedule 7	Form of Resignation Letter	237

Schedule 8	Form of Compliance Certificate	238

Schedule 9	Timetables	240
Part 1	Loans	240
Part 2	Letters of Credit	242

Schedule 10	Form of Letter of Credit	243

Schedule 11	Agreed Security Principles	246
1.	Scope of Security	246
2.	General Principles	246
3.	Guarantors and Security	248
4.	Governing Law and Scope	249
5.	Terms of Transaction Security Documents and Guarantees	250

(ii)

(iii)

This Agreement is dated 1 October 2021 and made

Between:

Expro Group Holdings N.V. (formerly known as Frank’s International N.V.), a company incorporated and existing under the laws of the Netherlands with registered number 34241787 (the “Parent”);

The Subsidiaries of the Parent listed in Part 1 of Schedule 1 (The Original Parties) as original borrowers (the “Original Borrowers”);

The Subsidiaries of the Parent listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the “Original Guarantors”);

DNB (UK) Limited as arranger the (“Arranger”);

The Financial Institutions listed in Part 2 and Part 3 of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

DNB Bank ASA, London Branch as agent of the other Finance Parties (the “Agent”);

DNB Bank ASA, London Branch as security trustee and security agent for the Secured Parties (the “Security Agent”); and

DNB Bank ASA, London Branch (the “Original Fronting Bank”).

It is agreed as follows:

Section 1

Interpretation

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	DNB (UK) Limited, any Lender or any of their Affiliates; or

(c)	any other bank or financial institution approved by the Agent.

“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed).

“Accounting Principles” means generally accepted accounting principles in the jurisdiction of incorporation or establishment of the relevant member of the Group, including IFRS.

“Accounting Reference Date” means 31 December.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 31 (Changes to the Obligors).

“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 31 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to any member of the NatWest Group, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of NatWest Group plc and its subsidiaries or subsidiary undertakings..

For the purposes of this definition, “NatWest Group” means NatWest Group plc and its subsidiaries and subsidiary undertakings.

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent’s spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Aggregate Total Incremental Facility Commitments” means, at any time, the aggregate of the Total Incremental Facility Commitments relating to each Incremental Facility.

“Aggregate Yield” has the meaning given to that term in Clause 9.4 (Restrictions on Incremental Facility Terms and fees).

“Agreed Security Principles” means the principles set out in Schedule 11 (Agreed Security Principles).

“Annual Financial Statements” has the meaning given to that term in Clause 25 (Information Undertakings).

“Anti-Corruption Laws” has the meaning given to such term in Clause 24.18 (Anti-Corruption Laws).

“Assets” means, in relation to a member of the Group, the aggregate of all:

(a)	Cash;

(b)	inventory;

(c)	trade and other receivables;

(d)	property, plant and equipment,

which, in each case (other than in respect of Cash), is being calculated in accordance with the applicable Accounting Principles and reflected in the respective financial statements of such member of the Group.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Australian Borrower” means any Borrower incorporated, established or tax resident in Australia.

“Australian Consolidated Tax Group” means a consolidated group or a multiple entry consolidated group as defined in, and for the purposes of, Part 3-90 of the Australian Tax Act.

“Australian GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Australian GST Group” has the meaning given to the term “GST group” in the Australian GST Act.

“Australian Obligor” means any Obligor incorporated, established or tax resident in Australia.

“Australian PPSA” means Personal Property Securities Act 2009 (Cth) and any regulations in force at any time under that act, including the Personal Property Securities Regulations 2010 (Cth).

“Australian PPSR” means the personal property securities register established under the Australian PPSA.

“Australian Tax Act” means the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth), jointly, as applicable.

“Australian Tax Funding Agreement” means any agreement whereby members of an Australian Consolidated Tax Group have made provision for the funding of the tax liabilities of the Australian Consolidated Tax Group.

“Australian Tax Sharing Agreement” means any agreement which satisfies the requirements in Section 721-25 of the Australian Tax Act for being a valid tax sharing agreement with respect to the members of an Australian Consolidated Tax Group.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Officer” means any individual who is authorised to act on behalf of the relevant company by its constitutional documents and/or resolution of the board of directors or any other authorised body, and/or a power of attorney where applicable.

“Availability Period” means:

(a)	in relation to Facility A and Facility B, the period from and including the date of this Agreement to and including:

(i)	if the first Utilisation Date has occurred, date falling one Month prior to the Termination Date applicable to Facility A and Facility B; and

(ii)	if the first Utilisation Date has not occurred, 29 October 2021; and

(b)	in relation to any Incremental Facility, the period specified as such in the Incremental Facility Notice relating to that Incremental Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

(a)	the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under a Facility, that Lender’s participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from that Lender’s Commitment.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means US Dollars.

“Base Currency Amount” means in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement) and, in the case of a Letter of Credit, as adjusted under Clause 6.9 (Revaluation of Letters of Credit), as adjusted to reflect any repayment or prepayment of a Utilisation.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 31 (Changes to the Obligors).

“Borrowings” has the meaning given to that term in Clause 26.1 (Financial Definitions).

“Break Costs” means

(a)	in respect of any Term Rate Loan, the amount (if any) by which:

(i)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum in that currency to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(ii)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, or

(b)	in respect of any Compounded Rate Loan, any amount specified as such in the applicable Reference Rate Terms.

“Budget” means:

(a)	in relation to the period ending on 31 December 2021, the budget in agreed form to be delivered by the Parent to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent); and

(b)	in relation to any other period, any budget delivered by the Parent to the Agent in respect of that period pursuant to Clause 25.4 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day; and

(c)	(in relation to:

(i)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(ii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum.

“Capital Expenditure” has the meaning given to that term in Clause 26.1 (Financial Definitions).

“Cash” means, at any time, cash denominated in any official currency of the Original Jurisdiction of a member of the Group in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)

there is no Security over that cash except for Transaction Security or any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and

(d)	the cash is freely and immediately available (A) to be used for any cross-border payments; and (B) to be applied in repayment or prepayment of the Facilities.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited; and

(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above to the extent that investment can be turned into Cash on not more than 30 days’ notice; or

(f)	any other debt security approved by the Majority Lenders,

in each case, denominated in any official currency of the Original Jurisdiction of a member of the Group and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“Cashflow” has the meaning given to that term in Clause 26.1 (Financial Definitions).

“Cayman Share Pledges” means (a) the Cayman Islands law deed of charge entered into on or about the date of this Agreement between Expro Group Holdings N.V. (a public company with limited liability (naamloze vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, registered with the Netherlands Commercial Register under number 34241787) as chargor and the Security Agent as chargee, over shares in New Eagle Holdings Limited; and (b) the New Eagle 2 Share Pledge.

“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.

“Certified Copy” means a copy of an original document which is certified by an Authorised Officer of the relevant Obligor to be a true copy of that document (which certification shall signify that the copy is a true, complete and accurate copy of the original document, and that the original document has not been amended or superseded after the date of its issue but prior to the date of its certification).

“Change of Control” means

(a)

any person or group of persons acting in concert who do not control the Group as of the date of this Agreement acquire (directly or indirectly) beneficially more than 30 per cent. of the issued voting share capital of the Parent where acting in concert means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition and/or ownership of voting shares in the Parent, to obtain or consolidate control (directly or indirectly) of the Parent provided that the persons voting in the same or consistent manner at any general meeting of the Parent will not be considered to be acting in concert by virtue only of exercising their votes in such manner;

(b)	the Parent ceasing to own and control all of the shares in Frank’s International LP B.V.;

(c)	the Parent ceasing to own and control all of the shares in Frank’s International Partners B.V.;

(d)	the Parent ceasing to own and control all of the shares in Blackhawk Group Holdings LLC; or

(e)	the Parent ceasing to own and control all of the shares in New Eagle Holdings Limited.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Closing Date” means the date of the first Utilisation under the Revolving Facility (whether under Facility A or Facility B).

“Code” means the US Internal Revenue Code of 1986 as amended and the regulations promulgated and rulings issued thereunder.

“Commitment” means a Facility A Commitment, Facility B Commitment or an Incremental Facility Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor List” means the list of unacceptable entities for the purpose of transfers, assignments, sub-participation and sub-contract of Utilisations pursuant to Clause 29 (Change to the Lenders), agreed between the Obligors’ Agent and the Arranger prior to the date of this Agreement, which list may be amended and/or supplemented from time to time by adding no more than five unacceptable entities which are a direct competitor of the Parent per Financial Year of the Parent, as identified in writing by the Obligors’ Agent and agreed with the Agent.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Compounded Rate Currency” means:

(a)	sterling; and

(b)	any other currency which is not a Term Rate Currency.

“Compounded Rate Interest Payment” means the aggregate amount of interest that:

(a)	is, or is Scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Loan.

“Compounded Rate Loan” means any Loan, or if applicable, Unpaid Sum which is not a Term Rate Loan.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Credit Adjustment Spread.

“Compounding Methodology Supplement” means, in relation to the Daily Non -Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Parent, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Parent and each Finance Party.

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 42 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as at the date of this Agreement or in any other form agreed between the Parent and the Agent.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Corporations Act” means the Corporations Act (2001) (Cth) of Australia.

“Credit Adjustment Spread” means, in relation to a Compounded Rate Loan in a Compounded Rate Currency, any rate which is specified as such in the applicable Reference Rate Terms.

“CTA” means the Corporation Tax Act 2009.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 20 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Cyprus Account Charge” means the Cyprus law account and receivables charge entered into on or about the date of this Agreement between Expro Cyprus as chargor and the Security Agent as pledgee.

“Cyprus Share Pledge” means the Cyprus law deed of pledge of share certificates and charge of shares entered into on or about the date of this Agreement between Expro International Limited (a limited liability company incorporated in Guernsey with company registration number 6411 and having a registered office address of Western Suite, Ground Floor Mill Court La Charroterie St Peter Port Guernsey GY1 1EJ) as pledgor and the Security Agent as pledgee, over the shares in Expro Cyprus.

“Daily Non-Cumulative Compounded RFR Rate” means in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 19 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Debenture” means the English law Debenture between New Eagle 2 Limited, Expro Holdings UK 2 Limited, Expro Holdings UK 3 Limited, Expro Holdings UK 4 Limited, Expro International Group Limited, Expro International Limited, Expro Eurasia Limited, Expro North Sea Limited, Exploration and Production Services (Holdings) Limited, Expro Resources Limited, Expro Benelux Limited, Expro Gulf Limited and Expro Worldwide B.V. as chargors and the Security Agent.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation or sub-contract in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation or sub-contract in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Parent (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ Participation) or which has failed to provide cash collateral (or has notified the Fronting Bank or the Parent (which has notified the Agent) that it will not provide cash collateral) in accordance with Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover);

(b)	which has otherwise rescinded or repudiated a Finance Document;

(c)

which is a Fronting Bank which has failed to issue a Letter of Credit (or has notified the Agent or the Parent (which has notified the Agent) that it will not issue a Letter of Credit) in accordance with Clause 6.6 (Issue of Letters of Credit) or which has failed to pay a claim (or has notified the Agent or the Parent (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 7.2 (Claims under a Letter of Credit); or

(d)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraphs (a) and (c) above:

(i)	its failure to pay, or to issue a Letter of Credit, is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event and

payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disposal” has the meaning given to that term in Clause 12.2 (Disposal and Insurance Proceeds).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Obligor” means an Obligor incorporated under the laws of the Netherlands.

“EBITDA” has the meaning given to that term in Clause 26.1 (Financial Definitions).

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Parent and which, in each case, is not a Sponsor or a member of the Group.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)

the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“ERISA” means the US Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with any Borrower or a Subsidiary of a Borrower under section 414(b), (c), (m) or (o) of the Code or section 4001 of ERISA.

“ERISA Event” shall mean any one or more of the following:

(a)

any reportable event, as defined in section 4043 of ERISA, with respect to a Plan, as to which the PBGC has not waived, under subsection .22, .23, .25, .27 or .28 of PBGC regulation section 4043, the requirement of section 4043(a) of ERISA that it be notified of such event;

(b)

the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of section 4041(b) of ERISA, the filing under section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under section 4041(c) of ERISA;

(c)

the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

(d)

the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under section 430 of the Code or section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under section 412 of the Code with respect to any Plan or Multiemployer Plan, or that such filing may be made; or a determination that any Plan is, or is expected to be, considered an at risk plan within the meaning of section 430 of the Code or section 303 of ERISA;

(e)	the imposition of liability on Borrower, a Subsidiary of a Borrower or an ERISA Affiliate pursuant to Section 4062 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

(f)	engaging in a non-exempt prohibited transaction within the meaning of section 4975 of the Code or section 406 of ERISA;

(g)

the complete or partial withdrawal of any Borrower, Subsidiary of a Borrower or any ERISA Affiliate from a Multiemployer Plan, the reorganisation or insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any Borrower, any Subsidiary of a Borrower or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any Borrower, Subsidiary of a Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under section 305 of ERISA; or

(h)

a Borrower, a Subsidiary of a Borrower or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under section 4007 of ERISA).

“Establishment Date” means, in relation to an Incremental Facility, the later of:

(a)	the proposed Establishment Date specified in the relevant Incremental Facility Notice; and

(b)	the date on which the Agent executes the relevant Incremental Facility Notice.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate prior to Rate Switch Date),

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 28 (Events of Default).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Existing ABL Agreement” means the credit agreement dated as of 5 November 2018 (as amended from time to time) between, among others, Frank’s International Management B.V., Frank’s International C.V., Frank’s International, LLC and Blackhawk Group Holdings, LLC as borrowers, JPMorgan Chase Bank, N.A. as administrative agent.

“Existing Guarantees” means the letters of credit and guarantees issued on behalf of members of the Group prior to, and which remain outstanding at, the date of this Agreement, as set out in Schedule 15 (Existing Guarantees).

“Existing L/C Lenders” means a Lender in respect of any Rolled Letter of Credit.

“Existing RCF Agreement” means the revolving facility agreement dated 20 December 2018 (as amended and restated from time to time) between, among others, Expro Holdings UK 2 Limited as parent, DNB (UK) Limited as Arranger and DNB Bank ASA, London Branch as agent and security agent.

“Expro Cyprus” means Expro Gulf Limited, a limited liability company incorporated in Cyprus with registration number HE 15042 and registered office address situated at 284 Arch. Makariou III, Fortuna Court Block B, Floor 2 & 3, Limassol, Cyprus.

“Expiry Date” means, for a Letter of Credit, the last day of its Term.

“Facility” means the Revolving Facility or an Incremental Facility.

“Facility A” means the revolving loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

“Facility A Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part 2 or Part 3 of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” means the letter of credit facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

“Facility B Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Part 2 or Part 3 of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Letter of Credit” means:

(a)

a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by the Parent and agreed by the Agent with the prior consent of the Majority Lenders and the Fronting Bank provided that if the amount of the letter of credit is below USD 500,000 (or its equivalent in other currencies), no prior consent of the Majority Lenders shall be required; or

(b)

any commercial bank guarantee, documentary letter of credit, back-to-back guarantee, performance bond, indemnity or other similar instrument issued to collateralise contractual obligations and other liabilities, such as tax, statutory or governmental obligations (but not in support of obligations constituting indebtedness for borrowed money) of the Group in the ordinary course of business, in each case, in a form requested by a Borrower (or the Parent on its behalf) and agreed by the Agent with the prior consent of the Majority Lenders and the Fronting Bank provided that if the amount of that instrument is below USD 500,000 (or its equivalent in other currencies), no prior consent of the Majority Lenders shall be required, in each case, issued pursuant to Facility B.

“Facility Office” means:

(a)

in respect of a Lender or Fronting Bank, the office or offices notified by that Lender or Fronting Bank to the Agent in writing on or before the date it becomes a Lender or the Fronting Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means:

(a)

any letter or letters dated on or about the date of this Agreement between the Arranger and the Obligors’ Agent (or the Agent and the Obligors’ Agent or the Security Agent and the Obligors’ Agent) setting out any of the fees referred to in Clause 17 (Fees);

(b)

any agreement setting out fees payable to a Finance Party referred to in paragraph (i) of Clause 2.3 (Increase), Clause 17.5 (Fees Payable in Respect of Letters of Credit) or under any other Finance Document; and

(c)	any agreement setting out fees payable in respect of an Incremental Facility referred to in Clause 9.4 (Restrictions on Incremental Facility Terms and fees) and Clause 9.8 (Incremental Facility fees).

“Fee Payment Date” means each of 31 March, 30 June, 30 September and 31 December of any calendar year or, if such a day is not a Business Day, the preceding Business Day.

“Finance Document” means this Agreement, any Accession Deed, any Compliance Certificate, any Fee Letter, any Hedging Agreement, any Incremental Facility Notice, any Incremental Facility Lender Certificate, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Utilisation Request, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as a “Finance Document” by the Agent and the Parent provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)	the definition of “Default”;

(b)	the definition of “Material Adverse Effect”;

(c)	paragraph (a) of the definition of “Permitted Transaction”;

(d)	the definition of “Transaction Document”;

(e)	the definition of “Transaction Security Document”;

(f)	paragraph (a)(iv) of Clause 1.2 (Construction);

(g)	Clause 23 (Guarantee and Indemnity); and

(h)	Clause 28 (Events of Default) (other than paragraph (b) of Clause 28.15 (Repudiation and Rescission of Agreements) and Clause 28.21 (Acceleration))

and a Secured Pension Document (as defined in the Intercreditor Agreement) shall be a Finance Document only for the purpose of the definition of “Transaction Security Document”, paragraph (a)(iv) of Clause 1.2 (Construction) and Clause 23 (Guarantee and Indemnity).

“Finance Lease” has the meaning given to that term in Clause 26.1 (Financial Definitions”).

“Finance Party” means the Agent, the Arranger, the Security Agent, a Lender, the Fronting Bank, a Hedge Counterparty or the Pension Trustee (on behalf of the Secured Pension Scheme) provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	the definition of “Secured Parties”;

(b)	paragraph (a)(i) of Clause 1.2 (Construction);

(c)	paragraph (c) of the definition of “Material Adverse Effect”;

(d)	Clause 23 (Guarantee and Indemnity);

(e)	Clause 27.36 (Further Assurance);

(f)	Clause 33 (Conduct of Business by the Finance Parties); and

(g)	Clause 42.2 (Disclosure of Confidential Information),

and the Pension Trustee (on behalf of the Secured Pension Scheme) shall be a Finance Party only for the purposes of the definition of “Secured Parties” and Clause 23 (Guarantee and Indemnity).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances (including any resulting debit balances pursuant to netting arrangements) at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability (but not, in any case, Trade Instruments) of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)

any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the latest Termination Date of the Facilities or are otherwise classified as borrowings under the Accounting Principles;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles;

(k)	any amount of any pension related obligation of the Group under the Secured Pension Scheme that is due and payable; and

(l)	(without double counting) the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (k) above.

“Financial Quarter” has the meaning given to that term in Clause 26.1 (Financial Definitions).

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“Financial Year” has the meaning given to that term in Clause 26.1 (Financial Definitions).

“Fronting Bank” means:

(a)	the Original Fronting Bank;

(b)	any Lender which has become a Party as a “Fronting Bank” pursuant to Clause 6.11 (Appointment of Additional Fronting Banks); and

(c)	any Lender which has become a Party as a “Fronting Bank” pursuant to Clause 9 (Establishment of Incremental Facilities),

(and if there is more than one such Fronting Bank, such Fronting Banks shall be referred to, whether acting individually or together, as the “Fronting Bank”) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Fronting Bank” shall be the Fronting Bank which has issued or agreed to issue that Letter of Credit.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 16.5 (Cost of funds).

“Group” means the Parent and each of its Subsidiaries for the time being.

“Group Structure Chart” means the group structure chart in the agreed form.

“GST Law” has the meaning given to that term in the Australian GST Act.

“Guarantor” means an Original Guarantor, or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 31 (Changes to the Obligors).

“Guarantor Coverage Test” has the meaning given to it in paragraph (c) of Clause 24.27 (Guarantor Coverage Test).

“Hedge Counterparty” means any entity which has become a Party as a “Hedge Counterparty” in accordance with Clause 29.9 (Accession of Hedge Counterparties), which is or has become, a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by a Borrower and a Hedge Counterparty in respect of the exchange rate risks of the Borrowers in relation to the Facilities made available under this Agreement.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Incremental Facility” means any revolving credit facility that may be established and made available under this Agreement as described in Clause 9 (Establishment of Incremental Facilities).

“Incremental Facility Commitment” means:

(a)

in relation to a Lender which is an Incremental Facility Lender, the amount in the Base Currency set opposite its name under the heading “Incremental Facility Commitment” in the relevant Incremental Facility Notice and the amount of any other Incremental Facility Commitment relating to the relevant Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)

in relation to an Incremental Facility and any other Lender, the amount in the Base Currency of any Incremental Facility Commitment relating to that Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Incremental Facility Conditions Precedent” means, in relation to an Incremental Facility:

(a)	any document and other evidence specified as such in the relevant Incremental Facility Notice; and

(b)	any applicable Incremental Facility Supplemental Security.

“Incremental Facility Lender” means, in relation to an Incremental Facility, any entity which is listed as such in the relevant Incremental Facility Notice.

“Incremental Facility Lender Certificate” means a document substantially in the form set out in Schedule 14 (Form of Incremental Facility Lender Certificate).

“Incremental Facility Letter of Credit” means:

(a)

a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by the Parent and agreed by the Agent with the prior consent of the Incremental Facility Majority Lenders and the Fronting Bank under that Incremental Facility provided that if the amount of the letter of credit is below USD 500,000 (or its equivalent in other currencies), no prior consent of the Incremental Facility Majority Lenders shall be required; or

(b)

any commercial bank guarantee, documentary letter of credit, back-to-back guarantee, performance bond, indemnity or other similar instrument issued to collateralise contractual obligations and other liabilities, such as tax, statutory or governmental obligations (but not in support of obligations constituting indebtedness for borrowed money) of the Group in the ordinary course of business, in each case, in a form requested by a Borrower (or the Parent on its behalf) and agreed by the Agent with the prior consent of the Incremental Facility Majority Lenders and the Fronting Bank under that Incremental Facility provided that if the amount of that instrument is below USD 500,000 (or its equivalent in other currencies), no prior consent of the Incremental Facility Majority Lenders shall be required, in each case, issued pursuant to an Incremental Facility.

“Incremental Facility Loan” means, in relation to an Incremental Facility, a loan made or to be made under that Incremental Facility or the principal amount outstanding for the time being of that loan.

“Incremental Facility Majority Lenders” means, in relation to an Incremental Facility, a Lender or Lenders whose Incremental Facility Commitments relating to that Incremental Facility aggregate more than 66 2/3 per cent. of the Total Incremental Facility Commitments relating to that Incremental Facility (or, if those Total Incremental Facility Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of those Total Incremental Facility Commitments immediately prior to that reduction).

“Incremental Facility Notice” means a notice substantially in the form set out in Schedule 13 (Form of Incremental Facility Notice).

“Incremental Facility Supplemental Security” means, in relation to an Incremental Facility, such documents (if any) as are reasonably necessary to provide the Incremental Facility Lenders under that Incremental Facility with the benefit of Security, guarantees, indemnities and other assurance against loss equivalent to the Security, guarantees, indemnities and other assurance against loss provided to the Lenders under each other Facility pursuant to the Finance Documents other than any lack of equivalence directly consequent to:

(a)	being provided later in time; or

(b)

(if the relevant Obligor’s original obligation to grant the relevant Security, guarantee, indemnity or other assurance against loss in respect of the relevant Facility was expressly subject to the Agreed Security Principles), any difference in Borrowers and resulting different application of those Agreed Security Principles.

“Incremental Facility Terms” means, in relation to an Incremental Facility:

(a)	the currency;

(b)	the Total Incremental Facility Commitments;

(c)	the Margin;

(d)	the level of commitment fee payable pursuant to Clause 17.1 (Commitment Fee) in respect of that Incremental Facility;

(e)	the Borrower(s) to which that Incremental Facility is to be made available;

(f)	the purpose(s) for which all amounts borrowed under that Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose);

(g)	the Availability Period;

(h)	any Incremental Facility Conditions Precedent;

(i)	the repayment terms for that Incremental Facility for the purposes of Clause 10.1 (Repayment of Loans); and

(j)	the Termination Date,

each as specified in the Incremental Facility Notice relating to that Incremental Facility.

“Incremental Facility Utilisation” means an Incremental Facility Loan or an Incremental Facility Letter of Credit.

“Indirect Tax Sharing Agreement” means any indirect tax sharing agreement which complies with the requirements for a valid indirect tax sharing agreement in section 444-90 of Schedule 1 to the Taxation Administration Act 1953 (Cth) and complies with GST Law.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation, merger or solvent dissolution);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

institutes for itself or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for the appointment of an examiner (under Cyprus law), its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for the appointment of an examiner (under Cyprus law), its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrative receiver, administrator, examiner (under Cyprus law), provisional liquidator, conservator, receiver, trustee, custodian, provisional liquidator, receiver and manager, controller (in the case of any appointment under Australian law, as such terms are defined in the Corporations Act) or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)

any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Intercreditor Agreement” means the intercreditor agreement dated the same date as this Agreement and made between, among others, the Parent, each Borrower, the Debtors (as defined in the Intercreditor Agreement), DNB Bank ASA, London Branch as Security Agent, DNB Bank ASA, London Branch as senior agent, the Lenders (as Senior Lenders), the Arranger (as Senior Arranger) and the Intra-Group Lenders (as defined in the Intercreditor Agreement).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.4 (Default Interest).

“Interpolated Screen Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“Intra-Group Loan Agreement” means any agreement evidencing the terms of any Intra-Group Lending (as defined in the Intercreditor Agreement).

“Ipso Facto Event” means an Australian Borrower is the subject of:

(a)	an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act; or

(b)	any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

“IRS” means the US Internal Revenue Service.

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“L/C Proportion” means in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the relevant Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial Conditions Precedent) or Clause 31 (Changes to the Obligors).

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty in any Relevant Jurisdiction may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	mandatory provisions (lois de police) of Luxembourg or other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.3 (Increase), or Clause 9 (Establishment of Incremental Facilities) or Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Letter of Credit” means a Facility B Letter of Credit or an Incremental Facility Letter of Credit.

“Letter of Credit Fee” has the meaning given to that term in paragraph (b) of Clause 17.5 (Fees Payable in Respect of Letters of Credit).

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate prior to Rate Switch Date),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means a Facility A Loan or an Incremental Facility Loan.

“Local Facility” means a facility made available to a member of the Group by a bank in the country in which that member of the Group is incorporated or operates.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Civil Code” means the Luxembourg Code civil, as amended from time to time.

“Majority Lenders” means:

(a)

(for the purposes of paragraph (a) of Clause 41.2 (Required Consents) in the context of a waiver in relation to a proposed Utilisation of Facility A or Facility B, as the case may be (other than a Utilisation on the Closing Date) of the condition in Clause 4.2 (Further Conditions Precedent)), a Lender or Lenders whose Facility A Commitments and Facility B Commitments, aggregate more than 66 2/3 per cent. of the Total Facility A Commitments and Total Facility B Commitments; and

(b)

(for the purposes of paragraph (a) of Clause 41.2 (Required Consents) in the context of a waiver in relation to a proposed Utilisation of an Incremental Facility (other than a Utilisation on the Closing Date) of the condition in Clause 4.2 (Further Conditions Precedent)), the Incremental Facility Majority Lenders under that Incremental Facility; and

(c)

(in any other case), a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

“Mandatory Prepayment Account” means an interest-bearing account:

(a)	identified in a letter between the Parent or the Obligors’ Agent and the Agent as a Mandatory Prepayment Account;

(b)	subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent and Security Agent; and

(c)	from which no withdrawals may be made by any members of the Group except as contemplated by this Agreement,

(as the same may be redesignated, substituted or replaced from time to time).

“Margin” means:

(a)	in relation to any Facility A Loan, 3.75 per cent. per annum;

(b)	in relation to any Facility B Letter of Credit, the Letter of Credit Fee;

(c)

in relation to any Incremental Facility Loan or any Incremental Facility Letter of Credit, the percentage rate per annum specified as such in the Incremental Facility Notice relating to the Incremental Facility under which that Incremental Facility Loan is made or is to be made or that Incremental Facility Letter of Credit is issued or to be issued;

(d)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(e)	in relation to any other Unpaid Sum, the highest rate specified above.

“Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Term.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of the Group taken as a whole; or

(b)	the ability of an Obligor to perform its payment obligations under the Finance Documents and/or its obligations under Clause 26.2 (Financial Condition); or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the material rights or remedies of any Finance Party under any of the Finance Documents.

“Material Company” means, at any time:

(a)	an Obligor; or

(b)	a wholly-owned member of the Group that holds shares in an Obligor; or

(c)

a Subsidiary of the Parent which has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) representing five per cent. or more of EBITDA or has Assets representing five per cent. or more of the Assets of the Group, calculated on a consolidated basis.

Compliance with the conditions set out in paragraph (c) above shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest Annual Financial Statements or the latest second quarter Quarterly Financial Statements, as applicable.

A report by the Parent’s Auditors that a Subsidiary is or is not a Material Company shall be prima facie evidence of the determination of a Material Company under paragraph (c) above.

“Material Default” means a Default arising under:

(a)	Clause 28.1 (Non-Payment);

(b)	Clause 28.6 (Insolvency); and/or

(c)	Clause 28.7 (Insolvency Proceedings).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	other than where paragraph (b) below applies:

(i)

(subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and

(b)

in relation to an Interest Period for any Loan (or any other period for the accrual of commission or fees) in a Compounded Rate Currency for which there are rules specified as “Business Day Conventions” in respect of that currency in the applicable Reference Rate Terms, those rules shall apply.

The above rules will only apply to the last Month of any period.

“Multiemployer Plan” means any multiemployer plan as defined in section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) a Borrower, a Subsidiary of a Borrower or an ERISA Affiliate, and each such plan for the five- year period immediately following the latest date on which a Borrower, a Subsidiary of a Borrower or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“New Eagle Security Agreement” means the Cayman Islands law deed of charge entered into on or about the date of this Agreement between New Eagle Holdings Limited (an exempted company incorporated in the Cayman Islands) as chargor and the Security Agent as chargee.

“New Eagle 2 Share Pledge” means the Cayman Islands law deed of charge entered into on or about the date of this Agreement between New Eagle Holdings Limited (an exempted company incorporated in the Cayman Islands) as chargor and the Security Agent as chargee, over shares in New Eagle 2 Limited.

“New Eagle 2 Security Agreement” means the Cayman Islands law deed of charge entered into on or about the date of this Agreement between New Eagle 2 Limited (an exempted company incorporated in the Cayman Islands) as chargor and the Security Agent as chargee.

“New Lender” has the meaning given to that term in Clause 29 (Changes to the Lenders).

“Non-Acceptable L/C Lender” means a Lender under the Revolving Facility which:

(a)

is not an Acceptable Bank within the meaning of paragraph (a) and (b) of the definition of “Acceptable Bank” (other than a Lender which the Fronting Bank has agreed is acceptable to it notwithstanding that fact);

(b)	is a Defaulting Lender; or

(c)

has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 32.11 (Lenders’ Indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraphs (i) and (ii) of the definition of “Defaulting Lender”.

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means Expro Holdings UK 2 Limited, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions Relating to Optional Currencies).

“Original Financial Statements” means:

(a)	in relation to the Parent,

(i)	annual audited consolidated financial statements for the financial year ending 31 December 2020;

(ii)	quarterly unaudited consolidated financial statements for each financial quarter ending after 31 December 2020 and at least 60 days before the Closing Date;

(b)	in relation to Expro Holdings UK 2 Limited:

(i)	annual audited consolidated financial statements for the financial year ending 31 December 2020; and

(ii)	quarterly unaudited consolidated financial statements for each financial quarter ending after 31 December 2020 and at least 60 days before the Closing Date.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be).

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Parent’s Auditors” means Ernst and Young LLP, KPMG LLP, Deloitte, PricewaterhouseCoopers LLP or any other firm appointed by the Parent to act as its statutory auditors, and (to the extent not prohibited by any applicable laws) approved by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the US Pension Benefit Guaranty Corporation.

“Pension Agreement” means the pension agreement relating to the Secured Pension Scheme, dated 11 April 2008, as amended on 19 June 2009 and as supplemented or otherwise modified by the letter agreement dated 29 January 2018 among the the Pension Trustee, Expro Holdings UK 2 Limited, Expro North Sea Limited and Expro Overseas Limited.

“Pensions Guarantee” means each of the guarantees provided pursuant to: (a) the deed of guarantee dated 22 October 2018 by Expro Holdings UK 3 Limited for the Pension Trustee of the Secured Pension Scheme; and (b) the deed of guarantee dated 15 November 2019 by Expro Gulf Limited for the Pension Trustee of the Secured Pension Scheme.

“Pension Trustee” has the meaning given to that term in the Intercreditor Agreement.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Pensions Report” means the actuarial valuation report in respect of the Secured Pension Scheme as at 5 April 2017, prepared by Alan Grant of Jardine Lloyd Thompson and dated July 2018 and addressed to the trustees of the Secured Pension Scheme.

“Perfection Requirements” means the making or the procuring of the necessary registrations, filings, endorsements, notarisations, stamping, notifications or acknowledgements of the Transaction Security Documents as specifically contemplated by the relevant Transaction Security Documents and/or necessary for the validity, enforceability, perfection, priority or enforcement of the Transaction Security created thereunder, in each case subject to the Agreed Security Principles.

“Permitted Acquisition” means:

(a)

an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal or a Permitted Transaction;

(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(c)	an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security as soon as is reasonably practicable; and

(d)

an acquisition by any member of the Group for cash consideration, of (A) all or more than 50 per cent. of the voting shares or any equivalent ownership interests of any target entity or (B) a business or undertaking carried on as a going concern, but only if:

(i)

on the date a legally binding commitment is entered into to make the acquisition (the “Acquisition Commitment Date”), no Default is continuing or would occur (subject to the Permitted Acquisition Clean-Up Period) as a result of such acquisition;

(ii)	on the date of completion of the acquisition, no Material Default is continuing or would occur (subject to the Permitted Acquisition Clean-Up Period) as a result of such acquisition;

(iii)	the target company, business or undertaking is engaged in a business substantially the same as that carried on by the Group or complementary thereto;

(iv)

if the target company will become a Material Company upon completion of the acquisition, subject to the Permitted Acquisition Clean-Up Period and to the Agreed Security Principles, it shall accede as an Additional Guarantor in accordance with Clause 31.4 (Additional Guarantors);

(v)	the target company is incorporated, organised and permanently located in a country which is not a Sanctioned Country;

(vi)	assuming completion of the acquisition, the Group is in compliance with Clause 24.18 (Anti-Corruption Laws) and Clause 24.19 (Sanctions);

(vii)

the target company has no material contingent or off-balance sheet liabilities other than letters of credit or guarantees issued in the ordinary course of its trading and which remain in existence at the date of the acquisition (but not incurred or increased or having their maturity date extended in contemplation of, or since that acquisition);

(viii)	the target company has, after giving effect to such acquisition, no Financial Indebtedness other than as permitted pursuant to paragraph (e) of the definition of “Permitted Financial Indebtedness”;

(ix)

Senior Leverage for the Relevant Period ending on the most recent Quarter Date prior to the Acquisition Commitment Date for which consolidated financial statements of the Parent have been prepared and are available is less than or equal to 2.00:1 on a pro forma basis (calculated as if the consideration for the proposed acquisition had been paid at the start of that Relevant Period, on a simple aggregated basis); and

(x)

if the consideration (including associated costs and expenses) for the acquisition of the target company and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (such consideration, the “Total Consideration”) exceeds USD50,000,000 (or its equivalent in other currencies), the Parent shall deliver to the Agent before (or simultaneously with) completion of the acquisition copies of the executed sale and purchase agreement in connection with such acquisition, together with copies (on a reliance basis, to the extent the providers of those reports customarily extend reliance to lenders and otherwise on a non-reliance basis, for information purposes only) of third party due diligence reports it has commissioned in relation to the acquisition.

Any acquisition where the Total Consideration exceeds USD10,000,000 (or its equivalent in other currencies) will only be permitted under paragraph (d) above if the Parent has delivered to the Agent not later than ten Business Days before completion of the acquisition a certificate signed by the chief financial officer of the Parent to which is attached a copy of the most recent audited (to the extent audited) or otherwise unaudited financial statements of the target company or business.

Such certificate must give calculations showing in reasonable detail that the Parent would have remained in compliance with its obligations under Clause 26 (Financial Covenants) if the covenant tests were recalculated for the Relevant Period ending on the most recent Quarter Date prior to the Acquisition Commitment Date for which consolidated financial statements of the Parent have been prepared and are available, consolidating the financial statements of the target company (consolidated if it has Subsidiaries) or business with the financial statements of the Group for such period on a pro forma basis (calculated as if the consideration for the proposed acquisition had been paid at the start of that Relevant Period on a simple aggregated basis and, for the avoidance of doubt, including the EBITDA of the target company (and its Subsidiaries) or business for the same Relevant Period).

(e)

any acquisition of, or any contribution on account of existing, shares or securities in any joint venture so long as the Total Consideration (as defined in paragraph (d)(x) above) does not exceed USD30,000,000 (or its equivalent in other currencies) in any Financial Year of the Parent; and

(f)	the incorporation of a company which on incorporation becomes a member of the Group; but only if:

(i)	that company is incorporated in a jurisdiction (other than an Excluded Jurisdiction) of a member of the Group, with limited liability; and

(ii)

if the shares in the company are owned by an Obligor, Security over the shares of that company, in form and substance satisfactory to the Agent, is created in favour of the Security Agent within 30 days of its incorporation.

“Permitted Acquisition Clean-Up Period” means, in relation to a Permitted Acquisition permitted pursuant to paragraph (d) of the definition of “Permitted Acquisition”, the period beginning on the closing date for that acquisition and ending on the date falling six Months after that closing date or on such other date agreed by the Majority Lenders.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (b), is on arm’s length terms:

(a)	of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	of any asset by a member of the Group to another member of the Group;

(c)

of assets (other than shares, businesses, Real Property/Intellectual Property) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(d)	of obsolete or redundant vehicles, plant and equipment which is no longer required for the purposes of the relevant person’s business or operations for cash;

(e)

of fixed or long term assets (other than shares or business) or contractual rights (or the disposal of shares in a company whose material assets are limited to such assets and rights) where the proceeds of such disposal are committed to be used and so used within 12 Months of that disposal:

(i)

to purchase replacement fixed or long term assets or contractual rights or other fixed or long term assets or contractual rights acquired for use in the business of the Group carried on in accordance with the Finance Documents;

(ii)	for the purposes of a Permitted Acquisition;

(iii)	for any Capital Expenditure; or

(iv)	in prepayment of the Facilities as set out in Clause 12.2 (Disposal and Insurance Proceeds);

(f)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(g)	constituted by a licence of intellectual property rights permitted by Clause 27.29 (Intellectual Property) where such licence or sub-licence is entered into in the ordinary course of trading;

(h)	arising as a result of any Permitted Security;

(i)	arising as a result of any Permitted Factoring;

(j)

of assets (other than shares) for cash where the higher of the market value and net consideration received does not exceed USD15,000,000 (or its equivalent in other currencies) for each such sale, lease, licence, transfer or other disposal and (when aggregated with the higher of the market value and net consideration received for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs or as a Permitted Transaction) does not exceed USD25,000,000 (or its equivalent in other currencies) in total in any Financial Year of the Parent; and

(k)	any disposal of assets (including any shares in or business, undertakings or divisions of any member of the Group, but excluding a disposal constituting a Change of Control), provided that:

(i)	at the time the relevant member of the Group legally commits to the disposal of such asset, no Default has occurred and is continuing or would occur as a result of such disposal;

(ii)

any such disposal is for fair market value (and if the disposal proceeds are in excess of USD75,000,000 (or its equivalent in other currencies) as determined by a reputable third party independent financial adviser or expressly confirmed (without qualification) by the annual impairment review process conducted by the Parent’s Auditors in connection with the preparation of the Annual Financial Statements) with at least 75 per cent. of the consideration for such disposal consisting of Cash at the time of such disposal; and

(iii)	the Disposal Proceeds of such disposal received by the Group are applied in prepayment of the Facilities, as required pursuant to Clause 12.2 (Disposal and Insurance Proceeds).

“Permitted Factoring” means any non-recourse sales or disposals of receivables (other than the receivables which are subject to Transaction Security) pursuant to factoring or receivables financings on arm’s length terms for cash payable at the time of disposal, provided that there is no recourse of any kind to any member of the Group in connection with any such factoring or receivables financing (including the granting of Security over any other assets of any member of the Group).

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under any Finance Documents and any Subordinated Loan Documents;

(b)	to the extent covered by a Letter of Credit or other letter of credit, bond, guarantee or indemnity issued under the Facilities;

(c)

arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade or pursuant to any Hedging Agreement, but not a foreign exchange transaction for investment or speculative purposes;

(d)	arising under a Permitted Loan or a Permitted Guarantee or as permitted by Clause 27.32 (Treasury Transactions);

(e)	of any person acquired by a member of the Group after the date of this Agreement in accordance with paragraph (d) of the definition of “Permitted Acquisition”, which is:

(i)

incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date (howsoever defined) extended in contemplation of, or since, that acquisition; and

(ii)

outstanding only for a period of six Months following the date of acquisition, provided that this paragraph (e)(ii) shall not apply to (x) any existing letters of credit and/or guarantees issued on behalf the acquired person in its day-to-day business, (y) any existing Finance Leases, and (z) any other debt of that acquired person which when aggregated with the debt of any other person acquired pursuant to paragraph (d) of the definition of “Permitted Acquisition” and outstanding in reliance of this sub-paragraph (e)(ii)(z), does not exceed in aggregate an amount of USD50,000,000 (or its equivalent in other currencies) during the term of the Facilities, and which, in each case, may remain in place;

(f)

incurred or established on an unsecured basis, being structurally subordinated to, or pari passu with, the indebtedness under the Facilities, by a member of the Group to finance a Permitted Acquisition in an amount not exceeding USD20,000,000 (or its equivalent in other currencies) in any Financial Year of the Parent;

(g)

arising pursuant to the Pension Agreement, the Secured Pension Scheme and pensions legislation, in each case in existence at the date of this Agreement (and not increased after the date of this Agreement);

(h)

arising from any unsecured export financing arrangements on normal commercial terms, provided that the aggregate amount outstanding under such arrangements does not exceed USD25,000,000 (or its equivalent in other currencies or currencies) in any Financial Year of the Parent;

(i)	arising under any netting arrangement entered into in the ordinary course of banking arrangements for the purpose of netting debit and credit balances of members of the Group;

(j)	arising under the intercompany accounts clearing agreement dated 31 March 2015 between Exploration and Production Services (Holdings) Limited and certain members of the Group as listed therein;

(k)

arising under the Existing Guarantees, provided that such Existing Guarantees shall not be increased nor have their expiry date extended in contemplation of the entry into, or after the date of, this Agreement and provided further that, within 180 days from the Closing Date, all Existing Guarantees which are indicated to be rolled-over in Schedule 15 (Existing Guarantees), shall be cancelled and Rollover Letters of Credit be issued in accordance with the terms of this Agreement;

(l)	arising under any Permitted Factoring;

(m)

arising under any Finance Lease or vendor finance provided that the aggregate capital value of all such items so leased under outstanding Finance Leases or Financial Indebtedness that constitutes vendor finance, incurred by members of the Group does not exceed USD 50,000,000 (or its equivalent in other currencies) in any Financial Year of the Parent; and

(n)

arising under Local Facilities provided to members of the Group which are not Obligors (whether on secured (other than with assets of any Obligor and/or which are subject to Transaction Security) or unsecured basis) in an aggregate amount of USD25,000,000 (or its equivalent in other currencies) in any Financial Year of the Parent;

(o)

arising under the overdraft facilities agreement dated 21 September 2018 between, among others, Expro Holdings UK 4 Limited, Exploration and Production Services (Holdings) Limited, Expro North Sea Limited and certain other Subsidiaries of the Parent and HSBC Bank plc; and

(p)

not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed USD50,000,000 (or its equivalent in other currencies) in aggregate for the Group in any Financial Year of the Parent.

“Permitted Guarantee” means:

(a)

any guarantee provided in favour of the Secured Pension Scheme pursuant to Clause 23 (Guarantee and Indemnity) up to a maximum aggregate amount (which includes, but shall not be limited to, any accrued interest, late payments, fees, costs and expenses or other similar charges) of GBP33,000,000 (or its equivalent in other currencies), which amount shall be reduced accordingly if payments have been made to the Pension Trustee of the Secured Pension Scheme pursuant to and in accordance with the terms of the Intercreditor Agreement and any other guarantees (including, but not limited, to Pensions Guarantees) provided in respect of the Financial Indebtedness permitted pursuant to paragraph (g) of the definition of “Permitted Financial Indebtedness”;

(b)	the endorsement of negotiable instruments in the ordinary course of trade;

(c)	any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into on normal commercial terms and in the ordinary course of trade;

(d)	any guarantee permitted under Clause 27.22 (Financial Indebtedness);

(e)	any guarantee, indemnity or counter-indemnity arising under any Finance Document;

(f)	any guarantees issued in the ordinary course of its trade by any company acquired by a member of the Group in accordance with paragraph (d) of the definition of “Permitted Acquisition”;

(g)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (d) of the definition of “Permitted Security”; or

(h)

any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations.

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (d) of that definition);

(c)	subject to paragraph (j) below, a loan made to a Joint Venture;

(d)

a loan made by an Obligor (other than the Parent) to another Obligor (other than the Parent) or made by a member of the Group which is not an Obligor to another member of the Group which is an Obligor (other than the Parent);

(e)	any loan made by an Obligor (other than the Parent) to a member of the Group which is not an Obligor;

(f)	any loans made by a member of the Group to another member of the Group (other than any loans between Obligors);

(g)	[reserved];

(h)

any loans made by any Obligor, as registered with central banks or other governmental authorities of countries with currency restrictions, solely for the purpose of creating a conduit for cash repatriation to the relevant Obligor(s);

(i)	any Structural Intra-Group Loan;

(j)

a loan made by a member of the Group to a director, officer or senior employee of any member of the Group if the amount of that loan when aggregated with (i) the amount of all loans to directors, officers or senior employees by members of the Group and (ii) the amount of the loans made pursuant to paragraph (c) above, does not exceed USD30,000,000 (or its equivalent in other currencies) in any Financial Year of the Parent, so long as in the case of paragraphs (d), (e) and (i) above:

(i)

the creditor of any such Financial Indebtedness shall (if it is an Obligor) grant security (or shall procure that such security is granted) over its rights in respect of such Financial Indebtedness in favour of the Secured Parties on terms acceptable to the Agent (acting on the instructions of the Majority Lenders); and

(ii)

to the extent required by the Intercreditor Agreement, the creditor and (if the debtor is a member of the Group) the debtor of any such Financial Indebtedness (to the extent such Financial Indebtedness exceeds (whether on an individual basis or pursuant to a series of related transactions) USD1,000,000 (or its equivalent in any other currency) at any time) are or become party to the Intercreditor Agreement as an Intra-Group Lender and a Debtor (as defined, in each case, in the Intercreditor Agreement) respectively.

“Permitted Payment” means a payment by any Borrower to the Parent under the relevant Structural Intra-Group Loan provided that such payment is made when (a) no Default is continuing or would occur immediately after the making of the payment; and (b) such payment is not in breach of the Intercreditor Agreement.

“Permitted Security” means:

(a)	any Security arising under the Finance Documents;

(b)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(c)

the netting arrangements referred to under paragraph (i) of the definition of “Permitted Financial Indebtedness” provided that the extent of all security under such arrangements is limited to the account balances with the relevant bank which are the subject of such arrangements and any lien arising under the general terms and conditions of banks with whom any member of the Group maintains a banking relationship in the ordinary course of business;

(d)

any payment or close-out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(e)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)

the Security or Quasi-Security is removed or discharged within six Months of the date of acquisition of such asset, except if such Security or Quasi-Security is provided in connection with the Financial Indebtedness as referred to in paragraph (e)(ii) of the definition of “Permitted Financial Indebtedness”;

(f)

any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)

the Security or Quasi-Security is removed or discharged within six Months of that company becoming a member of the Group, except if such Security or Quasi-Security is provided in connection with the Financial Indebtedness as referred to in paragraph (e)(ii) of the definition of “Permitted Financial Indebtedness”;

(g)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(h)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(i)	any Security or Quasi-Security arising as a consequence of any Financial Indebtedness permitted pursuant to paragraph (m) of the definition of “Permitted Financial Indebtedness”;

(j)	any Security or Quasi-Security arising as a consequence of any Financial Indebtedness permitted pursuant to paragraph (g) of the definition of “Permitted Financial Indebtedness”;

(k)	any Security or Quasi-Security arising as a consequence of any Local Facilities permitted pursuant to paragraph (n) of the definition of “Permitted Financial Indebtedness”;

(l)

(i) any cash collateral securing the Existing Guarantees as reflected in Schedule 15 (Existing Guarantees), provided that to the extent any Existing Guarantees indicated to be rolled-over in Schedule 15 (Existing Guarantees) have been cancelled and replaced with Rollover Letters of Credit, the cash collateral in respect of such cancelled Existing Guarantees (if any) shall be concurrently, irrevocably and unconditionally released by the issuing bank of such cancelled Existing Guarantees; and (ii) any cash collateral provided in respect of a Letter of Credit provided pursuant to this Agreement; or

(m)

any liens for Taxes, assessments or other governmental charges or levies up to an aggregate amount of USD5,000,000 (or its equivalent in other currencies) not yet delinquent by more than 30 days or which are being contested in good faith and are not frivolous pursuant to the terms of Clause 27.7 (Taxation); or

(n)

any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) to (m) above) does not exceed USD50,000,000 (or its equivalent in other currencies).

“Permitted Share Issue” means an issue of shares (or a contribution on account of existing shares) by a member of the Group to its immediate Holding Company or a member of the Group or (solely in the case of the Parent) any other person provided that if the existing shares of that member of the Group (including any contribution on account of the existing shares) are the subject of the Transaction Security, the newly-issued shares (including any contribution on account of the existing shares) will also become subject to the Transaction Security on the same terms and to the same extent as the Lenders would have benefited from if the share issue (or contribution on account of existing shares) had not occurred and provided further that such issue of shares (or contribution on account of existing shares) does not cause a Change of Control to occur.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)

the solvent liquidation or reorganisation (including any amalgamation, demerger, merger, consolidation or corporate reconstruction) of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group;

(c)

transactions (other than (i) any sale, lease, license, transfer or other disposal, (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness and (iii) for the avoidance of doubt, any transactions made with, for or in respect of, any Joint Venture) conducted in the ordinary course of trading on arm’s length terms; or

(d)

the solvent liquidation or reorganisation (including any amalgamation, demerger, merger, consolidation or corporate reconstruction) of any member of the Group (other than the Parent or any of its direct Subsidiaries whose shares are the subject of Transaction Security) so long as any payments, shares or assets distributed as a result of such liquidation or reorganisation are distributed to Obligors and if any share or other assets are subject to Transaction Security, substantially equivalent Security must be granted over such shares or assets of the recipient such that they form part of the Transaction Security.

“Plan” means an “employee pension benefit plan” as defined in section 3 of ERISA (other than a Multiemployer Plan), that is maintained or is contributed to by the Borrower, a Subsidiary of the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code, and such plan for the five-year period immediately following the latest date on which a Borrower, a Subsidiary of a Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Pre-Approved New Lender List” means the list of entities agreed in writing on or before the date of this Agreement by or on behalf of the Parent and the Arranger, as amended and/or supplemented from time to time with the consent of the Parent (not to be unreasonably withheld or delayed).

“Primary Term Rate” means:

(a)	LIBOR; or

(b)	in relation to any Loan in euro, EURIBOR.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, any entity that has total assets exceeding USD10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Lender” has the meaning given to that term in Clause 18 (Tax Gross-Up and Indemnities).

“Quarter Date” has the meaning given to that term in Clause 26.1 (Financial Definitions).

“Quasi-Security” has the meaning given to that term in Clause 27.14 (Negative Pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)

(i)	(if the currency is sterling), the first day of that period;

(ii)	(if the currency is euro), two TARGET Days before the first day of that period; or

(iii)	(for any other currency), two Business Days before the first day of that period,

(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

“Quoted Tenor” means, in relation to a Primary Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

“Real Property” means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means:

(a)	the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(i)	in relation to LIBOR as either:

(A)	if:

(1)	the Reference Bank is a contributor to the applicable Screen Rate; and

(2)	it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(B)	in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market; or

(ii)	in relation to EURIBOR:

(A)

(other than where paragraph (B) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(B)

if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means such entities as may be appointed by the Agent in consultation with the Parent.

“Reference Rate Supplement” means, in relation to any currency, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(d)	has been made available to the Company and each Finance Party.

“Reference Rate Term” means, in relation to:

(a)	a currency;

(b)	a Loan or an Unpaid Sum in that currency;

(c)	an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 18 (Reference Rate Terms) or in any Reference Rate Supplement.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Market” means:

(a)	subject to paragraph (b) below:

(i)	in relation to euro, the European interbank market; and

(ii)	in relation to any other currency, the London interbank market; and

(b)	in relation to a Compounded Rate Currency, the market specified as such in the applicable Reference Rate Terms.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Period” has the meaning given to that term in Clause 26.1 (Financial Definitions).

“Relevant Person” means:

(a)	each of the Obligors and each other member of the Group; and

(b)	each of the directors, officers and employees of the persons referred to in paragraph (a) above.

“Renewal Request” means a written notice delivered to the Agent in accordance with Clause 6.7 (Renewal of a Letter of Credit).

“Repeating Representations” means each of the representations set out in Clause 24.2 (Status) to Clause 24.7 (Governing Law and Enforcement), Clause 24.11 (No Default), paragraphs (e), (f) and (g) of Clause 24.13 (Original Financial Statements), Clause 24.19 (Sanctions), Clause 24.21 (Ranking), Clause 24.37 (Margin Stock) and Clause 24.38 (Investment Company Act).

“Reporting Day” means the day (if any) specified as such in the applicable Reference Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Revolving Facility” means Facility A and Facility B.

“Revolving Facility Utilisation” means a Facility A Loan or a Facility B Letter of Credit.

“RFR” means the rate specified as such in the applicable Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.

“Rolled Letters of Credit” means any letter of credit issued in connection with the Existing RCF Agreement prior to, and which remain outstanding at, the date of this Agreement, as set out in Schedule 16 (Rolled Letters of Credit).

“Rollover Letter of Credit” means a Facility B Letter of Credit:

(a)	issued or to be issued on the same day that an Existing Guarantee is cancelled;

(b)	the aggregate amount of which is equal to or less than the amount of the cancelled Existing Guarantee;

(c)	in the same currency as the cancelled Existing Guarantee; and

(d)	made or to be made to the same beneficiary as under, and for the same purpose as, the cancelled Existing Guarantee.

“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Loan is due to be repaid; or

(ii)	a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan or the relevant claim in respect of that Letter of Credit;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a Currency)) or the relevant claim in respect of that Letter of Credit; and

(d)	made or to be made to the same Borrower for the purpose of:

(i)	refinancing that maturing Loan; or

(ii)	satisfying the relevant claim in respect of that Letter of Credit.

“Sanctions Authority” means the Norwegian State, the United Nations (including, without limitation, the United Nations Security Council), the European Union, the Member States of the European Union, the United Kingdom (including, without limitation, Her Majesty’s Treasury of the United Kingdom), the United States of America (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), any other relevant sanctions authority with jurisdiction over any Finance Party, any Obligor or any other member of the Group and any authority acting on behalf of any of them in connection with Sanctions Laws and Regulations.

“Sanctioned Country” means, at any time, a country, a region, or territory which is the target or the subject of comprehensive, country-, region- or territory-wide Sanctions Laws and Regulations (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctions Laws and Regulations” means any applicable (to any Relevant Person and/or Finance Party as the context provides) laws, regulations or orders which impose, administer or enforce, from time to time, any trade, economic or financial sanctions, embargoes or which relates to anti-terrorism.

“Sanctions List” means:

(a)	the lists of designations and/or targets under Sanctions Laws and Regulations maintained by any Sanctions Authority; and/or

(b)	any other designation or target under Sanctions Laws and Regulations listed and/or adopted by a Sanctions Authority,

in all cases, from time to time.

“Sanctions Restricted Person” means, at any time, a person that is:

(a)	listed on any Sanctions List or targeted by Sanctions Laws and Regulations (whether designated by name or by reason of being included in a class of person); or

(b)	operating in, located in, organised in, or incorporated under, the laws of any Sanctioned Country; or

(c)

directly or indirectly owned or controlled by, or acting on behalf, at the direction or for the benefit of, a person referred to in paragraph (a) and/or (to the extent relevant under Sanctions Laws and Regulations) paragraph (b) above, including, without limitation, a person that is deemed by any Sanctions Authority to be a sanctions target based on the ownership of such legal entity by Sanctions Restricted Person(s).

“Selection Notice” means a notice substantially in the form set out in Part 3 (Selection Notice) of Schedule 3 (Requests and Notices) given in accordance with Clause 15 (Interest Periods) in relation to Facility A.

“Screen Rate” means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent.

“Secured Parties” means each Finance Party from time to time party to this Agreement, any Receiver or Delegate, the Pension Trustee (on behalf of the Secured Pension Scheme) and the Hedge Counterparties parties to the Intercreditor Agreement.

“Secured Pension Documents” has the meaning given to that term in the Intercreditor Agreement.

“Secured Pension Scheme” means Expro Pension Plan.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, including, for the avoidance of doubt, any “security interest” as defined in sections 12(1) or 12(2) of the Australian PPSA.

“Separate Loan” has the meaning given to that term in Clause 10.1 (Repayment of Loans).

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Sponsor” means any of Oakhill Advisers, HPS Investment Partners and Angelo, Gordon & Co and together, the “Sponsors”.

“Structural Intra-Group Loan Agreement” means any agreement evidencing the terms of any Structural Intra-Group Loan.

“Structural Intra-Group Loan” means any loan by the Parent to any of the Borrowers.

“Subordinated Loan Documents” means any unsecured subordinated loan agreement between the Parent as borrower and any Sponsor as lender or any unsecured subordinated loan notes of the Parent, issued from time to time.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments immediately prior to that reduction.)

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature in any jurisdiction (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term” means each period determined under this Agreement for which the Fronting Bank is under a liability under a Letter of Credit.

“Termination Date” means:

(a)	in relation to Facility A and Facility B, the date falling 36 Months after the Closing Date; and

(b)	in relation to an Incremental Facility, the date specified as such in the Incremental Facility Notice relating to that Incremental Facility.

“Term Rate Currency” means:

(a)	euro; and

(b)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

“Term Rate Loan” means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become, a “Compounded Rate Loan” for its then current Interest Period pursuant to Clause 16.1 (Unavailability of Screen Rate prior to Rate Switch Date) or Clause 14A (Rate Switch).

“Term Reference Rate” means, in relation to a Term Rate Loan:

(a)	the applicable Primary Term Rate as of the Quotation Time or period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate prior to Rate Switch Date),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

“Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 27.15 (Disposals) or made with the approval of the Majority Lenders (and the Parent has confirmed this is the case).

“Total Commitments” means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Aggregate Total Incremental Facility Commitments, being USD200,000,000 at the date of this Agreement.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being USD130,000,000 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being USD67,500,000 at the date of this Agreement.

“Total Incremental Facility Commitments” means, in relation to an Incremental Facility, the aggregate of the Incremental Facility Commitments relating to that Incremental Facility.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Transaction Documents” means the Finance Documents, the Structural Intra-Group Loan Agreements, the Intra-Group Loan Agreements and the Subordinated Loan Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents referred to as being a Transaction Security Document in paragraph 3(d) of Part 1 of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Agent under paragraph 17 of Part 2 of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unfunded Pension Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under such Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US Bankruptcy Code” means Title 11 of The United States Code (entitled “Bankruptcy”), as amended from time to time and as now or hereafter in effect, or any successor thereto.

“US Obligor” means any Obligor that is incorporated or organised under the laws of the United States of America, any state or territory thereof or the District of Columbia.

“US Tax Obligor” means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.

“Utilisation Request” means a notice substantially in the relevant form set out in Part 1 of Schedule 3 (Requests and Notices).

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Agent”, the “Arranger”, any “Finance Party”, any “Hedge Counterparty”, any “Fronting Bank”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Parent and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)

a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	a “group of Lenders” includes all the Lenders;

(vi)

“guarantee” means (other than for the purposes of the definition of “Letter of Credit” and in Clause 23 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	the “Interest Period” of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit;

(ix)

a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(x)	a Lender’s “participation” in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;

(xi)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership, any governmental or other entity (whether or not having separate legal personality);

(xii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law, being one with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xiii)	a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;

(xiv)	a provision of law is a reference to that provision as amended or re-enacted; and

(xv)	a time of day is a reference to London time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

A Borrower providing “cash cover” or “cash collateral” (as such terms are used interchangeably in this Agreement) for a Letter of Credit means a Borrower paying an amount in the currency of the Letter of Credit to an interest-bearing account in the name of that Borrower and the following conditions being met:

(i)	the account is with the Fronting Bank for which that cash cover is to be provided;

(ii)

subject to paragraph (b) of Clause 7.6 (Regulation and Consequences of Cash Cover Provided by Borrower), until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit; and

(iii)

that Borrower has executed a security document over that account, in form and substance satisfactory to the Finance Party with which that account is held, creating a first ranking security interest over that account.

(f)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(g)	A Borrower “repaying” or “prepaying” a Letter of Credit means:

(i)	that Borrower providing cash cover for that Letter of Credit;

(ii)	the maximum amount payable under the Letter of Credit being reduced or cancelled in accordance with its terms; or

(iii)	the Fronting Bank being satisfied that it has no further liability under that Letter of Credit,

and the amount by which a Letter of Credit is repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.

(h)	An amount borrowed includes any amount utilised by way of Letter of Credit.

(i)	A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

(j)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(k)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(l)	A Borrower’s obligation on Utilisations becoming “due and payable” includes the Borrower repaying any Letter of Credit in accordance with paragraph (g) above.

(m)

Where the Agent is referred to in this Agreement as acting “reasonably” or in a “reasonable” manner or coming to an opinion or determination that is “reasonable” (or any similar or analogous wording is used), unless it is not required to do so, this shall mean that the Agent shall, where it has in fact sought such instructions, be acting or coming to an opinion or determination on the instructions of the Majority Lenders (or any relevant group of Lenders) acting or coming to an opinion or determination on the instructions of the Majority Lenders (or any relevant group of Lenders) acting reasonably and that the Agent shall be under no obligation to determine the reasonableness of such instructions from the Majority Lenders (or any relevant group of Lenders) or whether in giving such instructions the Majority Lenders are acting in a reasonable manner.

(n)

No Default or Event of Default or breach of any representation, warranty, undertaking or other terms of a Finance Document will arise in respect of any monetary threshold being exceeded merely as the result of a subsequent change in the USD equivalent of an amount that has been converted into USD for the purpose of calculating such monetary threshold which is due to fluctuations in the exchange rate since the date on which such amount was first converted into USD (and such USD equivalent shall be calculated at the date the relevant member of the Group is making a commitment, incurring or making the relevant disposal, acquisition, investment, lease, loan, debt or guarantee or taking any other relevant action).

(o)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Parent.

(p)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(q)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(iii)	Schedule 18 (Reference Rate Terms); or

(iv)	any earlier Reference Rate Supplement,

provided that a Reference Rate Supplement may not effect any reduction in the Margin.

(r)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(v)	Schedule 19 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 20 (Cumulative Compounded RFR Rate), as the case may be; or

(vi)	any earlier Compounding Methodology Supplement.

(s)

Any reference in this Agreement or any other Finance Document to a merger, transfer, conveyance, disposal, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, corporation or partnership, or an allocation of assets to a series of limited liability companies, partnerships or corporations (or the unwinding of such a division or allocation), as if it were a merger, transfer, disposal, conveyance, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate person. Any division of a limited liability company, corporation or partnership shall be deemed to constitute the formation of a separate person, and any such division shall constitute a separate person hereunder and under the other Finance Documents (and each division of any limited liability company that is a Subsidiary, Joint Venture or any other like term shall also constitute such a person or entity).

1.3	Currency Symbols and Definitions

“$”, “USD” and “dollars” denote the lawful currency of the United States of America.

“£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom.

“€”, “EUR” and “euro” denote the single currency of the Participating Member States.

1.4	Third Party Rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	The Pension Trustee may, subject to this Clause 1.4 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.5	Calculation of Commitments

For the purposes of ascertaining whether any relevant percentage of Commitments or Utilisations has been obtained under or established for the purposes of this Agreement, including, without limitation, for the purposes of establishing whether any Lender or relevant group of Lenders has given its consent or approval to any matter, or in order to determine any Lender’s share of Commitments or Utilisations, the Agent will notionally convert any Commitment or Utilisation not denominated in the Base Currency into the Base Currency at the Agent’s spot rate of exchange.

1.6	Guernsey Terms

(a)	In this Agreement and each other Finance Document, a reference to:

(i)

“any analogous procedure or step” includes, without limitation, the commencement of proceedings to declare the assets or affairs of an Obligor to be en etat de désastre and/or the commencement of proceedings for the making of a preliminary vesting order in respect of any immovable property of an Obligor in saisie proceedings; and

(ii)	“Security” or “security interest” includes, without limitation, any hypothecation howsoever arising and any security interest created pursuant to the Security Interests (Guernsey) Law, 1993.

(b)

Notwithstanding the provisions of Clause 23.5 (Guarantor Intent) and Clause 23.6 (Immediate Recourse), each Guarantor hereby irrevocably waives and abandons any right it has or may at any time have under the existing or future laws of Guernsey pursuant to the principle of “droit de discussion” or otherwise to require that recourse be had to the assets of any other person before any action is taken hereunder against it and further irrevocably waives and abandons any right it has or may have at any time under the existing or future laws of Guernsey pursuant to the principle of “droit de division” or otherwise to require that any person be made a party to any proceedings or that its liability be divided or apportioned with any person or reduced in any manner whatsoever.

1.7	Dutch Terms

In this Agreement, where it relates to an Obligor incorporated in the Netherlands or the context so requires, a reference to:

(a)	“the Netherlands” means the European part of the Kingdom of the Netherlands and Dutch means in or of the Netherlands;

(b)

“works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over that person;

(c)

a “necessary action to authorise” includes any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden), followed by a neutral or positive advice (advies) from the works council of that person which, if conditionally contains, conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach of any term of any Transaction Document;

(d)	“financial assistance” includes any act contemplated by Section 2:98c of the Dutch Civil Code;

(e)

“constitutional documents” means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce;

(f)

a “security interest” or “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(g)	a “winding-up”, “administration” or “dissolution” includes declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(h)	a “moratorium” includes (voorlopige) surseance van betaling and a “moratorium is declared” includes (voorlopige) surseance verleend;

(i)

any “procedure or step” taken in connection with insolvency proceedings includes that person having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(j)

a “liquidator”, “receiver”, “administrative receiver”, “administrator”, “compulsory manager” or “other similar officer” includes a curator, a beoogd curator, a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observatory;

(k)

a “reorganisation” in the context of insolvency or insolvency proceedings includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet);

(l)	a “composition” includes an akkoord within the meaning the Dutch Bankruptcy Act (Faillissementswet); and

(m)	an “attachment” includes a beslag.

1.8	Hungarian Terms

In this Agreement, where it relates to Frank’s International Hungary Kft.or any Obligor or any of its assets located in Hungary, and unless the contrary intention appears, a reference to:

(a)

a “winding-up”, “administration”, “liquidation”, “bankruptcy” or “dissolution” includes the filing of a petition for a bankruptcy (“csődeljárás“), liquidation, (“felszámolási eljárás“), involuntary de-registration procedure (“kényszertörlési eljárás“) or solvent liquidation (“végelszámolási eljárás“);

(b)

the term “administrator”, “liquidator”, “provisional liquidator” “receiver”, “administrative receiver”, “compulsory manager”, “bankruptcy trustee” or “supervisor” includes any and each of these: “felszámoló”, “vagyonfelügyelő”, “ideiglenes vagyonfelügyelő”, “végelszámoló” or other similar officer;

(c)	being “insolvent” includes being “fizetésképtelen” or being in imminent insolvency “fizetésképtelenséggel fenyegető helyzet”;

(d)	a “moratorium” includes “moratórium”, “ideiglenes fizetési haladék” or “fizetési haladék”;

(e)	“creditors’ process” means a court enforcement procedure (bírósági végrehajtás) or an out-of-court enforcement procedure (bíróságon kívüli végrehajtás);

(f)	“expropriation”, “attachment”, “sequestration”, “distress”, “execution” or any analogous process all forms of “bírósági végrehajtás” (including “foglalás”, “zár alá vétel”) or “kisajátítás”;

(g)

a “lien”, “security” or “security interest” includes “zálog”, “kézi zálog”, “jelzálog”, “óvadék”, “kezesség”, “garancia”, “biztositéki biztosítéki célú engedményezés”, “biztosítéki célú vételi jog” and any other type of security in rem or agreement having a similar effect and any transfer of title by way of security;

(h)	“constitutional documents” include its up-to-date (restated) articles of association (társasági szerződés), deed of foundation (alapító okirat) or members list (tagjegyzék), if available;

(i)	“corporate reconstruction” includes “társaság működési formájának megváltoztatása”, “egyesülés”, “átalakulás” and “szétválás”; and

(j)

the term “share” or “share capital” includes quotas or business quotas (üzletrész) of a Hungarian limited liability company (Kft., or korlátolt felelősségű társaság) and other equivalent ownership interests and “shareholder” shall be construed accordingly.

1.9	Luxembourg Terms

Unless a contrary intention appears, any reference in this Agreement to:

(a)

a “winding-up”, “administration”, “reorganisation”, “insolvency” or “dissolution” includes bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), moratorium or suspension of payments (sursis de paiement); controlled management (gestion contrôlée) and general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(b)

a “receiver”, “administrative receiver”, “administrator”, “trustee”, “custodian” or similar “officer” includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc administrateur provisoire, liquidateur or curateur;

(c)

a “lien” or “security interest” includes any hypothéque, nantissement, gage, privilège, sûreté réelle, droit de rétention, promesse and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title (transfert à titre de garantie) by way of security;

(d)

a “guarantee” includes any guarantee which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of articles 2011 and seq. of the Luxembourg Civil Code;

(e)	a person being “unable to pay its debts” includes that person being in a state of cessation of payments (cessation de paiements) or which has lost its creditworthiness (ébranlement de crédit);

(f)	“constitutional documents” includes its up-to-date (restated) articles of association (statuts coordonnés);

(g)	a “director” and/or a “manager” includes a gérant or an administrateur; and

(h)	an “attachment” includes a saisie.

1.10	Australian Banking Code of Practice

The parties agree that the Australian Banking Code of Practice (published by the Australian Bankers’ Association, as amended, revised or amended and restated from time to time) does not apply to the Finance Documents, nor the transactions under them.

Section 2

The Facilities

2.	The Facilities

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available:

(i)	a multicurrency revolving loan facility in an aggregate amount the Base Currency Amount of which is equal to the Total Facility A Commitments; and

(ii)	a multicurrency letter of credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Facility B Commitments.

(b)	Facility A and Facility B will be available to all the Borrowers.

2.2	Incremental Facilities

One or more Incremental Facilities may be established and made available pursuant to Clause 9 (Establishment of Incremental Facilities).

2.3	Increase

(a)	The Parent may by giving prior notice to the Agent by no later than the date falling five Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 11.7 (Right of Cancellation in Relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 11.1 (Illegality); or

(B)	paragraph (a) of Clause 11.5 (Right of Cancellation and Repayment in Relation to a Single Lender or Issuing Bank),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iii)

the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(iv)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(v)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)

any increase in the Commitments relating to a Facility shall, subject to the conditions set out in paragraphs (g) and (h) below, take effect on the date specified by the Parent in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)

The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)

The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)	An increase in the Commitments relating to a Facility will only be effective if the Increase Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement.

(e)	The consent of the Fronting Bank is required for an increase in the Total Facility B Commitments.

(f)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(g)

The Parent shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.3.

(h)

The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 29.4 (Assignment or Transfer Fee) if the increase was a transfer pursuant to Clause 29.6 (Procedure for Transfer) and if the Increase Lender was a New Lender.

(i)	The Obligors’ Agent may pay, or cause to be paid, to the Increase Lender a fee in the amount and at the times agreed between the Obligors’ Agent and the Increase Lender in a Fee Letter.

(j)

Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(k)	Clause 29.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4	Finance Parties’ Rights and Obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.5	Obligors’ Agent

(a)

Each Obligor (other than the Obligors’ Agent) by its execution of this Agreement or an Accession Deed irrevocably appoints, to the extent legally permissible, Expro Holdings UK 2 Limited (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

Expro Holdings UK 2 Limited on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests and Selection Notices), to agree to any Incremental Facility Terms and to deliver any Incremental Facility Notice, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to Expro Holdings UK 2 Limited,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

2.6	Lender Affiliates and Facility Office

(a)

In respect of a Utilisation to a particular Borrower (a “Designated Utilisation”) a Lender (a “Designating Lender”) may at any time and from time to time designate (by written notice to the Agent and the Parent):

(i)	a substitute Facility Office from which it will make Designated Utilisations (a “Substitute Facility Office”); or

(ii)	nominate an Affiliate to act as the Lender of Designated Utilisations (a “Substitute Affiliate Lender”).

(b)

A notice to nominate a Substitute Affiliate Lender must be in the form set out in Schedule 17 (Form of Substitute Affiliate Lender Designation Notice) and be countersigned by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement and the Intercreditor Agreement in respect of the Designated Utilisations in respect of which it acts as Lender.

(c)

The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Obligors, the Agent, the Security Agent and the other Finance Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Utilisations to the Facility Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents.

(d)

Save as mentioned in paragraph (c) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Utilisations in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement.

(e)

A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Agent and the Parent provided that such notice may only take effect when there are no Designated Utilisations outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender.

(f)	If a Designating Lender designates a Substitute Facility Office or Substitute Affiliate Lender in accordance with this Clause:

(i)	any Substitute Affiliate Lender shall be treated for the purposes of paragraph (d)(i) of Clause 18.2 (Tax Gross-up) as having become a Lender on the date of this Agreement; and

(ii)	the provisions of paragraph (d) of Clause 29.3 (Other Conditions of Assignment or Transfer) shall not apply to or in respect of any Substitute Facility Office or Substitute Affiliate Lender.

(g)	If:

(i)	a Designating Lender designates a Substitute Facility Office or Substitute Affiliate Lender in accordance with this Clause; and

(ii)

as a result of circumstances existing at the date the designation occurs, an Obligor would be obliged to make a payment to the Substitute Affiliate Lender or Lender acting through a Substitute Facility Office under Clause 18.2 (Tax Gross-Up and Indemnities) or Clause 19 (Increased Costs),

then, the Substitute Affiliate Lender or Designating Lender acting through a Substitute Facility Office is only entitled to receive payment under those Clauses to the same extent as the Designating Lender would have been if the designation had not occurred.

3.	Purpose

3.1	Purpose

(a)

Each Borrower shall apply all amounts borrowed by it under Facility A towards the general corporate and working capital purposes of the Group, rolling-over (or refinancing or back-stopping) existing ancillary facilities (other than the ancillary facilities made by way of letter of credit and/or guarantee facilities), as well as the funding of acquisitions and capital expenditures of the Group, in accordance with the terms of this Agreement. For the avoidance of doubt, no Facility A Loan shall be made available to fund any dividends.

(b)

Each Borrower shall apply all amounts borrowed by it under Facility B towards the general corporate and working capital purposes of the Group, as well as rolling-over (or refinancing or back-stopping) existing ancillary facilities (which are made by way of letter of credit and/or guarantee facilities) or Existing Guarantees, in accordance with the terms of this Agreement. For the avoidance of doubt, no Facility B Letter of Credit shall be made available to fund any dividends.

(c)

Each Borrower shall apply all amounts borrowed by it under an Incremental Facility for the purpose(s) specified in the Incremental Facility Notice relating to that Incremental Facility which shall be the same as the purpose of Facility A or Facility B, as applicable.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial Conditions Precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(c)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Incremental Facility Loan if on or before the Utilisation Date for that Loan, the Agent has received all of the Incremental Facility Conditions Precedent relating to the relevant Incremental Facility (if any) in form and substance satisfactory to the Agent. The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

(d)

Other than to the extent that the Incremental Facility Majority Lenders under the relevant Incremental Facility notify the Agent in writing to the contrary before the Agent gives a notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further Conditions Precedent

Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation), if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)

in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan, and in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(b)

in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true and correct.

4.3	Conditions Relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Revolving Facility Utilisation if:

(i)

it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)	it is GBP, EUR or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)	A currency will constitute an Optional Currency in relation to an Incremental Facility if it is specified in the Incremental Facility Notice relating to that Incremental Facility.

(c)	If the Agent has received a written request from the Parent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Parent by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum Number of Utilisations

(a)	A Borrower (or the Parent) may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	more than 20 (twenty) Facility A Loans (other than Incremental Facility Loans) would be outstanding; or

(ii)	more than 10 (ten) Incremental Facility Loans would be outstanding.

(b)	A Borrower (or the Parent) may not request that a Facility A Loan or an Incremental Facility Loan be divided.

(c)	Any Loan made by a single Lender under Clause 8.2 (Unavailability of a Currency) shall not be taken into account in this Clause 4.4.

Section 3

Utilisation

5.	Utilisation - Loans

5.1	Delivery of a Utilisation Request

A Borrower (or the Parent on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and Amount); and

(iv)	the proposed Interest Period complies with Clause 15 (Interest Periods).

(b)	Only one Utilisation may be requested in each Utilisation Request.

5.3	Currency and Amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to Facility A, the Base Currency or an Optional Currency;

(ii)	in relation to Facility B, the Base Currency or an Optional Currency; and

(iii)	in relation to an Incremental Facility, the Base Currency or an Optional Currency.

(b)	The amount of the proposed Utilisation must be:

(i)	for Facility A:

(A)	if the currency selected is the Base Currency, a minimum of USD1,000,000 or, if less, the Available Facility; or

(B)	if the currency selected is GBP or EUR, a minimum of GBP1,000,000 or EUR1,000,000, respectively, or, if less, the Available Facility;

(C)

if the currency selected is any other Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (c)(ii) of Clause 4.3 (Conditions Relating to Optional Currencies) or, if less, the Available Facility; or

(ii)	for any Incremental Facility, the minimum amounts and (if applicable) integral multiples set out in the related Incremental Facility Notice.

5.4	Lenders’ Participation

(a)

If the conditions set out in this Agreement have been met, and subject to Clause 10.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)

Other than as set out in paragraph (c) below, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 35.1 (Payments to the Agent) by the Specified Time.

5.5	Limitations on Utilisations

(a)	The maximum aggregate Base Currency Amount of all Facility B Letters of Credit shall not exceed USD70,000,000.

(b)	No Incremental Facility shall be utilised before each of Facility A and Facility B has been utilised.

5.6	Cancellation of Commitment

(a)	Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

(b)	Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

(c)

The Incremental Facility Commitments relating to an Incremental Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Incremental Facility.

6.	Utilisation - Letters of Credit

6.1	Facility B and Incremental Facilities

(a)	Facility B may be utilised by way of Facility B Letters of Credit and an Incremental Facility may be utilised by way of Incremental Facility Letters of Credit.

(b)	Other than Clause 5.5 (Limitations on Utilisations), Clause 5 (Utilisation - Loans) does not apply to utilisations by way of Facility B Letters of Credit or Incremental Facility Letters of Credit.

(c)

In determining the amount of the Available Facility and a Lender’s L/C Proportion of a proposed Letter of Credit (under Facility B or an Incremental Facility) for the purposes of this Agreement the Available Commitment of a Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit

A Borrower (or the Parent on its behalf) may request a Letter of Credit to be issued for itself (including for and on behalf of a Subsidiary) by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. For the avoidance of doubt, the obligations of the Borrower (or the Parent) under this Agreement shall not be affected in any way whatsoever when a Letter of Credit is issued for and on behalf of a Subsidiary and that Subsidiary shall have no rights, remedies nor obligations under this Agreement. This Agreement does not purport to regulate the relations between any Borrower or the Parent and their Subsidiaries for and on behalf of which a Letter of Credit is issued pursuant to this Agreement.

6.3	Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies that it is for a Letter of Credit;

(b)

it identifies the Borrower of the Letter of Credit and if the Letter of Credit is issued for that Borrower for and on behalf of a Subsidiary, that Borrower shall (a) identify the relevant Subsidiary; (b) supply such documentation and other evidence in respect of the underlying transaction of that Letter of Credit, as is reasonably requested by the Fronting Bank in order for the Fronting Bank to carry out and be satisfied it has complied with all necessary anti-money laundering and financial crime prevention checks under all applicable laws and regulations; and (c) if such Subsidiary is not a wholly-owned member of the Group (A) supply the identity of all minority shareholders if their interests in that Subsidiary represent (in aggregate) less than 10% of its issued capital stock; and (B) supply such documentation and other evidence in respect of the minority shareholders if their interests in that Subsidiary represent (in aggregate) 10% or more of its issued capital stock, as such documentation or other evidence is reasonably requested by the Fronting Bank in order for the Fronting Bank to carry out and be satisfied it has complied with all necessary “know your customer” or similar identification checks under all applicable laws and regulations;

(c)	it specifies the Fronting Bank which has agreed to issue the Letter of Credit;

(d)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to Facility B or the Incremental Facility, as applicable;

(e)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency of Letters of Credit);

(f)	the form of Letter of Credit is attached;

(g)

(A) in relation to a Facility B Letter of Credit, the Expiry Date of the Facility B Letter of Credit is specified and which may fall on any date requested by a Borrower and which may be a date after the Termination Date applicable to Facility B, provided that the requirements set out in Clause 6.5 (Term of Facility B Letters of Credit) will be met on the Termination Date of Facility B; and (B) in relation to any Incremental Facility Letter of Credit, the Expiry Date of the Incremental Facility Letter of Credit shall be set out in accordance with the terms of the Incremental Facility Notice;

(h)	the delivery instructions for the Letter of Credit are specified;

(i)	it specifies the identity of the beneficiary of the Letter of Credit which is not subject to any applicable Sanctions Laws and Regulations nor is a Sanctions Restricted Person; and

(j)

in respect of a Letter of Credit which is a Rollover Letter of Credit, it attaches: (A) a copy of the notice of cancellation delivered to the issuing bank of the Existing Guarantee and (B) a copy of the Existing Guarantee, being cancelled pursuant to the notice referred to in paragraph (j)(A) above.

6.4	Currency of Letters of Credit

The currency specified in a Utilisation Request in respect of Facility B or an Incremental Facility must be the Base Currency or an Optional Currency.

6.5	Term of Letters of Credit

(a)

The Fronting Bank will be released from its obligations under a Letter of Credit on the date (if any) notified by the beneficiary of that Letter of Credit to the Fronting Bank as the date upon which the obligations of the Fronting Bank under such Letter of Credit are released.

(b)

Unless previously released under paragraph (a) above, on the Expiry Date the obligations of the Fronting Bank under the relevant Letter of Credit will cease with no further liability on the part of the Fronting Bank except for any demand for payment (in a form agreed between the Fronting Bank and the Parent) and validly presented under that Letter of Credit that remains unpaid.

(c)

Notwithstanding anything to the contrary in this Agreement, at any time prior to the Termination Date in respect of Facility B or the relevant Incremental Facility, a Borrower may request that a Facility B Letter of Credit or an Incremental Facility Letter of Credit be issued with an Expiry Date that falls after the Termination Date in respect of Facility B or the relevant Incremental Facility.

(d)

The Fronting Bank shall issue such Letter of Credit, provided that, on (and with effect from) the Termination Date in respect of Facility B or the relevant Incremental Facility, the Borrower provides cash collateral or a counter-indemnity to the Fronting Bank (in each case, in the manner set out in paragraphs (e) and (f) below, as applicable). The maximum Term of such cash collateralised or counter-indemnified (as applicable) Letter of Credit shall not exceed 66 months from the date of issuance of such Letter of Credit. For the avoidance of doubt, no Letter of Credit shall be required to be cash collateralised or counter-indemnified (as applicable) prior to the Termination Date in respect of Facility B or the relevant Incremental Facility (as applicable).

(e)

Cash collateral shall be provided by the relevant Borrower in favour of the Fronting Bank on the Termination Date in respect of Facility B or the relevant Incremental Facility, in an amount equal to 105 per cent. of the maximum amount payable under the relevant Letter of Credit, or if one or more drawings have been made under the relevant Letter of Credit, 105 per cent. of the highest of the face value of, and the maximum amount capable of being drawn under, that Letter of Credit at that time following such drawing(s) of that Letter of Credit at that time. If cash collateral is provided in accordance with the terms of this Agreement, the relevant Letter of Credit will be deemed to have been repaid on the Termination Date.

(f)

Counter-indemnity shall be provided by an Acceptable Bank in favour of the Fronting Bank on the Termination Date in respect of Facility B or the relevant Incremental Facility, in an amount equal to 105 per cent. of the maximum amount payable under the relevant Letter of Credit, or if one or more drawings have been made under the relevant Letter of Credit, 105 per cent. of the highest of the face value of, and the maximum amount capable of being drawn under, that Letter of Credit at that time following such drawing(s) of that Letter of Credit at that time. If counter-indemnity is provided in accordance with the terms of this Agreement, the relevant Letter of Credit will be deemed to have been repaid on the Termination Date.

(g)

If the Borrower fails to provide the cash collateral or the counter-indemnity on the Termination Date in respect of Facility B or the relevant Incremental Facility in accordance with the terms of this Agreement, the indemnification obligations of each Borrower and each Lender to the Fronting Bank shall remain in effect in respect of the relevant Letters of Credit and, for the avoidance of doubt, the Majority Lenders will retain all rights and remedies available to them under Clause 28 (Events of Default) in respect of such failure to comply.

6.6	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Fronting Bank shall issue the Letter of Credit on the Utilisation Date.

(b)

Subject to Clause 4.1 (Initial Conditions Precedent), the Fronting Bank will only be obliged to comply with paragraph (a) above, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)

in the case of a Letter of Credit to be renewed in accordance with Clause 6.7 (Renewal of a Letter of Credit) no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(ii)

in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true and correct.

(c)	The amount of each Lender’s participation in each Letter of Credit will be equal to its L/C Proportion.

(d)

The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Fronting Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

(e)

The Fronting Bank has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met. The Fronting Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. The Fronting Bank will have no liability to any person for issuing a Letter of Credit based on such assumption.

(f)	The Fronting Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.

(g)

Subject to paragraph (i) of Clause 32.7 (Rights and Discretions), each of the Fronting Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.

(h)	The Fronting Bank may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to do so.

6.7	Renewal of a Letter of Credit

(a)

A Borrower (or the Parent on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)

The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the condition set out in paragraph (f) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	Subject to paragraph (e) below, if the conditions set out in this Agreement have been met, the Fronting Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

(e)	Where a new Letter of Credit is to be issued to replace by way of renewal an existing Letter of Credit, the Fronting Bank is not required to issue that new Letter of Credit until:

(i)

the Letter of Credit being replaced has been returned to the Fronting Bank or the Fronting Bank is satisfied either that it will be returned to it or otherwise that no liability can arise under it; and

(ii)

the Borrower (or the Parent on its behalf) has paid to the Fronting Bank an amendment fee as set out in and in accordance with paragraph (e) of Clause 17.5 (Fees Payable in respect of Facility B Letters of Credit) or, as applicable, in accordance with the terms of the relevant Incremental Facility Notice.

6.8	Reduction of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit, any Lender under Facility B or an Incremental Facility is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Fronting Bank in accordance with Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover); and

(ii)

the Borrower of that proposed Letter of Credit has not exercised its right to provide cash cover to the Fronting Bank in accordance with paragraph (g) of Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover),

the Fronting Bank may reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non-Acceptable L/C Lender in respect of that Letter of Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Fronting Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

(b)	The Fronting Bank shall notify the Agent and the Parent of each reduction made pursuant to this Clause 6.8.

(c)	This Clause 6.8 shall not affect the participation of each other Lender in that Letter of Credit.

6.9	Revaluation of Letters of Credit

(a)

If any Letters of Credit are denominated in an Optional Currency, the Agent shall at six monthly intervals after the date of the Letter of Credit recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)

The Parent shall, if requested by the Agent within three days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Utilisations under Facility B or an Incremental Facility, as applicable, are prepaid to prevent the Base Currency Amount of the Utilisations under Facility B or an Incremental Facility, as applicable, exceeding the Total Facility B Commitments or Total Incremental Facility Commitments, as applicable, following any adjustment to a Base Currency Amount under paragraph (a) above.

6.10	Reduction or Expiry of Letter of Credit

If the amount of any Letter of Credit is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the Fronting Bank and the relevant Borrower that requested (or on behalf of which the Parent requested) the issue of that Letter of Credit shall promptly notify the Agent of the details upon becoming aware of them.

6.11	Appointment of Additional Fronting Banks

Any Lender which has agreed to the Parent’s request to be a Fronting Bank for the purposes of this Agreement shall become a Party as a “Fronting Bank” upon satisfying the Agent and the Parent that it has so agreed to be a Fronting Bank.

7.	Letters of Credit

7.1	Immediately Payable

If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested (or on behalf of which the Parent requested) the issue of that Letter of Credit shall repay or prepay that amount immediately.

7.2	Claims under a Letter of Credit

(a)

Each Borrower irrevocably and unconditionally authorises the Fronting Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Parent on its behalf) and which appears on its face to be in order (in this Clause 7, a “claim”).

(b)	Each Borrower shall immediately on demand pay to the Agent for the Fronting Bank an amount equal to the amount of any claim.

(c)	Each Borrower acknowledges that the Fronting Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of a Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3	Indemnities

(a)

Each Borrower shall immediately on demand indemnify the Fronting Bank against any cost, loss or liability incurred by the Fronting Bank (otherwise than by reason of the Fronting Bank’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment) in acting as the Fronting Bank under any Letter of Credit requested by (or on behalf of) that Borrower (including, without limitation, as a result of the relevant Borrower’s failure to provide cash collateral or a counter-indemnity, as required pursuant to paragraph (d) of Clause 6.5 (Term of Facility B Letters of Credit)).

(b)

Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Fronting Bank against any cost, loss or liability incurred by the Fronting Bank (otherwise than by reason of the Fronting Bank’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment) in acting as the Fronting Bank under any Letter of Credit (unless the Fronting Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)

The Borrower which requested (or on behalf of which the Parent requested) a Letter of Credit shall immediately on demand reimburse any Lender for any payment it makes to the Fronting Bank under this Clause 7.3 in respect of that Letter of Credit.

(d)

The obligations of each Lender or Borrower under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(e)

If a Borrower has provided cash cover in respect of a Lender’s participation in a Letter of Credit, the Fronting Bank shall seek reimbursement from that cash cover before making a demand of that Lender under paragraph (b) above. Any recovery made by the Fronting Bank pursuant to that cash cover will reduce that Lender’s liability under paragraph (b) above.

(f)

The obligations of any Lender or Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or Security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.4	Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover

(a)

If, at any time, a Lender under Facility B or an Incremental Facility is a Non-Acceptable L/C Lender, the Fronting Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling three Business Days after the request by the Fronting Bank, an amount equal to that Lender’s L/C Proportion of:

(i)	the outstanding amount of a Letter of Credit; or

(ii)	in the case of a proposed Letter of Credit, the amount of that proposed Letter of Credit,

and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Fronting Bank.

(b)

The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Fronting Bank, as collateral for any amounts due and payable under this Agreement by that Lender to the Fronting Bank in respect of that Letter of Credit.

(c)

Subject to paragraph (f) below, withdrawals from such an account may only be made to pay the Fronting Bank amounts due and payable to it under this Agreement by the Non-Acceptable L/C Lender in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit.

(d)	Each Lender under Facility B or an Incremental Facility shall notify the Agent and the Parent:

(i)

on the date of this Agreement or on any later date on which it becomes such a Lender in accordance with Clause 2.3 (Increase), Clause 9 (Establishment of Incremental Facilities) or Clause 29 (Changes to the Lenders) whether it is a Non-Acceptable L/C Lender; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender,

and an indication in Schedule 1 (The Original Parties), in a Transfer Certificate, in an Assignment Agreement, an Incremental Facility Lender Certificate or in an Increase Confirmation to that effect will constitute a notice under paragraph (i) above to the Agent and, upon delivery in accordance with Clause 29.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent) or Clause 9.5 (Conditions to Establishment) as applicable, to the Parent.

(e)

Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Fronting Bank of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Fronting Bank of that Lender’s status as specified in that notice.

(f)

Notwithstanding paragraph (c) above, a Lender which has provided cash collateral in accordance with this Clause 7.4 may, by notice to the Fronting Bank, request that an amount equal to the amount provided by it as collateral in respect of the relevant Letter of Credit (together with any accrued interest) be returned to it:

(i)

to the extent that such cash collateral has not been applied in satisfaction of any amount due and payable under this Agreement by that Lender to the Fronting Bank in respect of the relevant Letter of Credit;

(ii)	if:

(A)	it ceases to be a Non-Acceptable L/C Lender;

(B)	its obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake that Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by that Lender in respect of a Letter of Credit,

and the Fronting Bank shall pay that amount to the Lender within three Business Days of that Lender’s request (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

(g)

To the extent that a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Fronting Bank that it will not provide cash collateral) in accordance with this Clause 7.4 in respect of a proposed Letter of Credit, the Fronting Bank shall promptly notify the Parent (with a copy to the Agent) and the Borrower of that proposed Letter of Credit may, at any time before but not later than three Business Days (or such other period as agreed between the Fronting Bank and the Parent) prior to the proposed Utilisation Date of that Letter of Credit, provide cash cover to an account with the Fronting Bank in an amount equal to that Lender’s L/C Proportion of the amount of that proposed Letter of Credit.

7.5	Requirement for Cash Cover from Borrower

If:

(a)

a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Fronting Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) in respect of a Letter of Credit that has been issued;

(b)

the Fronting Bank notifies the Parent (with a copy to the Agent) that it requires the Borrower of the relevant Letter of Credit to provide cash cover to an account with the Fronting Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit; and

(c)	that Borrower has not already provided such cash cover which is continuing to stand as collateral,

then that Borrower shall provide such cash cover within three Business Days of the notice referred to in paragraph (b) above.

7.6	Regulation and Consequences of Cash Cover Provided by Borrower

(a)

No cash cover provided by a Borrower pursuant to Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower) may be funded out of a Revolving Facility Utilisation or an Incremental Facility Utilisation.

(b)

Notwithstanding paragraph (e) of Clause 1.2 (Construction), the relevant Borrower may request that an amount equal to the cash cover (together with any accrued interest) provided by it pursuant to Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower) be returned to it:

(i)	to the extent that such cash cover has not been applied in satisfaction of any amount due and payable under this Agreement by that Borrower to the Fronting Bank in respect of a Letter of Credit;

(ii)	if:

(A)	the relevant Lender ceases to be a Non-Acceptable L/C Lender;

(B)	the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake the relevant Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by the relevant Lender in respect of the relevant Letter of Credit,

and the Fronting Bank shall pay that amount to that Borrower within three Business Days of that Borrower’s request.

(c)

To the extent that a Borrower has provided cash cover pursuant to Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover From Borrower), the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (e)(ii) of Clause 1.2 (Construction)).

(d)

The relevant Fronting Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower) and of any change in the amount of cash cover so provided.

7.7	Rights of Contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

7.8	Rolled Letters of Credit

Schedule 16 contains a schedule of the Rolled Letters of Credit issued prior to the Closing Date by the relevant Existing L/C Lenders listed in such schedule for the account of a Borrower. Subject to the terms of this Agreement, from and after the Closing Date:

(a)	each Rolled Letter of Credit, to the extent outstanding on the Closing Date and without further action by the Borrowers, shall be:

(i)	continued as a Letter of Credit under the terms of this Agreement;

(ii)	deemed to be a Letter of Credit for all purposes of this Agreement; and

(iii)	subject to and governed by the terms and conditions of this Agreement;

(b)	the face amount of all such Rolled Letters of Credit shall be included in the calculation of the L/C Proportion; and

(c)

all liabilities of the Borrowers with respect to all such Rolled Letters of Credit shall constitute Facility B Letters of Credit (for those letters of credit set out in Part A of Schedule 16 (Rolled Letters of Credit)) or Incremental Facility Letters of Credit (for those letters of credit set out in Party B of Schedule 16 (Rolled Letters of Credit)).

8.	Optional Currencies

8.1	Selection of Currency

A Borrower (or the Parent on its behalf) shall select the currency of a Utilisation in a Utilisation Request.

8.2	Unavailability of a Currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower or Parent to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3	Agent’s Calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ Participation).

9.	Establishment of Incremental Facilities

9.1	Incremental Facility Lenders

(a)

The Parent shall notify the existing Lenders of its intention to establish an Incremental Facility (including the relevant information required to allow such existing Lenders to propose their terms), at least ten Business Days prior to providing any Incremental Facility Notice under paragraph (a) of Clause 9.2 (Delivery of Incremental Facility Notice) below. Upon receipt of such notification, such existing Lenders shall have the right, but not the obligation, within 5 Business Days (or such longer period as the Parent may decide) to respond to the notification with their proposed terms for the provision of the Incremental Facility (the “Offered Terms”). For the avoidance of doubt, the Parent shall not be under any obligation to accept such Offered Terms and shall be able to seek commitments in relation to the Incremental Facility from additional banks, financial institutions and other institutional lenders or investors at its sole discretion.

(b)

If the Parent chooses to accept any of the Offered Terms (the “Selected Terms”) each other existing Lender that responded with Offered Terms shall have a right to participate in the relevant Incremental Facility on the Selected Terms in a proportion determined by the Parent (in its sole discretion).

(c)

An Incremental Facility may be provided by existing Lenders or by other financial institutions or entities who become Lenders under and in accordance with this Agreement, provided that such financial institution or entity is an Eligible Institution.

9.2	Delivery of Incremental Facility Notice

(a)

The Parent and each relevant Incremental Facility Lender may request the establishment of an Incremental Facility by the Parent delivering to the Agent a duly completed Incremental Facility Notice not later than five Business Days prior to the proposed Establishment Date specified in that Incremental Facility Notice.

(b)	No Incremental Facility Notice may be delivered on or before the Closing Date or after the date falling 12 Months after the Closing Date.

9.3	Completion of an Incremental Facility Notice

(a)	Each Incremental Facility Notice is irrevocable and will not be regarded as having been duly completed unless:

(i)	it sets out the Incremental Facility Terms applicable to the Incremental Facility to which it relates;

(ii)	each of:

(A)	the Incremental Facility Terms applicable to that Incremental Facility;

(B)	the Aggregate Yield applicable to that Incremental Facility; and

(C)	any fees payable to the arranger of that Incremental Facility,

comply with Clause 9.4 (Restrictions on Incremental Facility Terms and fees); and

(iii)	the Incremental Facility Lenders set out in that Incremental Facility Notice comply with Clause 9.1 (Incremental Facility Lenders).

(b)	Only one Incremental Facility may be requested in an Incremental Facility Notice.

9.4	Restrictions on Incremental Facility Terms and fees

(a)	Currency: Any Incremental Facility shall be denominated in the Base Currency or an Optional Currency.

(b)	Size: The Aggregate Total Incremental Facility Commitments shall not, at any time, exceed USD50,000,000.

(c)	Aggregate Yield:

(i)

The Aggregate Yield (as certified by the Parent to the Agent) applicable to any Incremental Facility shall not exceed the Aggregate Yield applicable to Facility A and Facility B (or, if the Commitments under Facility A and Facility B have been reduced to zero, Facility A and Facility B immediately prior to that reduction) on a weighted average basis across those Facilities by more than 1.00 per cent. per annum.

(ii)	In this Agreement:

“Aggregate Yield” means in relation to a Facility, the aggregate of:

(A)	the Margin (taking into account any applicable interest rate floor) applicable to that Facility (if any); and

(B)

any fee or commission (including, without limitation, any upfront fees payable pursuant to Clause 17.2 (Arrangement Fees) (such fees being treated as if they were a Primary Syndication OID), any utilisation fees payable pursuant to Clause 17.6 (Utilisation Fees in respect of Revolving Facility), but excluding any fees payable pursuant to Clause 17.1 (Commitment Fee) or fees payable pursuant to Clause 17.3 (Agency Fee) and Clause 17.4 (Security Agent Fee) or any other one-off exceptional fees) payable to the Lenders (in their capacity as such) under that Facility (amortised (on a straight line basis) over a period of three years);

(C)

the aggregate of any Primary Syndication OID relating to that Facility (amortised (on a straight line basis) over a period of three years and assuming the relevant Incremental Facility is fully drawn).

“Primary Syndication OID” means, in relation to a Facility and a person which enters into a Debt Purchase Transaction in relation to that Facility as part of primary syndication of that Facility:

(A)	in the case of such a Debt Purchase Transaction relating to a funded amount of the Commitment and participations in Utilisations under that Facility, the difference between:

(1)	the funded amount of that Commitment and those participations; and

(2)	the amount payable by that person in consideration for that Debt Purchase Transaction; and

(B)

in the case of such a Debt Purchase Transaction relating to an unfunded amount of the Commitment and participations in Utilisations under that Facility, the amount payable to that person in consideration for that Debt Purchase Transaction.

(d)	Arrangement fee: The aggregate of any fees payable to any arrangers of any Incremental Facility shall not exceed 2.00 per cent. per Incremental Facility.

(e)	Borrowers: Any Incremental Facility shall be available only to a Borrower of Facility A or Facility B.

(f)	Purpose: Any Incremental Facility shall be used for the same purpose as applicable to Facility A and/or Facility B, as applicable, pursuant to Clause 3.1 (Purpose).

(g)	Availability: The Availability Period for any Incremental Facility shall end on the date falling one Month prior to the Termination Date of that Incremental Facility.

(h)	No procurement of breach: Satisfaction of any Incremental Facility Conditions Precedent shall not breach any term of any Finance Document.

For the purposes only of assessing compliance with this paragraph it shall be assumed that the amount of principal that will be outstanding under the Incremental Facility as at its Establishment Date is equal to the Total Incremental Facility Commitments relating to that Incremental Facility.

(i)	Repayment: The repayment terms for any Incremental Facility shall be set in accordance with Clause 10.1 (Repayment of Loans) and Clause 6.5 (Term of Letters of Credit), accordingly.

(j)	Termination Date of the Incremental Facilities: The Termination Date applicable to any Incremental Facility shall not fall before the Termination Date applicable to Facility A and Facility B.

9.5	Conditions to Establishment

(a)	The establishment of an Incremental Facility will only be effected in accordance with Clause 9.6 (Establishment of Incremental Facility) if:

(i)	on the date of the Incremental Facility Notice and on the Establishment Date:

(A)	no Event of Default is continuing or would result from the establishment of the proposed Incremental Facility; and

(B)	the Repeating Representations to be made by each Obligor are true and correct;

(ii)

each Incremental Facility Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement. For avoidance of doubt, without prejudice to the Parent’s foregoing right of approval, the Parent’s consent shall not be required for such accession;

(iii)	each Incremental Facility Lender delivers an Incremental Facility Lender Certificate to the Agent and the Parent; and

(iv)	the Agent has received in form and substance satisfactory to it:

(A)

such documents (if any) as are reasonably necessary as a result of the establishment of that Incremental Facility to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents; and

(B)	any applicable Incremental Facility Supplemental Security.

(b)

Paragraph (a)(iv)(A) above shall be subject to the Agreed Security Principles to the same extent that the relevant Obligor’s obligation to grant the relevant Security, guarantee, indemnity or other assurance against loss was subject to the Agreed Security Principles.

(c)	The Agent shall notify the Parent and the Lenders promptly upon being satisfied under paragraph (a)(iv) above.

(d)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

9.6	Establishment of Incremental Facility

(a)

If the conditions set out in this Agreement have been met the establishment of an Incremental Facility is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Incremental Facility Notice. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Incremental Facility Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Incremental Facility Notice.

(b)

The Agent shall only be obliged to execute an Incremental Facility Notice delivered to it by the Parent once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Incremental Facility.

(c)	On the Establishment Date:

(i)

subject to the terms of this Agreement the Incremental Facility Lenders make available a multicurrency revolving loan facility and/or letters of credit facility in an aggregate amount equal to the Total Incremental Facility Commitments specified in the Incremental Facility Notice which will be available to the Borrowers specified in the Incremental Facility Notice;

(ii)

each Incremental Facility Lender shall assume all the obligations of a Lender corresponding to the Incremental Facility Commitment (the “Assumed Incremental Facility Commitment”) specified opposite its name in the Incremental Facility Notice as if it had been an Original Lender in respect of that Incremental Facility Commitment;

(iii)

each of the Obligors and each Incremental Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and that Incremental Facility Lender would have assumed and/or acquired had that Incremental Facility Lender been an Original Lender with respect to the Assumed Incremental Facility Commitment;

(iv)

each Incremental Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Incremental Facility Lender and those Finance Parties would have assumed and/or acquired had the Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment; and

(v)	each Incremental Facility Lender shall become a Party as a “Lender”.

9.7	Notification of Establishment

The Agent shall, as soon as reasonably practicable after the establishment of an Incremental Facility notify the Parent and the Lenders of that establishment and the Establishment Date of that Incremental Facility.

9.8	Incremental Facility Fees

The Obligors’ Agent shall pay, or cause to be paid, to the Agent (for its own account) a fee in the amount and at the time agreed in a Fee Letter.

9.9	Incremental Facility Costs and Expenses

The Parent shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with the establishment of an Incremental Facility under this Clause 9.

9.10	Prior Amendments Binding

Each Incremental Facility Lender, by executing an Incremental Facility Notice, confirms for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the establishment of the Incremental Facility requested in that Incremental Facility Notice became effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

9.11	Limitation of Responsibility

Clause 29.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 9 in relation to any Incremental Facility Lender as if references in that Clause to:

(a)	an “Existing Lender” were references to all the Lenders immediately prior to the Establishment Date;

(b)	the “New Lender” were references to an “Incremental Facility Lender”; and

(c)	a “re-transfer” and “re-assignment” were references respectively to a “transfer” and “assignment”.

Section 4

Repayment, Prepayment and Cancellation

10.	Repayment

10.1	Repayment of Loans

(a)	Subject to paragraph (c) below, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a Currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the relevant Borrower or the Parent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)	the relevant Borrower will only be required to make a payment under Clause 35.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)

each Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under Clause 35.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Loans:

(1)	the relevant Borrower will not be required to make a payment under Clause 35.1 (Payments to the Agent); and

(2)

each Lender will be required to make a payment under Clause 35.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

(c)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date applicable to the relevant Facility and will be treated as separate Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)

A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than three Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)

The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

11.	Illegality, Voluntary Prepayment and Cancellation

11.1	Illegality

If in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Parent, each Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 41.9 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

11.2	Illegality in Relation to Fronting Bank

If it becomes unlawful for the Fronting Bank to issue or leave outstanding any Letter of Credit or it becomes unlawful for any Affiliate of the Fronting Bank for that Fronting Bank to do so then:

(a)	that Fronting Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Parent, the Fronting Bank shall not be obliged to issue any Letter of Credit;

(c)

the Parent shall procure that the relevant Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by that Fronting Bank and outstanding at such time on or before the date specified by the Fronting Bank in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

(d)

unless any other Lender is or has become a Fronting Bank pursuant to the terms of this Agreement, Facility B or the relevant Incremental Facility (as applicable) shall cease to be available for the issue of Letters of Credit.

11.3	Voluntary Cancellation

The Parent may, if it gives the Agent not less than in respect of a Term Rate Loan, three Business Days’ (or such shorter period as the Majority Lenders may agree) and in respect of a Compounded Rate Loan, five RFR Banking Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of USD1,000,000) of an Available Facility. Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably under that Facility.

11.4	Voluntary Prepayment

A Borrower may, if it or the Parent gives the Agent not less than in respect of a Term Rate Loan, three Business Days’ (or such shorter period as the Majority Lenders may agree) and in respect of a Compounded Rate Loan, five RFR Banking Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of USD1,000,000).

11.5	Maximum Number of Voluntary Cancellation and Voluntary Prepayment

A Borrower and/or the Parent may only prepay the whole or any part of a Utilisation and/or cancel (in whole or in part) an Available Facility four (4) times per Financial Year in aggregate.

11.6	Right of Cancellation and Repayment in Relation to a Single Lender or Fronting Bank

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 18.2 (Tax Gross-Up); or

(ii)	any Lender or Fronting Bank claims indemnification from the Parent or an Obligor under Clause 18.3 (Tax Indemnity) or Clause 19.1 (Increased Costs),

the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice:

(A)	(if such circumstances relate to a Lender) of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations; or

(B)

(if such circumstances relate to the Fronting Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as a Fronting Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

11.7	Right of Cancellation in Relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

12.	Mandatory Prepayment and Cancellation

12.1	Change of Control

(a)	For the purpose of this Clause 12.1:

“Delisting Event” means the shares of the Parent (in the form of shares or depositary interests) ceasing to be listed on a regulated market or a multilateral trading facility, in each case, within the United States of America, the EEA or the United Kingdom as a result of a public-to-private transaction.

(b)	Upon the occurrence of:

(i)	any Delisting Event; or

(ii)	a Change of Control; or

(iii)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

the Facilities will be cancelled and all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

12.2	Disposal and Insurance Proceeds

(a)	For the purposes of this Clause 12.2, Clause 12.3 (Application of Mandatory Prepayments and Cancellations) and Clause 12.4 (Mandatory Prepayment Accounts):

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the Cash consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds and after deducting:

(a)	any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and

(b)

any Tax incurred and required to be paid by any member of the Group in connection with that Disposal (as reasonably determined by the Parent, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Excluded Disposal Proceeds” means Disposal Proceeds:

(a)	which are received in connection with any Disposal made under paragraphs (a), (b), (c), (d), (f), (g), (h), (i) and (j) of the definition of “Permitted Disposal”;

(b)

which are received in connection with any Disposal made under paragraph (e) of the definition of “Permitted Disposal” but only to the extent that such proceeds are committed and applied within 12 Months of that Disposal in accordance with the terms of paragraph (e) of the definition of “Permitted Disposal”; or

(c)

to be applied, or contractually committed to be applied, in the purchase of assets for use in the business of the Group within 12 Months of receipt (and if contractually committed to be so applied, are applied within 12 Months of receipt) of the relevant proceeds.

“Excluded Insurance Proceeds” means any proceeds of an insurance claim which are equal to or less than USD10,000,000 or which the Parent notifies the Agent are, or are to be:

(a)	applied to meet a third party claim;

(b)	applied to cover operating losses or other costs in respect of which the relevant insurance claim was made;

(c)	reinvested in the Group within 24 months of receipt; or

(d)	applied in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made,

in each case as soon as possible (but in any event within 5 days, or such longer period as the Majority Lenders may agree) after receipt.

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.

(b)

Subject to clause 16 (Adjustments of Mandatory Prepayments) of the Intercreditor Agreement, the Parent shall ensure that the relevant Borrower prepays Utilisations and cancels Available Commitments in amounts equal to the amount of Disposal Proceeds and Insurance Proceeds at the times and in the order of application contemplated by Clause 12.3 (Application of Mandatory Prepayments and Cancellations).

12.3	Application of Mandatory Prepayments and Cancellations

(a)	A prepayment of Utilisations or cancellation of Available Commitments made under Clause 12.2 (Disposal and Insurance Proceeds) shall be applied in the following order:

(i)

first, in cancellation of Available Commitments under Facility A, Facility B or all Incremental Facilities on a pro rata basis between such Facilities (and the Available Commitments of the Lenders under each Facility A, Facility B and all Incremental Facilities will be cancelled rateably); and

(ii)

secondly, in prepayment of Utilisations such that outstanding Loans and outstanding Letters of Credit shall be prepaid rateably between such Utilisations and, in each case, on a pro rata basis among the relevant Lenders thereunder, and cancellation, in each case, of the corresponding Facility A Commitments, Facility B Commitments and Incremental Facility Commitments,

provided that any prepayment and cancellation is subject to the terms of the Intercreditor Agreement.

(b)	Unless the Parent makes an election under paragraph (c) below, the Borrowers shall prepay Loans promptly upon receipt of Disposal Proceeds.

(c)

Subject to paragraph (d) below, the Parent may elect that any Disposal Proceeds under Clause 12.2 (Disposal and Insurance Proceeds) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan. If the Parent makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

(d)

If the Parent has made an election under paragraph (c) above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

12.4	Mandatory Prepayment Accounts

(a)

The Parent shall ensure that an amount of Cash equal to the Disposal Proceeds in respect of which the Parent has made an election under paragraph (c) of Clause 12.3 (Application of Mandatory Prepayments and Cancellations) are paid into a Mandatory Prepayment Account as soon as reasonably practicable after receipt by a member of the Group.

(b)

The Parent and each Borrower irrevocably authorise the Agent to apply amounts credited to the Mandatory Prepayment Account, to pay amounts due and payable under Clause 12.3 (Application of Mandatory Prepayments and Cancellations) and otherwise under the Finance Documents.

(c)

Each Finance Party with which a Mandatory Prepayment Account is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing and (ii) each such account is subject to the Transaction Security.

12.5	Excluded Proceeds

Where Excluded Disposal Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definition of Excluded Disposal Proceeds), the Parent shall ensure that those amounts are used for that purpose and shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

13.	Restrictions

13.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 11 (Illegality, Voluntary Prepayment and Cancellation), paragraph (c) of Clause 12.3 (Application of Mandatory Prepayments and Cancellations) or Clause 12.4 (Mandatory Prepayment Accounts) shall (subject to the terms of those Clauses) be unconditional and irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

13.2	Interest and Other Amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

13.3	Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

13.4	Prepayment in Accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

13.5	No Reinstatement of Commitments

Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.6	Agent’s Receipt of Notices

If the Agent receives a notice under Clause 11 (Illegality, Voluntary Prepayment and Cancellation) or an election under paragraph (c) of Clause 12.3 (Application of Mandatory Prepayments and Cancellations), it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender, as appropriate.

13.7	Effect of Repayment and Prepayment on Commitments

If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further Conditions Precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

13.8	Application of Prepayments

(a)

Any prepayment of a Utilisation (other than a prepayment pursuant to Clause 11.1 (Illegality) or Clause 11.6 (Right of Cancellation and Repayment in Relation to a Single Lender or Fronting Bank)) shall be applied pro rata to each Lender’s participation in that Utilisation.

(b)

Any prepayment of a Facility A Loan pursuant to Clause 11.3 (Voluntary Cancellation) or Clause 11.4 (Voluntary Prepayment) does not require a prepayment on a pro rata basis of a Facility B Letter of Credit or an Incremental Facility Utilisation; and any prepayment of a Facility B Letter of Credit pursuant to Clause 11.3 (Voluntary Cancellation) or Clause 11.4 (Voluntary Prepayment) does not require a prepayment on a pro rata basis of a Facility A Loan.

Section 5

Costs of Utilisation

14A.	Rate Switch

14A.1	Switch to Compounded Reference Rate

Subject to Clause 14A.2 (Delayed switch for existing Term Rate Loans), on and from the Rate Switch Date for a Rate Switch Currency:

(a)	use of the Compounded Reference Rate will replace the use of the Term Reference Rate for the calculation of interest for Loans in that Rate Switch Currency; and

(b)	any Loan or Unpaid Sum in that Rate Switch Currency shall be a “Compounded Rate Loan” and Clause 14.2 (Calculation of interest – Compounded Rate Loans) shall apply to each such Loan or Unpaid Sum.

14A.2	Delayed switch for existing Term Rate Loans

If the Rate Switch Date for a Rate Switch Currency falls before the last day of an Interest Period for a Term Rate Loan in that currency:

(a)	that Loan shall continue to be a Term Rate Loan for that Interest Period and Clause 14.1 (Calculation of interest – Term Rate Loans) shall continue to apply to that Loan for that Interest Period;

(b)	any provision of this Agreement which is expressed to relate to a Compounded Rate Currency shall not apply in relation to that Loan for that Interest Period; and

(c)	on and from the first day of the next Interest Period (if any) for that Loan:

(i)	that Loan shall be a “Compounded Rate Loan”; and

(ii)	Clause 14.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan.

14A.3	Notifications by Agent

(a)	Following the occurrence of a Rate Switch Trigger Event for a Rate Switch Currency, the Agent shall:

(i)	promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Company and the Lenders of that occurrence; and

(ii)	promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Company and the Lenders of that date.

(b)	The Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the Company and the Lenders of that occurrence.

(c)

The Parties agree that the FCA Cessation Announcement constitutes a Rate Switch Trigger Event in relation to US Dollars, that the Rate Switch Trigger Event Date applicable to such Rate Switch Trigger Event will be 1 July 2023 and that the Agent is not under any obligation under paragraph (a) above to notify any Party of such Rate Switch Trigger Event or Rate Switch Trigger Event Date resulting from the FCA Cessation Announcement.

(d)

For the purposes of the paragraph above, the “FCA Cessation Announcement” means the announcement on 5 March 2021 by the UK’s Financial Conduct Authority that all LIBOR settings will, as of certain specified future dates, either cease to be provided by any administrator or no longer be representative of the market and economic reality that they are intended to measure and that such representativeness will not be restored.

14A.4	Rate switch definition

In this Agreement:

(a)	“Backstop Rate Switch Date” means in relation to a Rate Switch Currency;

(i)	the date (if any) specified as such in the applicable Reference Rate Terms; or

(ii)	any other date agreed as such between the Agent, the Majority Lenders and the Parent in relation to that currency.

(b)	“Rate Switch Currency” means:

(iii)	USD; or

(iv)	any other Term Rate Currency which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and

in each case, for which there are Reference Rate Terms applicable to Compounded Rate Loans.

(c)	“Rate Switch Date” means:

(i)	in relation to USD, the earlier of:

(A)	the Backstop Rate Switch Date specified in the applicable Reference Rate Terms; and

(B)	the Rate Switch Trigger Event Date; or

(ii)

in relation to a Rate Switch Currency which becomes a Rate Switch Currency after the date of this Agreement and for which there is a date specified as the “Rate Switch Date” in the applicable Reference Rate Terms, that date.

(d)	“Rate Switch Trigger Event” means:

(i)	in relation to any Rate Switch Currency and the Primary Term Rate applicable to Loans in that currency:

(A)	the methodology, formula or other means of determining that Primary Term Rate has, in the opinion of the Majority Lenders and the Parent, materially changed;

(B)

(1)

(I)	the administrator of that Primary Term Rate or its supervisor publicly announces that such administrator is insolvent; or

(II)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Primary Term Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Primary Term Rate;

(C)

the administrator of that Primary Term Rate publicly announces that it has ceased or will cease, to provide that Primary Term Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Primary Term Rate for that Quoted Tenor;

(D)	the supervisor of the administrator of that Primary Term Rate publicly announces that such Primary Term Rate has been or will be permanently or indefinitely discontinued for any Quoted Tenor; or

(E)	the administrator of that Primary Term Rate or its supervisor announces that that Primary Term Rate may no longer be used; or

(F)	in the opinion of the Majority Lenders and the Parent, that Primary Term Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement,

in each case, other than with respect to the permanent or indefinite discontinuation of LIBOR for USD for the interest periods of one week and two months (which discontinuation shall not be deemed to constitute a Rate Switch Trigger Event in respect of any Loans in that currency or trigger a Rate Switch for such currency prior to the Backstop Rate Switch Date).

(ii)

in relation to the Primary Term Rate for US Dollars, the supervisor of the administrator of that Primary Term Rate publicly announces or publishes information stating that that Primary Term Rate for any Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor)

“Rate Switch Trigger Event Date” means, in relation to any currency:

(a)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (d)(i)(B) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate ceases to be published or otherwise becomes unavailable; or

(b)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraphs (d)(i)(C), (d)(i)(D), (d)(i)(E) or (d)(i)(F) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate for the relevant Quoted Tenor ceases to be published or otherwise becomes unavailable; or

(c)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (d)(ii) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate for the relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Primary Term Rate).

14.	Interest

14.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Term Reference Rate.

14.2	Calculation of interest – Compounded Rate Loans

(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)

If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

14.3	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

14.4	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1.00 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 14.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Term Rate Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be 1.00 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

14.5	Notifications

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Term Rate Loan.

(b)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:

(i)	the relevant Borrower of that Compounded Rate Interest Payment;

(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and

(iii)	the relevant Lenders and the relevant Borrower of:

(A)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 16.5 (Cost of funds).

(c)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

(d)

The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 16.5 (Cost of funds) applies.

(e)	This Clause 14.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

15.	Interest Periods

15.1	Selection of Interest Periods

(a)	A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Parent) to which that Loan was made not later than the Specified Time.

(b)

Subject to this Clause 15, a Borrower (or the Parent) may select an Interest Period of one, three or six Months or of any other period agreed between the Parent, the Agent and all the Lenders in relation to the relevant Loan.

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(d)	Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(e)	A Loan has one Interest Period only.

(f)

The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a “Compounded Rate Loan” for that Interest Period pursuant to Clause 16.1 (Unavailability of Screen Rate prior to Rate Switch Date).

15.2	Non-Business Days

Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.

16.	Changes to the Calculation of Interest

16.1	Unavailability of Screen Rate prior to Rate Switch Date

(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR or EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)

Cost of Funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR for that Loan and Clause 16.5 (Cost of Funds) shall apply to that Loan for that Interest Period.

16.2	Calculation of Reference Bank Rate

(a)

Subject to paragraph (b) below, if LIBOR or EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

16.3	Interest calculation if no RFR or Central Bank Rate

If:

(a)

there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan,

Clause 16.5 (Cost of funds) shall apply to that Loan for that Interest Period.

16.4	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and

(b)

before the Reporting Time for that Loan the Agency receives notification for a Lender or Lenders (whose participations in that Loan exceed 35 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 16.5 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

16.5	Cost of funds

(a)

If this Clause 16.5 applies to a Loan for an Interest Period neither Clause 14.1 (Calculation of interest - Term Rate Loans) nor Clause 14.2 (Calculation of interest - Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)

the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

(b)

If this Clause 16.5 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 16.5 applies pursuant to Clause 16.4 (Market Disruption) and:

(i)	a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or

(ii)	a Lender does not notify a rate to the Agent by the Reporting Time for that Loan,

that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(e)

Subject to paragraph (d) above if this Clause 16.5 applies but any Lender does not notify a rate to the Agent by the Reporting Time for the relevant Loan the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

(f)	If this Clause 16.5 applies the Agent shall, as soon as is practicable, notify the Company.

16.6	Break Costs

(a)

Subject to paragraph (b) below, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Paragraph (a) above shall apply in respect of a Compounded Rate Loan if an amount is specified as Break Costs in the applicable Reference Rate Terms.

(c)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

17.	Fees

17.1	Commitment Fee

(a)	The Parent shall pay, or cause to be paid, to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

(i)	30 per cent. per annum of the Margin applicable on that Lender’s Available Commitment under Facility A for the Availability Period applicable to Facility A;

(ii)	30 per cent. per annum of the Margin applicable and payable pursuant to paragraph (b) of Clause 17.5 (Fees Payable in Respect of Letters of Credit); and

(iii)

in relation to an Incremental Facility, the percentage rate per annum specified in the Incremental Facility Notice relating to that Incremental Facility on that Lender’s Available Commitment under that Incremental Facility for the Availability Period applicable to that Incremental Facility.

(b)

The accrued commitment fee is payable on each Fee Payment Date which falls during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

17.2	Arrangement Fee

The Obligors’ Agent shall pay, or cause to be paid, to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

17.3	Agency Fee

The Obligors’ Agent shall pay, or cause to be paid, to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

17.4	Security Agent Fee

The Obligors’ Agent shall pay, or cause to be paid, to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.

17.5	Fees Payable in respect of Facility B Letters of Credit

(a)

Subject to paragraph (f) below, the Parent or each Borrower shall pay, or cause to be paid, to the Fronting Bank a fronting fee at the rate of 0.75 per cent. (or such other rate as may be agreed between the Fronting Bank and the Parent) per annum on the outstanding amount which is counter-indemnified by the other Lenders of each Facility B Letter of Credit requested by it (but excluding therefrom the amount of the share of the Fronting Bank in the outstanding amount of the relevant Facility B Letter of Credit if that Fronting Bank is also a Lender) for the period from the issue of that Facility B Letter of Credit until its Expiry Date.

(b)

The Parent or each Borrower shall pay, or cause to be paid, to the Agent (for the account of each Lender) a Letter of Credit fee at the rate of 3.00 per cent. per annum on the outstanding amount of each Facility B Letter of Credit requested by it (the “Letter of Credit Fee”) for the period from the issue of that Letter of Credit until its Expiry Date. Subject to paragraph (c) of Clause 7.6 (Regulation and Consequences of Cash Cover Provided by Borrower), this fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit.

(c)

The accrued fronting fee and Letter of Credit fee on a Facility B Letter of Credit shall be payable in arrears on each Fee Payment Date falling after the date of issue, and on the Expiry Date, for that Facility B Letter of Credit. The accrued Letter of Credit Fee is also payable on the cancelled amount of any Lender’s Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Facility B Letter of Credit is prepaid or repaid in full.

(d)

The Parent or each Borrower shall pay, or cause to be paid, to the Fronting Bank (for its own account) an issuance fee of USD1,500 for each Facility B Letter of Credit issued during the Availability Period applicable to Facility B. The issuance fee shall be payable to the Fronting Bank on date of issue of the Facility B Letter of Credit.

(e)

The Parent or each Borrower shall pay, or cause to be paid, to the Fronting Bank (for its own account) an amendment fee of USD1,500 for each amendment, extension or renewal made to a Facility B Letter of Credit. The amendment fee shall be payable to the Fronting Bank on date of amendment, extension or renewal (as applicable) of such Facility B Letter of Credit.

(f)

If the Parent provides cash cover or a satisfactory counter-indemnity in accordance with the terms of this Agreement for any part of a Facility B Letter of Credit, then no fronting fee shall be payable in respect of that part of the Facility B Letter of Credit that is cash-collateralised or counter-indemnified.

17.6	Utilisation Fees in respect of Revolving Facility

(a)

The Parent shall pay, or cause to be paid, to the Agent (for the account of each Lender) a fee computed in accordance with paragraph (b) below on that Lender’s Utilisations under Facility A from and including the date of this Agreement to the Termination Date.

(b)

The applicable utilisation fee in respect of a Revolving Facility Utilisation under Facility A shall be the percentage per annum set out in the table below, determined as at the Utilisation Date of that Facility A Loan by reference to the aggregate amount of all outstanding Revolving Facility Utilisations under Facility A (expressed as a percentage of the Total Facility A Commitments) on that Utilisation Date (including the Facility A Loan but excluding any other Loans repaid on that Utilisation Date).

Aggregate Amounts of Facility A Loans outstanding as a per cent. of Total Facility A Commitments on Utilisation Date	Utilisation fee (per cent. per annum)
Greater than 66 2/3 per cent.	0.50
Equal or greater than 33 1/3 per cent. but equal or less than 66 2/3 per cent.	0.25
Less than 33 1/3 per cent.	0.00

(c)	The accrued utilisation fee is payable on each Fee Payment Date which falls during the relevant Availability Period and on the applicable Termination Date.

Section 6

Additional Payment Obligations

18.	Tax Gross Up and Indemnities

18.1	Definitions

(a)	In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)

where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part 2 of Schedule 1 (The Original Parties), and

(i)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(ii)	where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(b)

where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender; and

(i)	where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or

(ii)

where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

“Luxembourg Guarantor” means a Guarantor incorporated and tax resident in Luxembourg.

“Obligor’s Tax Jurisdiction” means the jurisdiction in which an Obligor is tax resident.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(a)	with respect to the United Kingdom, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender;

(b)	a Lender (other than a Treaty Lender) which is entitled under Dutch law to receive interest without any Tax Deduction;

(c)	with respect to the United States, a Lender that is entitled under U.S. law to receive interest without any Tax Deduction;

(d)	with respect to Luxembourg, a Lender which is beneficially entitled to interest payable to that Lender and:

(i)	fulfils the conditions imposed by Luxembourg in order for a payment of interest not to be subject to (or as the case may be, to be exempt from) any Tax Deduction imposed by Luxembourg; or

(ii)	it is a Treaty Lender.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax Gross-Up) or a payment under Clause 18.3 (Tax Indemnity).

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the relevant Treaty;

(b)

does not carry on a business in the Obligor’s Tax Jurisdiction or the jurisdiction of source of interest (if different) through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)

fulfils any other condition which must be fulfilled under the Treaty by residents of that Treaty State in order for such residents to obtain full exemption from Tax on interest imposed by the relevant Obligor’s Tax Jurisdiction, except that for this purpose it shall be assumed that any necessary procedural formalities are satisfied.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the jurisdiction in which the relevant Obligor is treated as a resident for tax purposes (the “Obligor’s Tax Jurisdiction”) which makes provision for full exemption from tax imposed by Obligor’s Tax Jurisdiction on interest.

“UK Borrower” means a Borrower incorporated and tax resident in the United Kingdom.

“US Borrower” means a Borrower incorporated and tax resident in the United States.

“UK Non-Bank Lender” means:

(a)	an Original Lender listed in Part 3 of Schedule 1 (The Original Parties); and

(b)	a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.

Unless a contrary indication appears, in this Clause 18 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

18.2	Tax Gross-Up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or the Fronting Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or the Fronting Bank. If the Agent receives such notification from a Lender or the Fronting Bank it shall notify the Parent and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

A payment by a UK Borrower, or by a Guarantor in respect of a payment due from a UK Borrower, shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “Qualifying Lender” and:

(A)

an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Parent a Certified Copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “Qualifying Lender” and:

(A)	the relevant Lender has not given a Tax Confirmation to the Parent; and

(B)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled the Parent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)

the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) or (j) (as applicable) below.

(e)

A payment by a US Borrower, or by a Guarantor in respect of a payment due from a US Borrower, shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by United States, if on the date on which the payment falls due, the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, solely by virtue of paragraph (c) of the definition of “Qualifying Lender”, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority.

(f)

A payment by a Luxembourg Guarantor in respect of a payment due from a Borrower, shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Luxembourg, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, solely by virtue of paragraph (d) of the definition of “Qualifying Lender”, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)

the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) below;

(iii)

the relevant Lender is a Luxembourg resident individual and the Tax Deduction is due by virtue of the Luxembourg law dated 23 December 2005, as amended, introducing a final withholding tax on certain interest payments made to Luxembourg resident individuals (so called Relibi law).

(g)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(h)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA (where relevant) or such other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(i)

(i)

Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)

A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Original Parties); and

(B)

a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

(j)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (i)(i) above and:

(i)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C)	HM Revenue & Customs has given authority for an Obligor to make payment to that Lender without a Tax Deduction and that authority expires or is withdrawn by HM Revenue & Customs.

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(k)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (i)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees.

(l)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(m)	A UK Non-Bank Lender which is an Original Lender gives a Tax Confirmation to the Parent by entering into this Agreement.

(n)	A UK Non-Bank Lender shall promptly notify the Parent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

18.3	Tax Indemnity

(a)

The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 18.2 (Tax Gross-Up); or

(B)

would have been compensated for by an increased payment under Clause 18.2 (Tax Gross-Up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 18.2 (Tax Gross-Up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Agent as soon as reasonably practicable.

18.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party or any member of a tax consolidation group or unity to which the Finance Party belongs, has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it, or the tax consolidation group or unity to which it belongs (after that payment) in the same after-Tax position as it, or the tax consolidation group or unity to which it belongs, would have been in had the Tax Payment not been required to be made by the Obligor.

18.5	Lender Status Confirmation

Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.

If such a Lender fails to indicate its status in accordance with this Clause 18.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 18.5.

18.6	Stamp Taxes

The Parent shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document other than:

(a)	where it arises as a result of any voluntary assignment or transfer by a Lender; and

(b)

with respect to Luxembourg other than any such cost, loss or liability incurred in Luxembourg as a result of a voluntary registration, or in accordance with a contractual agreement, or other action by the Finance Party with the Administration de l’Enregistrement et des Domaines where such registration or action is not defined to enforce the rights of the Lender under the Finance Documents.

18.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party) or, where applicable, directly account for such VAT at the appropriate rate under the reverse charge procedure provided for by Article 196 of the Council Directive 2006/112/EC (as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT against provision of a valid VAT invoice. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 18.7 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to a person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union, including in accordance with section 43 of the United Kingdom Value Added Tax Act 1994) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

18.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

18.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties.

19.	Increased Costs

19.1	Increased Costs

(a)

Subject to Clause 19.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay, or cause to be paid, for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III and/or CRD IV or any other law or regulation which implements or applies Basel III and/or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(i)	In this Agreement “Increased Costs” means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

19.2	Increased Cost Claims

(a)

A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

19.3	Exceptions

(a)	Clause 19.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by or on behalf of an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 18.3 (Tax Indemnity) (or would have been compensated for under Clause 18.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 18.3 (Tax Indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)

attributable to the application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”), or any law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 19.3:

“Tax Deduction” has the same meaning given to the term in Clause 18.1 (Definitions).

“Basel III” means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

20.	Other Indemnities

20.1	Currency Indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2	Other Indemnities

The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing Among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Utilisation requested by the Parent or a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)

issuing or making arrangements to issue a Letter of Credit requested by the Parent or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(e)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

20.3	Indemnity to the Agent

The Parent shall promptly on demand indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)

any cost, loss or liability (including without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems Etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

20.4	Indemnity to the Security Agent

(a)

Each Obligor jointly and severally shall promptly on demand indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them as a result of:

(i)	any failure by the Parent to comply with its obligations under Clause 22 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment).

(b)

Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 20.4 will not be prejudiced by any release or disposal under Clause 14 (Distressed Disposals and Appropriation) of the Intercreditor Agreement taking into account the operation of that clause.

(c)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

21.	Mitigation by the Lenders

21.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality) (or, in respect of the Fronting Bank, Clause 11.2 (Illegality in Relation to Fronting Bank)), Clause 18 (Tax Gross-Up and Indemnities) or Clause 19 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

21.2	Limitation of Liability

(a)	The Parent shall promptly on demand indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

22.	Costs and Expenses

22.1	Transaction Expenses

The Parent shall, promptly on demand, pay the Agent, the Arranger, the Fronting Bank and the Security Agent the amount of all out-of-pocket costs and expenses (including legal fees (subject to any pre-agreed caps)) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

22.2	Amendment Costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 35.10 (Change of Currency),

the Parent shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

22.3	Security Agent’s Management Time and Additional Remuneration

(a)

Any amount payable to the Security Agent under Clause 20.4 (Indemnity to the Security Agent) and this Clause 22 shall (following the occurrence of an Event of Default) include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Parent and the Lenders, and is in addition to any other fee paid or payable to the Security Agent.

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)

the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Parent agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Parent agreeing that it is otherwise appropriate in the circumstances,

the Parent shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below.

(c)

If the Security Agent and the Parent fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Parent or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Parent) and the determination of any investment bank shall be final and binding upon the Parties.

22.4	Enforcement and Preservation Costs

The Parent shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

Section 7

Guarantee

23.	Guarantee and Indemnity

23.1	Guarantee and Indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)

guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents (other than any Excluded Swap Obligations) including, without limitation:

(i)	obligations which, but for the automatic stay under section 362(a) of the US Bankruptcy Code, would become due; and

(ii)

any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding;

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor;

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 23 if the amount claimed had been recoverable on the basis of a guarantee; and

(d)

if an Australian Borrower becomes an Additional Borrower pursuant to the terms of Clause 31.2 (Additional Borrowers), undertakes with each Finance Party that if an Ipso Facto Event is continuing, then immediately on demand that Guarantor shall:

(i)	pay all Loans, accrued interest and other amounts referred to in Clause 28.21 (Acceleration) then due and payable as if it was the principal obligor; and/or

(ii)	provide cash cover for all Letters of Credit referred to in Clause 28.21 (Acceleration) and then due and payable except to the extent they have been repaid or prepaid.

23.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 23 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

23.4	Waiver of Defences

The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

23.5	Guarantor Intent

Without prejudice to the generality of Clause 23.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

23.6	Immediate Recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 23.

23.8	Deferral of Guarantors’ Rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 23:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor (except of the type set forth in paragraph (i) of the definition of “Permitted Financial Indebtedness”);

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party; and/or

(g)

in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process), including proving for or claiming, or exercising any voting rights or other rights in respect of any indebtedness of any nature owed to it by the Obligor.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for or on behalf of the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 35 (Payment Mechanics).

23.9	Guarantors’ acknowledgement

To the extent permitted by any applicable law, Expro Cyprus, as an Original Guarantor and any other Additional Guarantor incorporated in Cyprus, accepts and acknowledges that for the purposes of this Agreement all rights, defences or exceptions made available to sureties under sections 88, 91 – 93 (both inclusive) and 97 – 99 (both inclusive) of the Cyprus Contract Law, Cap. 149 are hereby waived.

23.10	Release of Guarantors’ Right of Contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.11	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.12	Guarantee Limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the Original Jurisdiction of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor. In relation to the guarantee, indemnity and other obligations of any Guarantor incorporated in the jurisdiction of Cyprus expressed to be assumed or undertaken by such Guarantor under this Agreement, shall be deemed not to be assumed or undertaken by such Guarantor to the extent the same would constitute unlawful financial assistance within the meaning of Section 53 of the Cyprus Companies Law, Cap. 113, as amended, unless the exceptions set out in Section 53(3) of the aforesaid Law apply to such Guarantor.

23.13	Guarantee Limitations - Norway

(a)

The obligations of any Guarantor incorporated in Norway (each a “Norwegian Guarantor”) under this Agreement or any other Finance Documents shall not include any obligations or liabilities (whether in the form of a guarantee, undertaking, indemnity and payment, including but not limited to set-offs, distributions and cash-sweeps) to the extent these would violate any mandatory provisions of law applicable to it, including sections 8-7 and 8-10 of the Norwegian Limited Liability Companies Act of 1977, no. 44 regarding unlawful financial assistance and other restrictions on a Norwegian limited liability company’s ability to grant guarantees, loans or security in favour of other group companies.

(b)	The maximum liability of any Norwegian Guarantor under the Agreement shall in all circumstances be limited to USD300,000,000 plus interest, default interest and expenses under the Finance Documents.

(c)

The limitations set out in paragraphs (a) and (b) above shall apply mutatis mutandis to any Security provided by any Norwegian Guarantor under the Transaction Security Documents and to any guarantee, undertaking, obligation, indemnity and payment, including but not limited to distributions, cash-sweeps, credits, loans and set-offs, pursuant to or permitted by the Finance Documents in relation to a Norwegian Guarantor.

23.14	Guarantee Limitations - Luxembourg

(a)

Notwithstanding any provisions to the contrary in any Finance Document, the aggregate obligations and liabilities of any Guarantor incorporated in Luxembourg under this Clause 23 for the obligations of any other Guarantor in which the relevant Guarantor has no direct or indirect equity interest, shall be limited at any time to a maximum amount not exceeding ninety-five per cent. (95%) of the sum of such Guarantor’s “capitaux propres” (as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Law of 19 December 2002 on the register of commerce and companies and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”) and such Guarantor’s debt which is subordinated in right of payment (whether generally or specifically) to any claim of any Finance Party under any of the Finance Documents (the “Lux Subordinated Debt”), as determined on the basis of the then latest available annual accounts of such Guarantor duly established in accordance with applicable accounting rules, as at the date on which the guarantee under this Clause 23 is called.

(b)

Where for the purpose of the above determination, no duly established annual accounts are available for the relevant reference period (which, for the avoidance of doubt, includes a situation where, in respect of the determination to be made under paragraph (a) above, no final annual accounts have been established in due time in respect of the then most recently ended Financial Year) the relevant Guarantor shall, promptly, establish unaudited interim accounts (as of the date of the end of the then most recent financial quarter) or annual accounts (as applicable) duly established in accordance with applicable accounting rules, pursuant to which the relevant Guarantor’s Own Funds and Lux Subordinated Debt will be determined.

(c)

The above limitation shall not apply to any amounts borrowed under any Finance Document and in each case made available, in any form whatsoever, to such Guarantor or any entity in which it has a direct or indirect equity interest.

23.15	Guarantee Limitations – US

(a)

Each US Obligor and each Finance Party (by its acceptance of the benefits of the guarantee under this Clause 23) hereby confirms that it is its intention that the guarantee under this Clause 23 shall not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar federal, state or foreign law. To effectuate the foregoing intention, each US Obligor and each Finance Party (by its acceptance of the benefits of the guarantee under this Clause 23) hereby irrevocably agrees that the maximum aggregate amount of the obligations for which such US Obligor shall be liable under such guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such US Obligor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for equitable contribution among such US Obligor and the other Obligors, result in such obligations of such US Obligor not constituting a fraudulent transfer or conveyance.

(b)

Notwithstanding anything to the contrary in this Agreement or any other Finance Document, in no circumstances shall proceeds of any Security constituting an asset of a Guarantor which is not a Qualified ECP Guarantor be applied towards the payment of any Excluded Swap Obligations nor shall any guarantee provided by any Guarantor pursuant to any Finance Document guarantee any obligations which are Excluded Swap Obligations, notwithstanding the terms of such Finance Document (and in the case of any conflict between the terms of any Finance Document and this Clause 23.15, the terms of this Clause 23.15 shall prevail).

23.16	Guarantee Limitations – the Netherlands

The obligations of any Dutch Obligor or of any subsidiary of a Dutch Obligor, expressed to be assumed in this Clause 23 or otherwise pursuant to this Agreement, shall exclude, and shall not be or be construed as, any guarantee, indemnity, security or other obligation of such Obligor, to the extent that this would constitute unlawful financial assistance within the meaning of section 2:98c of the Dutch Civil Code or any other applicable financial assistance rules of any relevant jurisdiction.

Section 8

Representations, Undertakings and Events of Default

24.	Representations

24.1	General

Each Obligor makes the representations and warranties set out in this Clause 24 to each Finance Party.

24.2	Status

(a)	It is duly incorporated and validly existing under the law of its Original Jurisdiction and in the case of an Original Obligor incorporated in the Cayman Islands, in good standing.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

24.3	Binding Obligations

Subject to the Legal Reservations and, in relation to the Transaction Security Documents, the Perfection Requirements,

(a)	the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

24.4	Non-Conflict with Other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security pursuant to the Agreed Security Principles do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any member of the Group; or

(c)

any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument to the extent such default or termination event would have or is reasonably likely to have a Material Adverse Effect.

24.5	Power and Authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

24.6	Validity and Admissibility in Evidence

(a)	All Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect, except for any Authorisation referred to in Clause 24.9 (No Filing or Stamp Taxes).

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect.

24.7	Governing Law and Enforcement

Subject to the Legal Reservations:

(a)	the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions; and

(b)	any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

24.8	Insolvency

Since 5 February 2018, no:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.7 (Insolvency Proceedings); or

(b)	creditors’ process described in Clause 28.8 (Creditors’ Process),

has been taken or, to the knowledge of the Parent, threatened in relation to a member of the Group; and none of the circumstances described in Clause 28.6 (Insolvency) applies to a member of the Group.

24.9	No Filing or Stamp Taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction (except, for Luxembourg, (i) in case where the Finance Documents are referred to in a public deed or used before a Luxembourg official authority or any autorité constituée or before a Luxembourg Court, notably by being referred to in a writ, to the extent that the Finance Documents are subject to mandatory registration within a fixed cut-off date (délai de rigeur), (ii) where the Finance Documents are physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration in Luxembourg or (iii) in case where the Finance Documents are voluntarily or in accordance with a contractual agreement presented to the registration formalities in which cases a fixed or an ad valorem registration duty may become payable) or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except (i) any filing, recording or enrolling or any tax or fee payable in relation to the Transaction Security Documents (ii) which are referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Finance Document and (iii) Cyprus stamp duty that would be payable on the Finance Documents to which any Guarantor established in Cyprus is a party.

24.10	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document:

(a)	if it is a UK Borrower,

(i)	to a Lender which is a Qualifying Lender:

(A)	falling within paragraph (a)(i) of the definition of “Qualifying Lender”; or

(B)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of “Qualifying Lender”; or

(ii)

to a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488);

(b)	to a Lender (other than a Treaty Lender) which is entitled under a Dutch Law to receive interest without any Tax Deduction;

(c)	with respect to the United States, to a Lender which is a Qualifying Lender falling within paragraph (c) of the definition of “Qualifying Lender”; or

(d)	with respect to Luxembourg, to a Lender:

(i)	which is a Qualifying Lender falling within paragraph (d) of the definition of “Qualifying Lender”; or

(ii)	which is not a Luxembourg resident individual.

24.11	No Default

(a)

No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

24.12	No Misleading Information

(a)

Any factual information provided by any Obligor to the Agent in connection with the Transaction Documents on or prior to the date of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

The Budget has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements, and the financial projections contained in the Budget have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions and have been approved by the board of directors of the Parent.

(c)

Any financial projection or forecast contained in each Budget has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of each such Budget) and arrived at after careful consideration.

(d)	No information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in any Budget being untrue or misleading in any material respect.

(e)

All other written information provided by any member of the Group (including its advisers) to a Finance Party or the provider of the Pensions Report was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

The representations and warranties made with respect to the Pensions Report are made by each Obligor in this Clause 24.12 only so far as it is aware after making due and careful enquiries.

24.13	Financial Statements

(a)

Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied, unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement.

(b)

Its unaudited Original Financial Statements fairly present in all material respects its financial condition and its results of operations for the relevant financial year and the relevant month, unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement.

(c)

Its audited Original Financial Statements fairly present its financial condition and its results of operations during the relevant financial year, unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement.

(d)

There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent) since the latest date of the Original Financial Statements.

(e)	Its most recent financial statements delivered pursuant to Clause 25.1 (Financial Statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)

fairly present (in the case of unaudited financial statements, in all material respects) its consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.

(f)

The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(g)

Since the date of the most recent financial statements delivered pursuant to Clause 25.1 (Financial Statements) there has been no material adverse change in the business or financial condition of the Group.

24.14	No Proceedings

(a)

No litigation, arbitration or (except as disclosed in the Parent’s public filings with the US Securities and Exchange Commission prior to the date of this Agreement) administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries.

(b)

No judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries.

24.15	No Breach of Laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

24.16	Environmental Laws

(a)

Each member of the Group is in compliance with Clause 27.3 (Environmental Compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

(c)

The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for in the Budget and the cost of compliance with any recommendations made in this connection is adequately provided for in the Budget.

24.17	Taxation

(a)

None of the Parent, any other Obligor nor any Material Company is materially overdue in the filing of any Tax returns and is overdue in the payment of any amount in respect of Tax of USD5,000,000 (or its equivalent in any other currency) or more unless such payment is being contested in good faith and is not frivolous, and is, or will promptly, within any applicable legal timeframes, after such non-payment be adequately reserved against, in accordance with the applicable Accounting Principles.

(b)

No non-frivolous claims or non-routine investigations are being, or are reasonably likely to be, made or conducted against any of the Parent, any other Obligor or any Material Company with respect to Taxes such that, if adversely determined, they are or would be reasonably likely to result in a liability of, or claim against, any of the Parent, any other Obligor or any Material Company in excess of USD5,000,000 (or its equivalent in any other currency) (whether individually or in aggregate).

(c)	It is resident for Tax purposes only in its Original Jurisdiction.

24.18	Anti-Corruption Laws

(a)

Each member of the Group, each Affiliate thereof, and all directors, officers, employees and anyone acting on behalf of any member of the Group (in each case as to a director, officer, employee or anyone acting on behalf such member, acting in their capacity as such) has conducted its businesses in compliance with all anti-corruption, anti-bribery and anti-money laundering laws, rules and regulations of any applicable jurisdiction from time to time (including, without limitation, the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977) (such laws, rules and regulations, collectively the “Anti-Corruption Laws”) and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(b)

Except as disclosed in the Parent’s public filings with the US Securities and Exchange Commission prior to the date of this Agreement, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against any member of the Group, any Affiliate thereof, or any of the directors, officers or employees or anyone acting on behalf of any member of the Group (in each case, as to a director, officer, employee or anyone acting on behalf of such member, acting in their capacity as such) in relation to a breach of the Anti-Corruption Laws.

(c)

No member of the Group and no Affiliate thereof and no director, officer, employee or anyone acting on behalf of any member of the Group (in each case, as to a director, officer, employee or anyone acting on behalf of such member, in their capacity as such) is under any administrative, civil or criminal investigation for an alleged violation of, or received notice from, or made voluntary disclosure to, any governmental entity regarding a possible violation of the Anti-Corruption Laws.

(d)	No Utilisation, use of proceeds or other transaction contemplated by this Agreement violates any Anti-Corruption Laws.

24.19	Sanctions

(a)	No Relevant Person and no Affiliate of any member of the Group:

(i)	is a Sanctions Restricted Person;

(ii)	is in breach of Sanctions Laws and Regulations;

(iii)

is (as to any Affiliate, to its knowledge) subject to or involved in any complaint, claim, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority or third party concerning any Sanctions Laws and Regulations;

(iv)	has its assets located in a Sanctioned Country;

(v)	directly or indirectly derives revenues from investments in or transactions with Sanctions Restricted Person(s) in breach of Sanctions Laws and Regulations; or

(vi)	is knowingly engaged in any activity that would reasonably be expected to result in its being designated as a Sanctions Restricted Person.

(b)	No Utilisation, use of proceeds or other transaction contemplated by this Agreement violates any Sanctions Laws and Regulations.

(c)

The representations provided under this Clause 24.19 shall only apply to the extent that they do not result in any violation of, conflict with or liability for any Party under EU Regulation (EC) No 2271/96 of 22 November 1996, as amended, or any other similar anti-boycott legislation as may be applicable, such as the blocking law of the United Kingdom.

24.20	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

24.21	Ranking

Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security other than as permitted by the Agreement or by the relevant Transaction Security Document.

24.22	Good Title to Assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

24.23	Legal and Beneficial Ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

24.24	Shares

(a)

(i)	The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase, pre-emption or other similar rights; and

(ii)

the constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

(b)

There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group which is subject to the Transaction Security (including any option or right of pre-emption or conversion).

24.25	Intellectual Property

It:

(a)

is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(b)	does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect; and

(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

24.26	Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to Part 1 of Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects.

24.27	Guarantor Coverage Test

(a)

The aggregate of earnings before interest, tax, depreciation and amortisation of the Guarantors (calculated on the same basis as EBITDA) and disregarding from the earnings before interest, tax, depreciation and amortisation of the Guarantors any negative earnings before interest, tax, depreciation and amortisation of any Guarantor (in which case it shall be deemed zero) and the aggregate Assets of the Guarantors (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) on the Testing Date (as defined in paragraph (c) of Clause 27.34 (Guarantors)) exceeds 80 per cent. of EBITDA and 70 per cent. of the consolidated Assets of the Group.

(b)

For these purposes, earnings before interest, tax, depreciation and amortisation as well as the Assets of any member of the Group that is not required to become a Guarantor in accordance with the Agreed Security Principles shall be disregarded.

(c)	The test set out in paragraph (a) above is the “Guarantor Coverage Test”.

24.28	Accounting Reference Date

The Accounting Reference Date of each Obligor is 31 December.

24.29	Centre of Main Interests and Establishments

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Recast Insolvency Regulation”), its centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

24.30	Compliance with ERISA

(a)

Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favourable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect. In each case, except as not reasonably expected to have a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under section 401(a) of the Code has received a favourable determination letter from the IRS to the effect that it meets the requirements of sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favourable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favourable determination letter or otherwise materially adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur other than as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)	There exists no Unfunded Pension Liability with respect to any Plan, except as would not have a Material Adverse Effect.

(c)

There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Borrower, any Subsidiary of a Borrower or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

24.31	Pensions

(a)

Except for the Secured Pension Scheme, neither it nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993).

(b)

Except for the Secured Pension Scheme, neither it nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

(c)

The Pensions Regulator has not issued a Financial Support Direction, a Contribution Notice, or a warning notice in respect of the potential issue of a Financial Support Direction or Contribution Notice, and no Obligor is aware of any circumstances that might reasonably be expected to lead to the issue of a Financial Support Direction or Contribution Notice in relation to the Secured Pension Scheme.

(d)

Other than as expressly disclosed to the Agent prior to the date of this Agreement in connection with the existence of certain immaterial defined benefit schemes in Norway, Indonesia and the Netherlands, neither it nor any of its Subsidiaries has been an employer of, or had any liabilities in respect of, a pension scheme (other than a defined contribution scheme which provides no benefits on a defined benefit basis) which provides benefits paid by reference to reaching, or expecting to reach, retirement, or which provides payments on death, disability, ill-health or termination of employment (with the exception of payments on disability as part of a defined contribution scheme, without any savings element for the employee).

24.32	No Adverse Consequences

(a)	It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)

No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

24.33	Holding Companies

Except as may arise under the Transaction Documents, before the Closing Date, the Parent, has not traded or incurred any liabilities or commitments (actual or contingent, present or future) other than acting as a Holding Company of its respective Subsidiary or as permitted by Clause 27.11 (Holding Companies).

24.34	Consolidated Tax Group – Australian Obligor

(a)

No Australian Obligor is a member of an Australian Consolidated Tax Group other than with entry into an Australian Tax Funding Agreement and an Australian Tax Sharing Agreement (in each case, which are in form and substance satisfactory to the Agent).

(b)	The only members of any Australian Consolidated Tax Group are Obligors.

(c)	No Australian Obligor is a member of an Australian GST Group other than where it is a party to an Indirect Tax Sharing Agreement (which is in form and substance satisfactory to the Agent).

24.35	Fiscal Unity – Dutch Obligor

A fiscal unity (fiscale eenheid) for Dutch tax purposes, if any, consists of Dutch Obligors only.

24.36	Corporate Benefit and Financial Assistance

No Australian Obligor has contravened nor will it contravene Chapter 2E or Part 2J.3 of the Corporations Act by entering into any Finance Document to which it is a party or performing any obligation under any Finance Document to which it is a party.

24.37	Margin Stock

No proceeds of any Utilisation will be used to purchase or carry any Margin Stock (as defined in US Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof) or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Utilisation nor the use of the proceeds of it will violate or be inconsistent with the provisions of US Regulation T, U or X of the Board of Governors of the Federal Reserve System from time to time in effect or any successor to all or a portion thereof.

24.38	Investment Company Act

No US Obligor, nor any of its Subsidiaries, is an “investment company”, or is “controlled” by an “investment company”, within the meaning of the US Investment Company Act of 1940, as amended. Neither the making of any Utilisation nor the application of the proceeds or repayment thereof by any Obligor, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the US Securities and Exchange Commission thereunder.

24.39	DAC6

No transaction expressly contemplated by the Transaction Documents nor any transaction to be carried out in connection with any transaction expressly contemplated by the Transaction Documents meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU (“DAC6”).

24.40	Times when Representations Made

(a)	All the representations and warranties in this Clause 24 are made by each Original Obligor on the date of this Agreement.

(b)	All the representations and warranties in this Clause 24 are deemed to be made by each Obligor on the Closing Date.

(c)	The Repeating Representations are deemed to be made by each Obligor:

(i)	on the date of each Utilisation Request;

(ii)	on each Utilisation Date;

(iii)	on the first day of each Interest Period;

(iv)	on the date of each Incremental Facility Notice;

(v)	on each Establishment Date; and

(vi)	in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor.

(d)

All the representations and warranties in this Clause 24 except Clause 24.12 (No Misleading Information), Clause 24.26 (Group Structure Chart), Clause 24.33 (Holding Companies) are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

25.	Information Undertakings

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 25:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 25.1 (Financial Statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 25.1 (Financial Statements).

25.1	Financial Statements

The Parent shall supply to the Agent in sufficient copies for all the Lenders and the Hedge Counterparty:

(a)

as soon as they are available, but in any event within 90 days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year, together with a statement from management of the Parent commenting on:

(i)	that Financial Year’s performance and any material developments; and

(ii)

the Capital Expenditure of the Group effected and/or committed during such Financial Year, together with a comparison against the Capital Expenditure effected to the amount of Capital Expenditure set forth in the relevant Budget (in the form previously delivered to the Agent prior to the date of this Agreement); and

(b)

as soon as they are available, but in any event within 60 days after the end of each Financial Quarter (except the fourth Financial Quarter) of each of its Financial Years, its unaudited consolidated financial statements for that Financial Quarter, together with a statement from management of the Parent commenting on:

(i)	that Financial Quarter’s performance and any material developments; and

(ii)

the Capital Expenditure of the Group effected and/or committed during such Financial Quarter, together with a comparison against the Capital Expenditure effected to the amount of Capital Expenditure set forth in the relevant Budget (in the form previously delivered to the Agent prior to the date of this Agreement).

25.2	Provision and Contents of Compliance Certificate

(a)	The Parent shall supply a Compliance Certificate to the Agent with each set of its Annual Financial Statements and each set of its Quarterly Financial Statements.

(b)	The Compliance Certificate shall, amongst other things:

(i)

(A)	set out (in reasonable detail) computations as to compliance with Clause 26 (Financial Covenants); and

(B)

when delivered with the Annual Financial Statements only, to the extent the aggregate Capital Expenditure of the Group (or, solely in the case of the period beginning on the Closing Date and ending on 31 December 2021, Expro Holdings UK 2 Limited and its Subsidiaries) (excluding any amounts directly related to contract awards following the delivery of the relevant Budget) in respect of:

(1)	any period beginning on the Closing Date and ending on the expiry of the first Financial Year after the date of this Agreement, being 31 December 2021; and

(2)	each other Financial Year thereafter,

in each case, exceeds 110 per cent. of the amount forecast for such Financial Year in the Budget, document and contain reasonable details of such overage; and

(ii)	when delivered with the Quarterly Financial Statements for the second Financial Quarter and the Annual Financial Statements:

(A)

shall confirm compliance with the Guarantor Coverage Test as set out in Clause 24.27 (Guarantor Coverage Test) or provide details of any Group company required to become an Additional Guarantor to ensure compliance with such Guarantor Coverage Test; and

(B)	confirm the identity of each Material Company and (in reasonable detail) computations which determine those entities as such.

(c)	Each Compliance Certificate shall be signed by the chief financial officer of the Parent.

25.3	Requirements as to Financial Statements

(a)

The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition, the Parent shall procure that each set of its Annual Financial Statements shall be audited by the Parent’s Auditors.

(b)	Each set of Quarterly Financial Statements or Annual Financial Statements delivered pursuant to Clause 25.1 (Financial Statements):

(i)

shall be certified by the chief financial officer (in respect of the Parent only and to the extent validly authorised as an Authorised Officer of the Parent to do so) or a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements), or fairly presenting (in other cases) its financial condition and operations (consolidated as applicable) as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors of those Annual Financial Statements and accompanying those Annual Financial Statements; and

(ii)	shall be prepared in accordance with the Accounting Principles,

unless, in relation to any set of financial statements, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and the Parent or the Parent’s Auditors (or, if appropriate, the auditors of the relevant Obligor) deliver to the Agent:

(A)

a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Budget or, as the case may be, that Obligor’s Original Financial Statements were prepared; and

(B)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 26 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Budget (in the case of the Parent) or that Obligor’s Original Financial Statements (in the case of an Obligor).

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Budget or, as the case may be, the Original Financial Statements were prepared.

(c)

If the Agent wishes to discuss the financial position of any Obligor with the auditors of that Obligor, the Agent may notify the Parent, stating the questions or issues which the Agent wishes to discuss with those auditors. The Parent (acting reasonably at all times) shall have the right to object to any questions which are not relevant for the assessment of the financial position or condition of an Obligor. The Parent must ensure that those auditors are authorised (at the expense and in the presence of (or in circumstances that the Parent is unable to be present, with full disclosure to) the Parent):

(i)	to discuss, to the extent permitted by any applicable laws, the financial position of the relevant member of the Group with the Agent on request from the Agent; and

(ii)

to disclose, to the extent permitted by any applicable laws, to the Agent for the Finance Parties any information (other than any commercially sensitive confidential information (such decision as to commercial sensitivity to be taken by the Parent, acting reasonably at all times)) which the Agent may reasonably request.

25.4	Budget

(a)

The Parent shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 45 days after the start of each of its Financial Years, an annual Budget for that Financial Year.

(b)	The Parent shall ensure that each Budget for a financial year:

(i)	is in a form reasonably acceptable to the Agent (based on the form of the Budget delivered to the Agent prior to the date of this Agreement) and includes:

(A)	a projected consolidated profit and loss, balance sheet and cashflow statement for the Group;

(B)	information on Capital Expenditure of the Group committed and/or to be effected during each quarter of that Financial Year; and

(C)	accompanying commentary from the management of the Parent,

for that Financial Year and for each Financial Quarter of that Financial Year;

(ii)	is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 25.1 (Financial Statements); and

(iii)	has been approved by the board of directors of the Parent.

(c)

If the Parent updates or changes the Budget, it shall within not more than ten days of the update or change being made deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

25.5	Presentations

(a)

Once in every Financial Quarter, at least two members of senior management of the Parent (one of whom shall be the chief financial officer) must hold calls (which may take the form of customary quarterly earnings calls) with the Finance Parties to give them a presentation about the on-going business and financial performance of the Group.

(b)

Two (or more, if a Default is continuing) of such quarterly update calls shall, upon the Agent’s written request, be replaced with semi-annual face to face presentations or, giving due regard to health and safety concerns in light of the COVID-19 pandemic or other equivalent circumstances, video presentations.

25.6	Year-End

The Parent shall procure that the end of each annual accounting period of the Parent and each other Obligor falls on 31 December.

25.7	Information: Miscellaneous

The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	promptly upon becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group;

(b)	promptly upon becoming aware of them, the details of any disposal claim which will require a prepayment under Clause 12.2 (Disposal and Insurance Proceeds);

(c)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(d)

promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the Group and an up to date copy of its shareholders’ register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Agent may reasonably request; and

(e)

promptly upon becoming aware of it, (i) any investigation or proposed investigation by the Pensions Regulator which (in the reasonable opinion of the Parent) may lead to the issue of a Financial Support Direction or a Contribution Notice; (ii) the issue of a Financial Support Direction or a Contribution Notice to it or any of its Subsidiaries; (iii) any notification by the trustees of the Secured Pension Scheme that a debt has become, or will become, payable pursuant to section 75 of the UK Pensions Act 1995, and (iv) any deterioration in the funding of that Secured Pension Plan or any other existing pension plans or schemes of any member of the Group or any increase in the contributions due to it, in either case that has resulted, or would be reasonably likely to result in, a Material Adverse Effect.

25.8	Notification of Default

(a)

Each Obligor shall notify the Agent of any Default that is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

25.9	ERISA

The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

promptly and in any event within 30 days after any Borrower, any Subsidiary of a Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of the Parent describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by such Borrower, Subsidiary of a Borrower, or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 30 day period set forth above shall be a 10 day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event; and

(b)

promptly, and in any event within 30 days, after becoming aware that there has been (i) a material increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable; (ii) the adoption of, or the commencement of contributions to, any Plan subject to section 412 of the Code by a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate or (iii) the adoption of any amendment to a Plan subject to section 412 of the Code which results in a material increase in contribution obligations of a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Parent.

25.10	“Know Your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)

any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Parent shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 31 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

(e)

Without limiting the generality of the foregoing, each Lender subject to the USA PATRIOT ACT (Title III of Pub. Law 107 56 (signed into law 26 October, 2001)) (as amended from time to time, the “PATRIOT Act”) hereby notifies Parent and the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Parent, the Borrower and any other Obligor and other information that will allow such Lender to identify Parent, the Borrower and any other Obligor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Agent and each Lender. You hereby acknowledge and agree that the Agent shall be permitted to share any or all such information with the Lenders.

25.11	Public Reporting

Any financial statements or other deliverables required to be delivered pursuant to this Clause 25 (Information Undertakings) shall be deemed to have been furnished to the Agent on the date that (i) such financial statements or deliverable (as applicable) are posted on the U.S. Securities and Exchange Commission’s website at www.sec.gov or the website for the Parent and (ii) the Agent has been provided written notice of such posting.

26.	Financial Covenants

26.1	Financial Definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group (on a consolidated basis) other than:

(a)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(b)	any amount of any liability in respect of pension related obligations of the Group under the Secured Pension Scheme;

(c)	in relation to the minority interests line in the balance sheet of the Borrowers; and

(d)

any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the latest Termination Date of the Facilities or are otherwise classified as borrowings under the Accounting Principles.

“Business Acquisition” means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure (other than expenditure or obligations in respect of Business Acquisitions) which, in accordance with the Accounting Principles, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease and (except for the purposes of calculation of the Capital Expenditure ratio set out in paragraph (d) of Clause 26.2 (Financial Condition)) including any amounts directly related to contract awards following the delivery of the relevant Budget).

“Cashflow” means, in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period;

(b)

adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any Exceptional Items not already taken into account of in calculating EBITDA for any Relevant Period (other than, in the case of cash receipts, Relevant Proceeds);

(c)

adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Relevant Period by any member of the Group;

(d)

adding (to the extent not taken into account in determining EBITDA) the amount of any dividends or other profit distributions received in cash by any member of the Group during that Relevant Period from any entity which is itself not a member of the Group and deducting (to the extent not already deducted in determining EBITDA) the amount of any dividends paid in cash during the Relevant Period to minority shareholders in members of the Group.

(e)	adding the amount of any cash paid to a member of the Group in the Relevant Period that represents repayment of any loan made to a Joint Venture;

(f)

adding 50 per cent. of the net balance sheet Cash, being the amount of Cash on balance sheet of any member of the Group after deducting any outstanding Loans or drawn and unreimbursed Letters of Credit under the Facilities;

(g)

adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA; and

(h)	deducting the amount of any cash costs of Pension Items during that Relevant Period to the extent not taken into account in establishing EBITDA,

and so that no amount shall be added (or deducted) more than once.

“Cashflow Cover” means the ratio of Cashflow to Debt Service in respect of any Relevant Period.

“Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) expected to be realised within 12 months from the date of computation but excluding amounts in respect of:

(a)	receivables in relation to Tax;

(b)	Exceptional Items and other non-operating items;

(c)	insurance claims;

(d)	any interest owing to any member of the Group.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group expected to be settled within 12 months from the date of computation but excluding amounts in respect of:

(a)	liabilities for Borrowings and Finance Charges;

(b)	liabilities for Tax;

(c)	Exceptional Items and other non-operating items; and

(d)	insurance claims.

“Debt Service” means, in respect of any Relevant Period, the aggregate of:

(a)	Net Finance Charges for that Relevant Period;

(b)	all scheduled and mandatory repayments of Borrowings falling due during that Relevant Period but excluding:

(i)

any amounts falling due under any overdraft or revolving facility (including, without limitation, the Facilities) and which were available for simultaneous redrawing according to the terms of that facility;

(ii)	for the avoidance of doubt, any mandatory prepayment made pursuant to Clause 12.2 (Disposal and Insurance Proceeds);

(iii)	any such obligations owed to any member of the Group; and

(iv)

any prepayment of Borrowings existing on the Closing Date or on the closing date of any Permitted Acquisition to the extent that such Borrowings relate to the target company of such Permitted Acquisition which is required to be repaid under the terms of this Agreement; and

(c)	the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by any member of the Group,

and so that no amount shall be included more than once.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any member of the Group;

(c)

after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(d)	before taking into account any Exceptional Items;

(e)

before deducting any fees, costs and expenses (other than any interest element of any regular payments), stamp, registration and other Taxes incurred by the Parent or any other member of the Group in connection with the Finance Documents;

(f)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(g)

plus or minus the Group’s share of the profits or losses (after finance costs and tax) of Non-Group Entities after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity;

(h)	before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(i)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset;

(j)	before taking into account any Pension Items; and

(k)	excluding the charge to profit represented by the expensing of stock options or other stock-based compensation,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items and/or any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment; and

(c)	disposals of assets associated with discontinued operations.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by any member of the Group (calculated on a consolidated basis) in cash in respect of that Relevant Period:

(a)

excluding any fees, costs and expenses (other than any interest element of any regular payments), registration and other Taxes incurred by the Parent or any other member of the Group in connection with the Finance Documents;

(b)	including any upfront fees or costs which are included as part of the effective interest rate adjustments;

(c)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(d)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement; and

(e)	taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis,

and so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with the Accounting Principles in force prior to 1 January 2019 have been treated as an operating lease).

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on 31 December in each year.

“Interest Cover” means the ratio of EBITDA to Net Finance Charges in respect of any Relevant Period.

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any member of the Group (other than by another member of the Group) on any Cash or Cash Equivalent Investment.

“New Shareholder Injections” means the aggregate amount subscribed for by any person (other than a member of the Group) for ordinary shares in the Parent or for subordinated loan notes or other subordinated debt instruments in the Parent on substantially the same terms as in the Subordinated Loan Documents or otherwise on terms acceptable to the Majority Lenders.

“Non-Group Entity” means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

“Pension Items” means any income or charge attributable to the Secured Pension Scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of 12 months, or, in the case of paragraphs (a) and (d) of Clause 26.2 (Financial Condition), such shorter period commencing on the Closing Date, ending on or about the last day of the Financial Year and each period of 12 months ending on or about the last day of each Financial Quarter.

“Relevant Proceeds” means Disposal Proceeds as defined in Clause 12.2 (Disposal and Insurance Proceeds).

“Senior Leverage” means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“Total Net Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but:

(a)	excluding any such obligations to any other member of the Group;

(b)	excluding any such obligations in respect of the Subordinated Loan Documents and, to the extent they constitute Borrowings, any New Shareholder Injections;

(c)	including any pension related liabilities in connection with the Secured Pension Scheme but only up to the level of the Secured Pension Claim (each as defined in the Intercreditor Agreement);

(d)	including, in the case of Finance Leases only, their capitalised value; and

(e)	deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time,

and so that no amount shall be included or excluded more than once.

“Working Capital” means, on any date, Current Assets less Current Liabilities.

26.2	Financial Condition

The Parent shall ensure that:

(a)	Cashflow Cover: Cashflow Cover in respect of any Relevant Period shall not be less than 1.5:1.

(b)	Interest Cover: Interest Cover in respect of any Relevant Period shall not be less than 4.0:1.

(c)	Senior Leverage: Senior Leverage in respect of any Relevant Period shall not exceed 2.25:1.

(d)

Capital Expenditure: The aggregate Capital Expenditure of the Group (or, solely in the case of the period beginning on the Closing Date and ending on 31 December 2021, Expro Holdings UK 2 Limited and its Subsidiaries) (excluding any amounts directly related to contract awards following the delivery of the relevant Budget) in respect of (x) the period beginning on the Closing Date and ending on the expiry of the first Financial Year after the date of this Agreement, being 31 December 2021; and (y) each other Financial Year thereafter, shall not exceed 110 per cent. of the amount forecasted for that Financial Year in the relevant Budget; or, to the extent exceeded, the Parent complies with the terms of paragraph (b)(i)(B) of Clause 25.2 (Provisions and Contents of Compliance Certificate).

26.3	Financial Testing

(a)

The financial covenants set out in paragraphs (a), (b) and (c) of Clause 26.2 (Financial Condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to paragraphs (a) and (b) of Clause 25.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 25.2 (Provision and Contents of Compliance Certificate).

(b)

The financial covenant set out in paragraph (d) of Clause 26.2 (Financial Condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to paragraph (a) of Clause 25.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 25.2 (Provision and Contents of Compliance Certificate).

27.	General Undertakings

The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and Compliance with Laws

27.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply Certified Copies to the Agent of:

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Transaction Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

27.2	Compliance with Laws

Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

27.3	Environmental Compliance

Each Obligor shall (and the Parent shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

27.4	Environmental Claims

Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

27.5	Anti-Corruption Laws

(a)

Neither the Parent nor any of the Borrowers will request any Utilisation under, and no Obligor shall (and the Parent shall ensure that no other member of the Group will) directly or indirectly use the proceeds of, the Facilities in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money or anything else of value to any person, which, in each case, would breach any Anti-Corruption Laws.

(b)

Each Obligor shall (and the Parent shall ensure that each other member of the Group and their respective directors, officers, employees and anyone acting on behalf of such member (in each case, as to a director, officer, employee or anyone acting on behalf of such member, acting in their capacity as such) will):

(i)	conduct its businesses in compliance with applicable Anti-Corruption Laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

27.6	Sanctions

(a)

Neither the Parent nor any of the Borrowers will request any Utilisation under, and no Obligor shall (and the Parent shall ensure that no other Relevant Person will) take any action, make any omission or use (directly or indirectly) any proceeds of the Loan or use (directly or indirectly) any Letter of Credit under any Facility:

(i)	in a manner that is a breach of Sanctions Laws and Regulations;

(ii)	in a manner that causes (or will cause) a breach of Sanctions Laws and Regulations by any Finance Party; and/or

(iii)	for the purpose of funding, financing or facilitating any activities, business or transaction of, or with, any Sanctions Restricted Person or in any Sanctioned Country.

(b)

No Obligor shall (and the Parent shall ensure that no other Relevant Person will) take any action or make any omission that results, or is reasonably likely to result, in it or any Finance Party becoming a Sanctions Restricted Person.

(c)

Each Obligor shall (and the Parent shall ensure that each other member of the Group and their respective directors, officers, employees and anyone acting on behalf of such member (in each case, as to a director, officer, employee or anyone acting on behalf of such member, acting in their capacity as such) will):

(i)	conduct its businesses in compliance with applicable Sanctions Laws and Regulations; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

(d)

The undertakings provided under paragraphs (a) to (c) of this Clause 27.6 shall only apply to the extent that they do not result in any violation of, conflict with or liability for any Party under EU Regulation (EC) No 2271/96 of 22 November 1996, as amended, or any other similar anti-boycott legislation as may be applicable, such as the blocking law of the United Kingdom.

27.7	Taxation

(a)

Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 25.1 (Financial Statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)

No member of the Group may change its residence for Tax purposes, provided that the Parent may change its residence for Tax purposes to another jurisdiction (i) where a member of the Group is resident for Tax purposes as of the date of this Agreement and (ii) that is not listed on the European Union’s list of non-cooperative jurisdictions for tax purposes as in effect at the date of such change of residence.

(c)	No Australian Obligor will become a member of:

(i)

an Australian Consolidated Tax Group without entering into an Australian Tax Funding Agreement and an Australian Tax Sharing Agreement (in each case, which are in form and substance satisfactory to the Agent); or

(ii)	an Australian GST Group.

(d)	Each Australian Obligor must ensure that the only members of any Australian Consolidated Tax Group are Obligors.

(e)	No Dutch Obligor may be a member of a fiscal unity (fiscale eenheid) for Dutch tax purposes other than a fiscal unity made up solely of Dutch Obligors.

Restrictions on Business Focus

27.8	Merger or Migration

No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, migration, consolidation or corporate reconstruction (which shall include, for the avoidance of doubt, any change to the nature of a Group member’s legal personality, status, company type or place of incorporation) other than a Permitted Transaction or any sale, lease, transfer or other disposal permitted pursuant to Clause 27.15 (Disposals).

27.9	Change of Business

The Parent shall procure that no substantial change is made to the general nature of the business of the Parent, the Obligors or the Group taken as a whole from that carried on at the date of this Agreement.

27.10	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	acquire a company or any shares or securities or a business or undertaking or make any contribution on account of existing shares or securities (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking or any contribution on account of existing shares or securities (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Permitted Acquisition; or

(ii)	a Permitted Transaction.

27.11	Holding Companies

The Parent shall not trade, carry on any business, own any assets or incur any liabilities except for:

(a)

the provision of administrative services (excluding treasury services) and guarantees to other members of the Group of a type customarily provided by a holding company to its Subsidiaries in the ordinary course of business;

(b)

ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security;

(c)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company; and

(d)	the issue (other than to members of the Group) or repurchase of its own share capital, provided that such issue or repurchase does not cause a Change of Control to occur.

Restrictions on Dealing with Assets and Security

27.12	Preservation of Assets

Each Obligor shall (and the Parent shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

27.13	Pari Passu Ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

27.14	Negative Pledge

In this Clause 27.14, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

27.15	Disposals

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal;

(ii)	a Permitted Transaction; or

(iii)	permitted by the Intercreditor Agreement.

27.16	Arm’s Length Basis

(a)

Except as permitted by paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 27.16:

(i)	intra-group loans permitted under Clause 27.18 (Loans or Credit);

(ii)

fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 4.1 (Initial Conditions Precedent) or agreed by the Agent;

(iii)	any Permitted Transaction; and

(iv)	permitted by the Intercreditor Agreement.

27.17	Structural Intra-Group Loans

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	repay or prepay any principal amount (or capitalised interest) outstanding under the Structural Intra-Group Loans;

(ii)	pay any interest or any other amounts payable in connection with the Structural Intra-Group Loans; or

(iii)	purchase, redeem, defease or discharge any amount outstanding with respect to the Structural Intra-Group Loans.

(b)

Paragraph (a) does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is a Permitted Payment or is otherwise permitted under the Intercreditor Agreement.

Restrictions on Movement of Cash – Cash Out

27.18	Loans or Credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

27.19	No guarantees or indemnities

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

27.20	Dividends and Share Redemption

(a)	No member of the Group shall:

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)

the extent that the actions set out in paragraphs (a)(i) and (a)(ii) are taken by (A) an Obligor for the benefit of another Obligor; or (B) a member of the Group which is not an Obligor for the benefit of another member of the Group; or

(ii)	a Permitted Transaction (other than one referred to in paragraph (c) of the definition of that term).

27.21	Subordinated Loan Documents

The Parent shall not (and will ensure that no other member of the Group will):

(a)	repay or prepay any principal amount (or capitalised interest) outstanding under the Subordinated Loan Documents;

(b)	pay any interest, fee or charge accrued or due under the Subordinated Loan Documents; or

(c)	purchase, redeem, defease or discharge any of the loans outstanding under the Subordinated Loan Documents.

Restrictions on Movement of Cash – Cash In

27.22	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

27.23	Share Capital

No Obligor shall issue any shares except pursuant to:

(a)	a Permitted Share Issue; or

(b)	a Permitted Transaction.

27.24	Factoring

No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any factoring, receivables financing or similar arrangements except pursuant to:

(a)	a Permitted Factoring; or

(b)	a Permitted Transaction.

Miscellaneous

27.25	Insurance

(a)

Each Obligor shall (and the Parent shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets (including, without limitation, those which are subject to the Transaction Security) against those risks and to the extent as is usual for prudent companies located in the same or similar location and carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

27.26	Pensions

(a)

The Parent shall ensure that all UK defined benefit pension schemes operated by or maintained for the benefit of members of the Group and/or any of their employees are funded in accordance with sections 221 and 222 of the Pensions Act 2004 and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme).

(b)

Except for the Secured Pension Scheme, the Parent shall ensure that no member of the Group is at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

(c)

The Parent shall deliver to the Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Parent), actuarial reports in relation to all pension schemes mentioned in paragraph (a) above.

(d)

The Parent shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(e)

Each Obligor shall immediately notify the Agent of any investigation or proposed investigation by the Pensions Regulator which in the Obligor’s reasonable opinion may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group.

(f)	Each Obligor shall immediately notify the Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

27.27	People with Significant Control Regime

Each Obligor shall (and the Parent shall ensure that each other member of the Group will):

(a)

within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.

27.28	Access

If an Event of Default is continuing or the Agent reasonably suspects an Event of Default is continuing or may occur, each Obligor shall, and the Parent shall ensure that each member of the Group will, permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or the Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or the Parent to:

(a)	the premises, assets, books, accounts and records of each member of the Group; and

(b)	meet and discuss matters with the management of the Parent.

27.29	Intellectual Property

(a)	Each Obligor shall (and the Parent shall procure that each other member of the Group will):

(i)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(ii)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(iii)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(iv)

not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(v)	not discontinue the use of any material Intellectual Property.

(b)

Failure to comply with any part of paragraph (a) above shall not be a breach of this Clause 27.29 to the extent that any dealing with Intellectual Property which would otherwise be a breach of paragraph (a) above is contemplated by the definition of Permitted Transaction.

27.30	Amendments

(a)

No Obligor shall (and the Parent shall ensure that no other member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or any other document delivered to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent) or Clause 31 (Changes to the Obligors) or enter into any agreement with any shareholders of the Parent (other than as set out in the Subordinated Loan Documents) or any of their Affiliates which is not a member of the Group except in writing:

(i)	in accordance with Clause 41 (Amendments and Waivers);

(ii)	to the extent that that amendment, variation, novation, supplement, superseding, waiver or termination is permitted by the Intercreditor Agreement;

(iii)	prior to or on the Closing Date, with the prior written consent of the Original Lenders; or

(iv)

after the Closing Date (and, with respect to the agreements referred to in paragraphs (i), (o)(i) and (o)(ii) of the definition of “Permitted Financial Indebtedness”, on or prior to the Closing Date), in a way which:

(A)	could not be reasonably expected materially and adversely to affect the interests of the Lenders; and

(B)	would not change the date, amount or method of payment of interest or principal on the relevant Transaction Documents (other than the Finance Documents).

(b)	The Parent shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in paragraphs (i) to (iv) above.

27.31	Financial Assistance

Each Obligor shall (and the Parent shall procure each other member of the Group will) comply in all respects with sections 678 and 679 of the Companies Act 2006 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

27.32	Treasury Transactions

No Obligor shall (and the Parent will procure that no other member of the Group will) enter into any Treasury Transaction, other than:

(a)	the hedging transactions documented by the Hedging Agreements;

(b)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(c)

any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group with a maturity of not more than 12 months and not for speculative purposes.

27.33	Centre of Main Interests and Establishments

No Obligor incorporated in the European Union will arrange its affairs in such a way as is intended to change its centre of main interest (as that term is used in Article 3(1) of the Recast Insolvency Regulation) in circumstances that have or are reasonably likely to be materially adverse to the interests of the Lenders (taken as a whole) under the Finance Documents.

27.34	Guarantors

(a)	Subject to paragraph (b) below, the Parent shall ensure that on the date of this Agreement and at all times after the date of this Agreement, the Guarantor Coverage Test is satisfied.

(b)	If on any Testing Date, the Guarantor Coverage Test is not satisfied, subject always to the Agreed Security Principles, the Parent shall procure that:

(i)

in respect of any Material Company and/or members of the Group, which are incorporated in the United Kingdom, the USA, Luxembourg, Australia, Norway, Cyprus, the Netherlands, Guernsey or any other jurisdiction as agreed by the Parent and the Majority Lenders (each acting reasonably), within 45 days (or such later date as the Agent may agree in its discretion (acting reasonably)); and

(ii)

in respect of any other Material Company and/or other members of the Group, which are incorporated in jurisdictions other than the jurisdictions listed in paragraph (i) above, within 75 days (or such later date as the Agent may agree in its discretion (acting reasonably)), in each case, from the date on which the applicable financial statements of the Group are delivered to the Agent, such Material Companies and other members of the Group shall accede as Additional Guarantors in accordance with Clause 31.4 (Additional Guarantors) to ensure that the Guarantor Coverage Test is satisfied (calculated as if such Additional Guarantors had been Guarantors on the relevant Testing Date and provided that, if the Guarantor Coverage Test is satisfied within such time period, no Default or other breach of the Agreement shall arise in respect thereof).

(c)

For the purposes of this Clause, “Testing Date” means each of the date of this Agreement and each Quarter Date or if such date is not a Business Day, the Parent may elect that such date shall be the next Business Day or the immediately preceding Business Day.

27.35	Corporate Benefit and Financial Assistance

In entering into or performing its obligations under any Finance Document to which it is a party, Australian Obligor shall comply in all material respects with Chapter 2E and Part 2J.3 of the Corporations Act to the extent applicable to it.

27.36	Further Assurance

(a)

Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor shall (and the Parent shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary or required for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(c)

Each Obligor shall promptly notify the Security Agent of its becoming the legal and/or beneficial owner of or of its acquisition of, or agreement to acquire, (by licence or otherwise) any assets which are material to its business.

(d)

Each Obligor shall (and the Parent shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require) in favour of the Security Agent or its nominee(s) to create security over any assets referred to in paragraph (c)(i) above in accordance with the Agreed Security Principles.

27.37	Conditions Subsequent

(a)

On or before the date falling 15 Business Days after the date of the Cyprus Account Charge and the Debenture entered into by Expro Cyprus on or about the date of this Agreement, Expro Cyprus shall provide evidence, to the satisfaction of the Agent (acting reasonably), that a verified copy of the Cyprus Account Charge and the abovementioned Debenture together with particulars of the charge/security interest created thereunder, on the prescribed Companies Form HE 24 have been submitted for registration with the Cyprus Registrar of Companies and Official Receiver in accordance with section 90 of the Cyprus Companies Law, Cap. 113.

(b)

Within five Business Days of receipt by Expro Cyprus, it shall deliver to the Agent a copy, certified by the company secretary, of the certificate of registration of a charge issued by the Cyprus Registrar of Companies and Official Receiver in respect of the Cyprus Account Charge and the Debenture referred to in paragraph (b) above.

(c)

Within five Business Days of the date of this Agreement, the Original Obligors incorporated in the Cayman Islands, shall each deliver to the Agent copies of its register of mortgages and charges indicating the due registration of the security created by it under the New Eagle Security Agreement, the New Eagle 2 Share Pledge, the New Eagle 2 Security Agreement and the Debenture (as applicable) and its register of members, noting the existence of the relevant Cayman Share Pledge (as applicable).

(d)

Within 180 days from the Closing Date, the Parent shall ensure that each of the Existing Guarantees, which is indicated to roll-over in Part 1, Part 2 or Part 3 of Schedule 15 (Existing Guarantees), is cancelled and a Rollover Letter of Credit is issued on the same day, and any cash collateral provided in connection with such cancelled Existing Guarantees is released concurrently, irrevocably and unconditionally by the issuing bank of such Existing Guarantees.

(e)

Within 75 days from the date of this Agreement, the Parent shall ensure that (i) each creditor of any existing Financial Indebtedness as referred to in paragraphs (d), (e) and (i) of the definition of “Permitted Loan” (such Financial Indebtedness, the “Subordinated Loan”), to the extent not already done so at the date of this Agreement, shall (if it is an Obligor) grant security (or shall procure that such security is granted) over its rights over such Subordinated Loans in favour of the Secured Parties on terms acceptable to the Agent (acting on the instructions of the Majority Lenders); and (ii) each creditor and (if the debtor is a member of the Group), the debtor of any Subordinated Loan to the extent such Subordinated Loan exceeds (whether on an individual basis or pursuant to a series of related transactions) USD1,000,000 (or its equivalent in other currencies) at any time, become party to the Intercreditor Agreement as an Intra-Group Lender and a Debtor (as defined, in each case, in the Intercreditor Agreement), respectively.

(f)	Within 3 Business Days from the date of this Agreement:

(i)	in respect of Expro Cyprus, a Certified Copy of the register of members of Expro Cyprus indicating the due registration of the Cyprus Share Pledge in accordance with Cyprus law;

(ii)

in respect of Expro Cyprus, a Certified Copy of the register of charges of Expro Cyprus indicating the due registration of the security created under the Cyprus Account Charge and English law governed debenture to be entered into by Expro Cyprus in accordance with Cyprus law; and

(iii)

a legal opinion of Michael Kyprianou & Co. LLC as to Cyprus law (enforceability), legal advisers to the Agent and the Arranger as to Cyprus law substantially in the form distributed to the Original Lenders prior to signing this Agreement.

28.	Events of Default

Each of the events or circumstances set out in this Clause 28 is an Event of Default (save for Clause 28.20 (US Bankruptcy of Obligors) and Clause 28.21 (Acceleration)).

28.1	Non-Payment

An Obligor does not pay on the due date any amount payable (including, for the avoidance of doubt, any failure to indemnify the Fronting Bank) pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date.

28.2	Financial Covenants and Other Obligations

Any requirement of Clause 26 (Financial Covenants) or Clause 24.19 (Sanctions) is not satisfied.

28.3	Other Obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.1 (Non-Payment) and Clause 28.2 (Financial Covenants and Other Obligations)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Agent giving notice to the Parent or relevant Obligor and (ii) the Parent or an Obligor becoming aware of the failure to comply.

28.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made, unless the circumstances giving rise to such misrepresentation are capable of remedy and are remedied within ten Business Days of the earlier of (a) the Agent giving notice to the Parent or relevant Obligor; and (b) the Parent or an Obligor becoming aware of the misrepresentation.

28.5	Cross Default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 28.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD10,000,000 (or its equivalent in any other currency or currencies).

28.6	Insolvency

(a)	A member of the Group:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor (other than any US Obligor) is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

28.7	Insolvency Proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, provisional liquidator, receiver and manager, controller (in the case of any appointment under Australian law, as such terms are defined in the Corporations Act) or other similar officer in respect of any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) shall not apply to:

(i)	any step or procedure as described in paragraph (a) above, and having a value of USD10,000,000 (or its equivalent in other currencies) (whether individually or in aggregate);

(ii)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or

(iii)	any step or procedure contemplated by paragraph (b) of the definition of “Permitted Transaction”.

28.8	Creditors’ Process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group, having an aggregate value of USD5,000,000 (or its equivalent in other currencies) and is not discharged within 14 days of the commencement of such process.

28.9	Unlawfulness and Invalidity

(a)

It is or becomes unlawful for an Obligor or any other member of the Group that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful.

(b)

Any obligation or obligations of any Obligor under any Finance Documents or any other member of the Group under the Intercreditor Agreement are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)

Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

28.10	Intercreditor Agreement

(a)	Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or

(b)	a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within ten Business Days of the earlier of (A) the Agent giving notice to that party or (B) that party becoming aware of the non-compliance or misrepresentation.

28.11	Cessation of Business

Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Permitted Disposal or a Permitted Transaction.

28.12	Change of Ownership

(a)	After the Closing Date, an Obligor (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent; or

(b)	an Obligor ceases to own at least the same percentage of shares in a Material Company as on the Closing Date,

except, in either case, as a result of a disposal which is permitted pursuant to paragraph (b) of the definition of “Permitted Disposal” or a Permitted Transaction as described in paragraph (b) of the definition of that term.

28.13	Audit Qualification

The Parent’s Auditors qualify the audited annual consolidated financial statements of the Parent (other than, for the avoidance of doubt, any qualification, exception or explanatory paragraph that is expressly with respect to, or expressly resulting solely from, the upcoming maturity of the Facilities occurring within one year from the time such report is delivered).

28.14	Expropriation

The authority or ability of:

(a)	the Parent;

(b)	any other Obligor;

(c)	any Material Company; or

(d)

any member of the Group which has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) representing two per cent. or more of EBITDA or has Assets representing two per cent. or more of the Assets of the Group (calculated on a consolidated basis), to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group referred to in paragraphs (a) to (d) above or any of its respective assets.

28.15	Repudiation and Rescission of Agreements

(a)

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)

Any party to the Transaction Documents (including the Intercreditor Agreement but excluding other Finance Documents) rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

28.16	Litigation

Any non-frivolous litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened in writing, or any judgment or order of a court, arbitral body or agency is made, in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which are reasonably likely to be adversely determined and if so adversely determined, has or would reasonably likely result in a liability (whether individually or in aggregate) in excess of USD10,000,000 (or its equivalent in any other currency).

28.17	Pensions

The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any member of the Group unless the aggregate liability of the Obligors under all Financial Support Directions and Contributions Notices is less than USD10,000,000 (or its equivalent in any other currency).

28.18	ERISA

(a)	Any ERISA Event occurs,

(b)

there shall result from any such event or events described in paragraph (a) above the imposition of an encumbrance, the granting of a security interest, or a liability or a material risk of incurring a liability, and

(c)	any encumbrance, security interest or liability referred to in paragraph (b) above, either individually or in the aggregate, has had or would be reasonably expected to have, a Material Adverse Effect.

28.19	Material Adverse Change

Any event or circumstance occurs which has or would be reasonably likely to have a Material Adverse Effect.

28.20	US Bankruptcy of Obligors

(a)

Notwithstanding Clause 28.21 (Acceleration), if any Obligor commences a voluntary case concerning itself under the US Bankruptcy Code, or an involuntary case is commenced under the US Bankruptcy Code against any Obligor and the petition is not controverted within 10 days, or is not dismissed within 45 days after commencement of the case, or a custodian (as defined in the US Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Obligor, or any order of relief or other order approving any such case or proceeding is entered, the Facilities shall cease to be available to such Obligor, all obligations of such Obligor under Clause 23 (Guarantee and Indemnity) or any other provision of this Agreement or any other Finance Document to which such Obligor is a party shall become immediately due and payable and such Obligor shall be required to provide cash cover for the full amount of each Letter of Credit issued for its account, in each case automatically and without any further action by any Party.

28.21	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(i)	by notice to the Parent:

(A)	cancel the Total Commitments at which time they shall immediately be cancelled;

(B)

declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(C)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(D)	declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable;

(E)

declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(F)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)	No adjustment between Facility A and Facility B shall be permitted in connection with the exercise of any rights or remedies pursuant to this Clause.

Section 9

Changes to Parties

29.	Changes to the Lenders

29.1	Assignments and Transfers by the Lenders

Subject to this Clause 29 and to Clause 30 (Restriction on Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights;

(b)	transfer by novation any of its rights and obligations; or

(c)

enter into a sub-participation (including pursuant to “blind pool” type of transactions whereby no details (including as to the size of participation or the identity of the sub-participant) are to be disclosed to the Parent or any other member of the Group) or sub-contract of any of its rights and obligations, in each case, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

29.2	Parent Consent

(a)

The consent of the Parent is required for an assignment, transfer, sub-participation (but only if the Lender transfers voting rights under this Agreement under any sub-participation) or sub-contract by an Existing Lender, unless the assignment or transfer is:

(i)	to any entity identified on the Pre-Approved New Lender List;

(ii)	to another Lender or an Affiliate of any Lender;

(iii)

without prejudice to paragraph (i) above, to an Arranger or an Affiliate of an Arranger and made in connection with the facilitation of either the primary syndication of any Facility or first utilisation under this Agreement or first utilisation of an Incremental Facility; or

(iv)	made at a time when an Event of Default is continuing.

(b)	For the avoidance of doubt, no consent shall be required from the Parent for any sub-participation if the Lender does not transfer its voting rights in respect of its Commitments.

(c)

The consent of the Parent is required for an assignment, transfer, sub-participation (but only if the Lender transfers voting rights under this Agreement under any sub-participation) or sub-contract by an Existing Lender, if the assignment, transfer, sub-participation or sub-contract is to any entity (or an Affiliate of such entity) identified on the Competitor List, it being understood that such consent will not be required if the assignment, transfer, sub-participation (including pursuant to “blind pool” transactions) or sub-contract is made at a time when an Event of Default is continuing.

(d)

The consent of the Parent to an assignment, transfer, sub-participation or sub-contract must not be unreasonably withheld or delayed, except for an entity identified in the Competitor List, in which case the consent is in the Parent’s sole discretion. The Parent will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time.

(e)	The Agent shall, within three Business Days of a reasonable request by any Party, provide a copy of the Pre-Approved New Lender List to that Party.

29.3	Other Conditions of Assignment or Transfer

(a)	The consent of the Fronting Bank is required for any assignment, transfer, sub-participation or sub-contract by an Existing Lender of any of its rights and/or obligations under Facility B.

(b)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)

the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(c)

A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 29.6 (Procedure for Transfer) is complied with.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 19 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (d) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility.

(e)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

29.4	Assignment or Transfer Fee

(a)

Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment, transfer, sub-participation or sub-contract takes effect, pay to the Agent (for its own account) a fee of USD2,500.

(b)	No fee is payable pursuant to paragraph (a) above if the assignment transfer, sub-participation or sub-contract is made by an Existing Lender:

(A)	to an Affiliate of that Existing Lender; or

(B)	in connection with primary syndication of any Facility.

29.5	Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

29.6	Procedure for Transfer

(a)

Subject to the conditions set out in Clause 29.2 (Parent Consent) and Clause 29.3 (Other Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer

Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 29.11 (Pro Rata Interest Settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arranger, the Security Agent, the New Lender, the other Lenders and the Fronting Bank shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent and the Fronting Bank and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

29.7	Procedure for Assignment

(a)

Subject to the conditions set out in Clause 29.2 (Parent consent) and Clause 29.3 (Other Conditions of Assignment or Transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 29.11 (Pro Rata Interest Settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 29.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 29.6 (Procedure for Transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Parent Consent) and Clause 29.3 (Other Conditions of Assignment or Transfer).

29.8	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Parent a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

29.9	Accession of Hedge Counterparties

Any person which becomes a party to the Intercreditor Agreement as a Hedge Counterparty shall, at the same time, become a Party to this Agreement as a “Hedge Counterparty” in accordance with Clause 21.7 (Creditor Accession Undertaking) of the Intercreditor Agreement.

29.10	Security Over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from the Parent or any other Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

29.11	Pro Rata Interest Settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.6 (Procedure for Transfer) or any assignment pursuant to Clause 29.7 (Procedure for Assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.11, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 29.11 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 29.11 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

29.12	The Register

The Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate or Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the Commitments of and obligations owing to each Lender. Without limitation of any other provision of this Section 29.12 (Changes to the Lenders), no transfer of an interest in a Loan or Commitment hereunder shall be effective unless and until recorded in the Register. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Facility Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary.

29.13	Participant Register

Each Lender that sells a participation shall, acting solely for this purpose as a non fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each person it sells a participation to (a “Participant”) and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Finance Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

29.14	Preservation of security

In the event that a transfer by any of the Finance Parties of its rights and/or obligations under any relevant Finance Documents occurred or was deemed to occur by way of novation, each Party explicitly agrees that all security interests and guarantees created under any Finance Documents shall be preserved for the benefit of the New Lender and the other Secured Parties and, in respect of its rights and/or obligations governed by Luxembourg law, pursuant to article 1278 and ff. of the Luxembourg Civil Code.

30.	Prohibition on Debt Purchase Transactions by the Group

The Parent shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

31.	Changes to the Obligors

31.1	Assignment and Transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

31.2	Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 25.9 (“Know Your Customer” Checks), the Parent may request that any of its wholly owned Subsidiaries becomes a Borrower. That Subsidiary shall become a Borrower if:

(i)

it is incorporated in the same jurisdiction as an existing Borrower (and in the case of a Borrower incorporated in the United States of America, the same state as such Borrower) or if all the Lenders approve the addition of that Subsidiary;

(ii)	the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(iii)	the Subsidiary is (or becomes) a Guarantor prior to (or at the same time as) becoming a Borrower;

(iv)	the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)

the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

31.3	Resignation of a Borrower

(a)	With the prior consent of all the Lenders, the Parent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents;

(iii)

where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 31.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case); and

(iv)	the Parent has confirmed that it shall ensure that any relevant Disposal Proceeds will be applied in accordance with Clause 12.2 (Disposal and Insurance Proceeds).

(c)

Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

(d)

The Agent may, at the cost and expense of the Parent, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (b)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

31.4	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 25.9 (“Know Your Customer” Checks), the Parent may request that any of its wholly owned Subsidiaries become a Guarantor.

(b)

The Parent shall procure that any other member of the Group which is a Material Company shall, subject to the Agreed Security Principles, become an Additional Guarantor within the time periods set out in Clause 27.34 (Guarantors), grant the Transaction Security as the Agent may require and shall accede to the Intercreditor Agreement.

(c)	The Parent shall procure that any company which is acquired by a member of the Group and which is a Material Company shall, as soon as possible after becoming a Material Company, and in any event:

(i)

in respect of a Material Company which is incorporated in the United Kingdom, the USA, Luxembourg, Australia, Norway, Cyprus, the Netherlands, Guernsey or any other jurisdiction as agreed by the Parent and the Majority Lenders (each acting reasonably), within 45 days (or such later date as the Agent may agree in its discretion (acting reasonably)); and

(ii)

in respect of a Material Company, which is incorporated in a jurisdiction other than the jurisdictions listed in paragraph (c)(i) above, within 75 days (or such later date as the Agent may agree in its discretion (acting reasonably)), in each case, after becoming a Material Company and, subject to the Agreed Security Principles, become an Additional Guarantor and grant the Transaction Security as the Agent may require and shall accede to the Intercreditor Agreement.

(d)	A member of the Group shall become an Additional Guarantor if:

(i)	the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)

the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(e)

The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(f)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (e) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

31.5	Resignation of a Guarantor

(a)	The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)	that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 31.3 (Resignation of a Borrower)) and the Parent has confirmed this is the case;

(ii)	subject to Clause 3.3 (Restriction on amendments and waivers: SFA Guarantee) of the Intercreditor Agreement, all the Lenders have consented to the resignation of that Guarantor; or

(iii)	that Guarantor is the subject of a transaction permitted pursuant to paragraph (d) of the definition of “Permitted Transaction”;

(b)

Subject to paragraph (a) of Clause 21.11 (Resignation of a Debtor) of the Intercreditor Agreement, the Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 23.1 (Guarantee and Indemnity);

(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 31.3 (Resignation of a Borrower); and

(iv)	the Parent has confirmed that it shall ensure that the Disposal Proceeds will be applied in accordance with Clause 12.2 (Disposal and Insurance Proceeds).

(c)

The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

31.6	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 24.40 (Times when Representations Made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

31.7	Resignation and Release of Security on Disposal

If a Borrower or Guarantor (or any of its respective assets) is or is proposed to be the subject of a Third Party Disposal then:

(a)

where that Borrower or Guarantor created Transaction Security over any of its assets or business in favour of the Security Agent and/or any other Secured Party or Transaction Security in favour of the Security Agent and/or any other Secured Party was created over the shares (or equivalent) of that Borrower or Guarantor, the Security Agent may, at the cost and request of the Parent, for and on its own behalf and for and on behalf of the other Secured Parties release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation in the manner contemplated in accordance with the terms of the Intercreditor Agreement;

(b)	any resignation of that Borrower or Guarantor and related release of Transaction Security referred to in paragraph (a) above shall become effective only on the date of that disposal; and

(c)

if the disposal of that Borrower or Guarantor is not made, the Resignation Letter of that Borrower or Guarantor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Borrower or Guarantor and the Transaction Security created or intended to be created by or over that Borrower or Guarantor shall continue in such force and effect as if that release had not been effected.

Section 10

The Finance Parties

32.	Role of the Agent, the Arranger, the Fronting Bank and Others

32.1	Appointment of the Agent

(a)	Each of the Arranger, the Lenders and the Fronting Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger, the Lenders and the Fronting Bank authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

32.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;

(B)	the Super Majority Lenders if the relevant Finance Document stipulates the matter is a Super Majority Lender decision;

(C)	the Incremental Facility Majority Lenders if the relevant Finance Document stipulates the matter is an Incremental Facility Majority Lender decision; and

(D)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

32.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)

Without prejudice to Clause 29.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent) and paragraph (e) of Clause 7.4 (Cash Collateral by Non-Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

32.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

32.5	No Fiduciary Duties

(a)	Nothing in any Finance Document constitutes the Agent, the Arranger or the Fronting Bank as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Arranger or the Fronting Bank shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

32.6	Business with the Group

The Agent, the Arranger and the Fronting Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

32.7	Rights and Discretions

(a)	The Agent and the Fronting Bank may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-Payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Parent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Parent or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Parent and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arranger or the Fronting Bank is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

32.8	Responsibility for Documentation

None of the Agent, the Arranger or the Fronting Bank is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger or the Fronting Bank, an Obligor or any other person in or in connection with any Finance Document or the Pensions Report or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

32.9	No Duty to Monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

32.10	Exclusion of Liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or the Fronting Bank), none of the Agent or the Fronting Bank will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent or the Fronting Bank (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or the Fronting Bank, in respect of any claim it might have against the Agent or the Fronting Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent or the Fronting Bank may rely on this clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender.

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

32.11	Lenders’ Indemnity to the Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems Etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Parent shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

32.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 32 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Parent shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Agent) and this Clause 32 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 18.8 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 18.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

32.13	Replacement of the Agent

(a)

After consultation with the Parent, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 20.3 (Indemnity to the Agent) and this Clause 32 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

32.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

32.15	Relationship with the Lenders

(a)

Subject to Clause 29.11 (Pro Rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 37.6 (Electronic Communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, (or such other information), department and officer by that Lender for the purposes of Clause 37.2 (Addresses) and paragraph (a)(ii) of Clause 37.6 (Electronic Communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

32.16	Credit Appraisal by the Lenders and the Fronting Bank

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Fronting Bank confirms to the Agent, the Arranger and the Fronting Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender or Fronting Bank has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of the Budget, the Pensions Report and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

32.17	Agent’s Management Time

Any amount payable to the Agent under Clause 20.3 (Indemnity to the Agent), Clause 22 (Costs and Expenses) and Clause 32.11 (Lenders’ Indemnity to the Agent) shall include (following the occurrence of an Event of Default) the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 17 (Fees).

32.18	Deduction from Amounts Payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

32.19	Reliance and Engagement Letters

Each Finance Party and Secured Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants or other report providers in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.20	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)

No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

(c)

No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 32.20 subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

32.21	Third Party Reference Banks

A Reference Bank which is not a Party may rely on Clause 32.20 (Role of Reference Banks), paragraph (a) of Clause 41.4 (Other Exceptions) and Clause 43 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

33.	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

34.	Sharing Among the Finance Parties

34.1	Payments to Finance Parties

(a)

Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 35 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(ii)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 35 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.6 (Partial Payments).

(b)	Paragraph (a) above shall not apply to any amount received or recovered by the Fronting Bank in respect of any cash cover or counter-indemnity provided for the benefit of that Fronting Bank.

34.2	Redistribution of Payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 35.6 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties.

34.3	Recovering Finance Party’s Rights

On a distribution by the Agent under Clause 34.2 (Redistribution of Payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

34.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

34.5	Exceptions

(a)

This Clause 34 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11

Administration

35.	Payment Mechanics

35.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

35.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to an Obligor) and Clause 35.4 (Clawback and Pre-Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

35.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 36 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

35.4	Clawback and Pre-Funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

35.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 35.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 35.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 32.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 35.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

35.6	Partial Payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Fronting Bank (other than any amount under Clause 7.2 (Claims under a Letter of Credit) or, to the extent relating to the reimbursement of a claim (as defined in Clause 7 (Letters of Credit)), Clause 7.3 (Indemnities)) or the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)

thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 7.2 (Claims under a Letter of Credit) and Clause 7.3 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

35.7	Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

35.8	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

35.9	Currency of Account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)

A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

35.10	Change of Currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

35.11	Disruption to Payment Systems Etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 41 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 35.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

36.	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

37.	Notices

37.1	Communications in Writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

37.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent or the Borrowers, that identified with its name below;

(b)	in the case of each Lender, the Fronting Bank or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

37.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 37.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Parent in accordance with this Clause 37.3 will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

37.4	Notification of Address and Fax Number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

37.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not apply after a replacement Agent has been appointed.

37.6	Electronic Communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 37.6.

37.7	English Language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.	Calculations and Certificates

38.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

38.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

38.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

39.	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

40.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

41.	Amendments and Waivers

41.1	Intercreditor Agreement

This Clause 41 is subject to the terms of the Intercreditor Agreement.

41.2	Required Consents

(a)

Subject to Clause 41.3 (All Lender Matters) and Clause 41.4 (Other Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 41.

(c)

Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 32.7 (Rights and Discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)

Each Obligor agrees to any such amendment or waiver permitted by this Clause 41 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

(e)	Paragraph (c) of Clause 29.11 (Pro Rata Interest Settlement) shall apply to this Clause 41.

41.3	All Lender Matters

Subject to Clause 41.5 (Changes to reference rates) and Clause 41.6 (Structural Adjustment), an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Change of Control”, “Majority Lenders”, “Super Majority Lenders” or “Incremental Facility Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents or Clause 12 (Mandatory Prepayment and Cancellation);

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment or the Total Commitments (other than pursuant to Clause 2.2 (Incremental Facilities) or Clause 2.3 (Increase)), an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(f)	a change to the Borrowers or Guarantors other than in accordance with Clause 31 (Changes to the Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)

Clause 2.4 (Finance Parties’ Rights and Obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 11.1 (Illegality), Clause 12 (Mandatory Prepayment and Cancellation), Clause 12.3 (Application of mandatory prepayments and cancellation), Clause 13.8 (Application of Prepayments), Clause 29 (Changes to the Lenders), Clause 31 (Changes to the Obligors), this Clause 41, Clause 46 (Governing Law) or Clause 47.1 (Jurisdiction of English Courts);

(i)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 23 (Guarantee and Indemnity);

(ii)	the Charged Property; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed

(except in the case of paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(j)

the release of any guarantee and indemnity granted under Clause 23 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document; or

(k)	any amendment to the order of priority or subordination under the Intercreditor Agreement,

shall not be made, or given, without the prior consent of all the Lenders.

41.4	Other Exceptions

(a)

An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Fronting Bank, the Security Agent, a Hedge Counterparty or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, the Fronting Bank, the Security Agent, that Hedge Counterparty or that Reference Bank, as the case may be.

(b)	Any amendment or waiver (other than an amendment or waiver to which Clause 41.7 (Structural Adjustment) applies or would, but for this paragraph (b), apply) which:

(i)	relates only to the rights or obligations applicable to a particular Utilisation, Facility or class of Lender; and

(ii)	does not adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility or another class of Lender,

may be made in accordance with this Clause 41 but as if references in this Clause 41 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (b), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Facility or forming part of that particular class.

41.5	Changes to reference rates

(c)

Subject to Clause 41.4 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(d)

An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(e)	In this Clause 41.5:

“Published Rate” means:

(a)	an RFR; or

(b)	the Screen Rate for any Quoted Tenor.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has , in the opinion of the Majority Lenders and the Obligors, materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(v)	in the case of the Screen Rate for any Quoted Tenor for euro, the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information:

(A)

stating that that Screen Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or the economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and

(B)

with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication; or

(c)	in the opinion of the Majority Lenders and the Obligors, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Published Rate.

41.6	IBOR Disclosure Language

(a)

The interest rate on a Loan denominated in dollars or an Optional Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks (i) may cease to comply with applicable laws and regulations, (ii) may be permanently discontinued, and/or (iii) the basis on which they are calculated may change. LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. The interest rate on Loans denominated in euros is determined by reference to EURIBOR, which is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the European Union interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel any LIBOR panel bank, being a bank which contributes submissions to ICE LIBOR, to provide quotations to ICE Benchmark Administration Limited (together with any successor to ICE Benchmark Administration Limited, the “IBA”) for the purposes of the IBA administering LIBOR after 2021. As a result, it is possible that, commencing in 2022, LIBOR may no longer be available or deemed an appropriate reference rate upon which to determine the interest rate on Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Similar initiatives are already, or may in the future be, underway to identify new or alternative reference rates or, in some cases, adjust methodology for other interest rate benchmarks, such as EURIBOR. The Parties acknowledge that, as a result of the circumstances described above, a Published Rate Replacement Event may occur.

(b)

None of the Finance Parties warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or another interest rate benchmark or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Clause 41.5 (Changes to reference rates), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, LIBOR or such other interest rate benchmark or that it will have the same volume or liquidity as LIBOR or such other interest rate benchmark did prior to its discontinuance or unavailability.

41.7	Structural Adjustment

(a)	In this Agreement:

“Adjustment” means:

(a)	the introduction of a New Tranche into the Finance Documents (other than pursuant to Clause 2.2 (Incremental Facilities));

(b)	an increase in any Existing Tranche (other than pursuant to Clause 2.2 (Incremental Facilities) or Clause 2.3 (Increase)); or

(c)	an extension of the Availability Period applicable to the Revolving Facility.

“Consequential Amendment” means, in relation to a Major Structural Adjustment, a Minor Structural Adjustment or a Payables Reduction, any amendment, waiver or consent (excluding any Security Adjustment) of, or in relation to, any Finance Document consequential on, or required to implement or reflect, that Major Structural Adjustment, Minor Structural Adjustment or Payables Reduction.

“Existing Tranche” means any Commitment in respect of, and any Utilisation made under, an existing Facility.

“Facilities Amount” means at any time, the then aggregate (without double counting) of the amount in the Base Currency (as determined by the Agent by reference to the Agent’s Spot Rate of Exchange) of:

(a)	the amounts borrowed and not repaid or prepaid;

(b)	the committed financial accommodation available (or potentially available); and

(c)	the uncommitted financial accommodation potentially available by way of establishment of an Incremental Facility,

under the Finance Documents and, in the case of paragraphs (b) and (c) above, by reference to the application, at that time, of any relevant limitation on the potential amount of that financial accommodation.

“Facilities Increase” means, in relation to an Adjustment, the extent to which the Facilities Amount immediately after that Adjustment would (as a result of that Adjustment and after taking account of any repayment of any Utilisation, or any cancellation of any Commitment, to be effected at the same time as, or immediately following that Adjustment) exceed the Facilities Amount immediately before that Adjustment.

“Major Structural Adjustment” means an amendment, waiver or consent that is not a Minor Structural Adjustment and that results in, or is intended to result in:

(a)	an Adjustment where the indebtedness in respect of any New Tranche introduced into the Finance Documents ranks pari passu with the indebtedness in respect of the Facilities;

(b)	the introduction of a New Tranche into the Finance Documents where the indebtedness in respect of that New Tranche ranks junior to the indebtedness in respect of the Facilities;

(c)	the transfer of an Existing Tranche (or any participation in an Existing Tranche) into any New Tranche described in paragraph (a) or paragraph (b) above; or

(d)	a change in currency of any Existing Tranche or of any amount payable under any Finance Document.

Minor Structural Adjustment” means an amendment, waiver or consent that results in, or is intended to result in:

(a)

an Adjustment which would not result in a Facilities Increase or a change in currency of an Existing Tranche or of any amount payable under any Finance Document and where the indebtedness in respect of any New Tranche introduced pursuant to that Adjustment ranks pari passu with, or junior to, the indebtedness in respect of the Facilities; or

(b)

the transfer of an Existing Tranche (or any participation in an Existing Tranche) into any New Tranche introduced pursuant to paragraph (a) above where each Lender which has an Existing Tranche (or a participation in that Existing Tranche) has the opportunity (but not the obligation) to transfer that Existing Tranche (or that participation) into that New Tranche.

“New Tranche” means any additional tranche, loan, facility or commitment.

“Payables Reduction” means an amendment, waiver or consent that results in, or is intended to result in:

(a)	an extension to the date of payment of any amount under the Finance Documents; or

(b)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable.

“Security Adjustment” means any amendment, waiver or consent which:

(a)

results in changes to, the taking of, or the release coupled with the immediate retaking of, any Transaction Security or any guarantee and indemnity granted under Clause 23 (Guarantee and Indemnity); and

(b)

would not have an adverse effect on the Secured Parties provided that the release coupled with the immediate retaking of any Transaction Security or any such guarantee and indemnity (and the restarting of any related period during which Security, or any guarantee and indemnity, is capable of being avoided by virtue of any bankruptcy, insolvency, liquidation or similar laws), shall not, in itself, constitute such an adverse effect.

(b)

If any amendment, waiver or consent is a Major Structural Adjustment, Minor Structural Adjustment or Payables Reduction (or, in each case, a Consequential Amendment relating to it) and would otherwise require the prior consent of all the Lenders pursuant to Clause 41.3 (All Lender Matters), that amendment, waiver or consent may be made with the consent of the Parent and:

(i)	in the case of a Major Structural Adjustment (or a Consequential Amendment relating to it):

(A)

each Lender that assumes a New Tranche or an increased Existing Tranche, whose Existing Tranche (or participation) is being transferred, whose Commitment is subject to an extended Availability Period or that has an Existing Tranche (or participation), or is owed any amount, which is subject, in each case, to a change in currency; and

(B)	the Super Majority Lenders;

(ii)	in the case of a Minor Structural Adjustment (or a Consequential Amendment relating to it):

(A)

each Lender that assumes a New Tranche or an increased Existing Tranche, whose Existing Tranche (or participation) is being transferred or whose Commitment is subject to an extended Availability Period; and

(B)	the Majority Lenders; or

(iii)	in the case of a Payables Reduction (or a Consequential Amendment relating to it):

(A)	each Lender to whom any amount is owing in respect of which the date of payment is being extended or which is being reduced or whose Margin, fee or commission is being reduced; and

(B)	the Super Majority Lenders.

41.8	Excluded Commitments

If:

(a)

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 20 Business Days of that request being made; or

(b)

any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in paragraphs (b), (c) and (e) of Clause 41.3 (All Lender Matters)) or such a vote within 20 Business Days of that request being made,

(unless, in each case, the Parent and the Agent agree to a longer time period in relation to any request):

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

41.9	Replacement of Lender

(a)

If an Obligor becomes obliged to repay any amount in accordance with Clause 11.1 (Illegality) or to pay additional amounts pursuant to Clause 19.1 (Increased Costs), Clause 18.2 (Tax Gross-Up) or Clause 18.3 (Tax Indemnity) to any Lender, then the Parent may, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution

(a “Replacement Lender”) which is acceptable (in the case of any transfer of a Facility B Commitment) to the Fronting Bank and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees (to the extent that the Agent has not given a notification under Clause 29.11 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 41.9 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	in no event shall the Lender replaced under this Clause 41.9 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

A Lender shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

41.10	Certain ERISA Matters

Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(a)

such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(i)

(the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(ii)

(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iii)	such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)

In addition, unless either (1) sub-Clause (i) in the immediately preceding Clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-Clause (iv) in the immediately preceding Clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

41.11	Replacement of a Defaulting Lender

(a)	The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:

(i)

replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of the undrawn Revolving Facility Commitment of the Lender; or

(iii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Facility, to an Eligible Institution (a “Replacement Lender”) which is acceptable (in the case of any transfer of a Facility B Commitment) to the Fronting Bank and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(iv)

in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees (to the extent that the Agent has not given a notification under Clause 29.11 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(v)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Parent and which does not exceed the amount described in paragraph (i) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 41.10 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	the transfer must take place no later than 90 days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

42.	Confidential Information

42.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.2 (Disclosure of Confidential Information) and Clause 42.3 (Disclosure to Numbering Service Providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

42.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 32.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)

in each case, subject to Clause 42.4 (Confidentiality – Australian PPSA), to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.10 (Security Over Lenders’ Rights);

(viii)	who is a Party; or

(ix)	with the consent of the Parent,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

42.3	Disclosure to Numbering Service Providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 46 (Governing Law);

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Parent represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

42.4	Confidentiality – Australian PPSA

Subject to the extent such disclosure is permitted by Clause 42.2 (Disclosure of Confidential Information), and to the extent permitted by section 275 of the Australian PPSA, the Parties agree to keep all information of the kind referred to in section 275(1) of the Australian PPSA confidential and not to disclose that information to any other person except where disclosure is otherwise permitted or authorised under the Finance Documents.

42.5	Entire Agreement

This Clause 42 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

42.6	Inside Information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

42.7	Notification of Disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 42.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 42.

42.8	Continuing Obligations

The obligations in this Clause 42 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

43.	Confidentiality of Funding Rates and Reference Bank Quotations

43.1	Confidentiality and Disclosure

(a)

The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 14.5 (Notifications); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)

The Agent’s obligations in this Clause 43 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 14.5 (Notifications) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

43.2	Related Obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 43.1 (Confidentiality and Disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 43.

43.3	No Event of Default

No Event of Default will occur under Clause 28.3 (Other Obligations) by reason only of an Obligor’s failure to comply with this Clause 43.

44.	Disclosure of Lender Details by Agent

44.1	Supply of Lender Details to Parent

The Agent shall provide to the Parent within three Business Days of a written request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

44.2	Supply of Lender Details at Parent’s Direction

(a)	The Agent shall, at the written request of the Parent, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:

(i)

other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(ii)	member of the Group.

(b)

Subject to paragraph (c) below, the Parent shall procure that the recipient of information disclosed pursuant to paragraph (a) above shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

(c)

The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

44.3	Supply of Lender Details to Other Lenders

(a)

If a Lender (a “Disclosing Lender”) indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender’s name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

(b)	The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.

44.4	Lender Enquiry

If any Lender believes that any entity is, or may be, a Lender and:

(a)	that entity ceases to have an Investment Grade Rating; or

(b)	an Insolvency Event occurs in relation to that entity,

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.

44.5	Lender Details Definitions

In this Clause 44:

“Investment Grade Rating” means, in relation to an entity, a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Requisite Lenders” means a Lender or Lenders whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction).

45.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Section 12

Governing Law and Enforcement

46.	Governing Law

(a)	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

(b)

If a Obligor is incorporated in the Netherlands and is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

47.	Enforcement

47.1	Jurisdiction of the English Courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

47.2	Service of Process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints the Obligors’ Agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Obligors’ Agent by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

48.	Australian PPSA

48.1	Exclusion of the Australian PPSA provisions

Where any Finance Party has a security interest (as defined in the Australian PPSA) under any Finance Document, to the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(i)	each Finance Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(ii)	sections 142 and 143 are excluded;

(b)	for the purposes of section 115(7) of the Australian PPSA, each Finance Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c)	each Party waives its right to receive from any Finance Party any notice required under the Australian PPSA (including a notice of a verification statement under section 157); and

(d)

if the Australian PPSA is amended after the date of this document to permit a grantor and a secured party to agree to not comply with or to exclude other provisions of the Australian PPSA, the Agent may notify any Obligor that is the grantor of a security interest that any of those provisions is excluded or that the Finance Parties do not need to comply with any of those provisions, as notified to the Obligors by the Agent.

48.2	Exercise of rights by Finance Parties

If a Finance Party with the benefit of a security interest exercises a right, power or remedy in connection with this document, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless that Finance Party states otherwise at the time of exercise. However, this Clause 48.2 does not apply to a right, power or remedy which can only be exercised under the Australian PPSA.

49.	Bail-In

49.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

49.2	Bail-In definitions

In this Clause 49:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

50.	QFC

50.1	Acknowledgment Regarding Any Supported QFCs

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support:

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	For the purposes of this Clause 50:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Original Parties

Part 1

The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any) Original Jurisdiction
Exploration and Production Services (Holdings) Limited	01461021, England and Wales

Expro Holdings US Inc.	4605061, Delaware, United States

Name of Original Guarantor	Registration number (or equivalent, if any) Original Jurisdiction
Exploration and Production Services (Holdings) Limited	01461021, England and Wales

New Eagle Holdings Limited	MC-371142, Cayman Islands

New Eagle 2 Limited	OC-377521, Cayman Islands

Expro US Finco LLC	5573515, Delaware, United States

Expro Holdings UK 2 Limited	06491951, England and Wales

Expro Holdings UK 3 Limited	06492082, England and Wales

Expro Holdings UK 4 Limited	06417368, England and Wales

Expro International Group Limited	02688814, England and Wales

Expro Resources Limited	06557795, England and Wales

Expro Benelux Limited	06530966, England and Wales

Expro Eurasia Limited	05043555, England and Wales

Expro North Sea Limited	01108011, England and Wales

Expro Holdings US Inc.	4605061, Delaware, United States

Expro US Holdings, LLC	3760286, Delaware, United States

Expro Americas, LLC	4373590, Delaware, United States

Expro Holdings Australia 1 Pty Ltd	34 132 095 517, State of Victoria, Commonwealth of Australia

Expro Holdings Australia 2 Pty Ltd	38 132 095 535, State of Victoria, Commonwealth of Australia

Expro Group Australia Pty Ltd	76 067 618 982, State of Western Australia, Commonwealth of Australia

Expro Holdings Norway AS	991 954 023, Norway

Name of Original Guarantor	Registration number (or equivalent, if any) Original Jurisdiction
Petrotech AS	978 612 024, Norway

Expro Norway AS	986 962 832, Norway

Expro International Limited	6411, Guernsey

Expro Group Holdings N.V.	a public company with limited liability (naamloze vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, registered with the Netherlands Commercial Register under number 34241787

Expro Gulf Limited	HE 15042, Cyprus

Expro International B.V.	a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, registered with the Netherlands Commercial Register under number 37070672

Expro Worldwide B.V.	a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, registered with the Netherlands Commercial Register under number 34207328

Frank’s International LP B.V.	a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, registered with the Netherlands Commercial Register under number 50802070

Frank’s International Partners B.V.	a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, registered with the Netherlands Commercial Register under number 70213631

Frank’s International Management B.V.	a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, registered with the Netherlands Commercial Register under number 50802275

Frank’s International C.V.	a limited partnership (commanditaire vennootschap) under the laws of the Netherlands, registered with the Netherlands Commercial Register under number 58482067

Blackhawk Group Holdings, LLC	5350507, Delaware, United States

Frank’s International GP, LLC	5516366, Delaware, United States

Frank’s International, LP	5559788, Delaware, United States

Frank’s International, LLC	0801824624, Texas, United States

Name of Original Guarantor	Registration number (or equivalent, if any) Original Jurisdiction
Frank’s International Hungary Kft	a private company with limited liability (korlátolt felelősségű társaság) under the laws of Hungary, registered with the Court of Registration of Pest County under number Cg. 13-09-196726

Part 2

The Original Lenders - Other Than UK Non-Bank Lenders

Name of Original Lender	Facility A Commitment (USD)	Facility B Commitment (USD)	Incremental Facility (USD)	Status (Non-Acceptable L/C Lender: Yes/No)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
DNB (UK) Limited	32,500,000	17,500,000	0	No	N/A

JPMorgan Chase Bank, N.A., London Branch	19,500,000	10,500,000	0	No	N/A

Royal Bank of Canada	19,500,000	10,500,000	0	No	N/A

Wells Fargo Bank, National Association	19,500,000	10,500,000	0	No	N/A

HSBC UK Bank plc	19,500,000	8,000,000	2,500,000[1]	No	N/A

The Royal Bank of Scotland plc	19,500,000	10,500,000	0	No	N/A

TOTAL	130,000,000	67,500,000	2,500,000

[1]	Made pursuant to the incremental facility notice dated on the date of this Agreement between the Agent and HSBC UK Bank Plc.

Part 3

The Original Lenders - UK Non-Bank Lenders

Name of Original Lender	Facility A Commitment	Facility B Commitment	Status (Non-Acceptable L/C Lender: Yes/No)

Schedule 2

Conditions Precedent

Part 1

Conditions Precedent to first Utilisation

1.	Obligors

(a)

A copy (and, in relation to an Original Obligor incorporated in Cyprus, a Certified Copy) of the constitutional documents of each Original Obligor (including in respect of each Obligor incorporated under Netherlands law, the deed of incorporation (oprichtingsakte), the latest articles of association (statuten) and an original extract (uittreksel) from the Netherlands Commercial Register) and a copy of the statutory registers in relation to an Original Obligor incorporated in the Cayman Islands.

(b)

If required, a copy (and, in relation to an Original Obligor incorporated in Cyprus or the Cayman Islands, a Certified Copy) of a resolution of the board or, if applicable, a committee of the board of directors of each Original Obligor:

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of an Obligor other than the Parent, authorising the Parent to act as its agent in connection with the Finance Documents.

(c)	In the case of any Australian Obligor, an extract of minutes of a meeting of directors of that Australian Obligor:

(i)

acknowledging that the directors are acting for a proper purpose and that its entry into and the performance of each Finance Document (to which it is a party) is in its best interests, and for its commercial benefit and acknowledging that the relevant Australian Obligor was solvent at the time of deciding to commit to entering into each Finance Document (to which it is a party) and there are no grounds for suspecting that it will not continue to be solvent after entering into and performing its obligations under each Finance Document (to which it is a party);

(ii)

confirming that the execution of each Finance Document (to which it is a party) is for a proper purpose reasonably connected with the actual or potential business of the Australian Obligor, and in accordance with the Australian Obligor’s constitution; and

(iii)

confirming that its execution of the Finance Documents (to which it is a party) would not cause it or any other person to contravene Chapter 2E or Part 2J.3 of the Corporations Act (subject to the provision of financial assistance being approved by shareholders under section 260B of the Corporations Act and all other requirements under section 260B having been complied with).

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

(e)

If required, a copy (and, in relation to an Original Guarantor incorporated in Cyprus or the Cayman Islands, a Certified Copy) of a resolution signed by all the holders of the issued shares in each Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(f)

If applicable and necessary under local law a copy of a resolution of the board of directors of each corporate shareholder of each Original Guarantor approving the terms of the resolution referred to in paragraph (e) above.

(g)

If applicable, a copy of a resolution by the supervisory board of each Original Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Obligor is a party.

(h)

A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

(i)

A certificate of an authorised signatory of the Parent or other relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(j)	If applicable, a copy of:

(i)

a request for advice from the works council of each Original Obligor incorporated in the Netherlands in respect of the transactions contemplated by the Finance Documents to which it becomes a party; and

(ii)

a positive or neutral works council advice of the works council of each Original Obligor incorporated in the Netherlands, which, if conditional, contains conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach of any term of any Transaction Document.

(k)	In respect of an Original Obligor incorporated in Cyprus:

(i)	copies of all existing share certificates in respect of such Original Obligor incorporated in Cyprus for the shares that are to be pledged or charged under the Cyprus Share Pledge;

(ii)

a Certified Copy of the corporate register of such Original Obligor, including (A) register of members; (B) register of directors and secretaries; and (C) register of mortgages, charges and debentures;

(iii)

if applicable, evidence that the memorandum and articles of association of such Original Obligor does not include any restrictions on the transfer of shares pursuant to the enforcement of the Cyprus Share Pledge;

(iv)	an original good standing certificate issued in respect of such Original Obligor, dated no earlier than fifteen days before the date of this Agreement;

(v)	an original solvency (no winding-up) certificate issued in respect of such Original Obligor, dated no earlier than fifteen days before the date of this Agreement; and

(vi)	an original incumbency certificate issued by such Original Obligor on the date of this Agreement, in a form satisfactory to the Agent.

(l)	In respect of an Original Obligor incorporated in the Cayman Islands:

(i)

copies of all existing share certificates (if any) in respect of such Original Obligor incorporated in the Cayman Islands for the shares that are to be pledged or charged under the Cayman Share Pledges;

(ii)	a Certified Copy of the statutory registers of such Original Obligor, including (A) register of members; (B) register of directors and officers; and (C) register of mortgages and charges;

(iii)

if applicable, evidence that the memorandum and articles of association of such Original Obligor does not include any restrictions on the transfer of shares pursuant to the enforcement of the Cayman Share Pledges;

(iv)

a solvency certificate (a) confirming that utilising or guaranteeing the Total Commitments would not be in breach of any limit binding on the Original Obligor and (b) certifying that each copy document to which it is a party specified in this Schedule is correct, complete and in full force and effect; and

(v)	a certified copy of the good standing certificate issued in respect of such Original Obligor, dated no earlier than fifteen days before the date of this Agreement.

2.	Transaction Documents

(a)	A copy of each of the Structural Intra-Group Loan Agreements and the Subordinated Loan Documents executed by the parties thereto.

3.	Finance Documents

(a)	The Intercreditor Agreement executed by the parties (other than the Finance Parties) thereto.

(b)	This Agreement executed by the members of the Group party to this Agreement.

(c)	The Fee Letters executed by the Obligors’ Agent.

(d)	The Transaction Security Documents set out in Part 3 of this Schedule 2 (Conditions Precedent) executed by the Original Obligors party thereto.

(e)

A copy of all notices or documents required to be sent, given or executed under the Transaction Security Documents referred to in paragraph (d) above, (to the extent required not later than on the date of the applicable Transaction Security Document), executed by the relevant Obligors.

(f)

All share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the shares subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents referred to in paragraph (d) above (to the extent required to be provided not later than the date of the applicable Transaction Security Document).

(g)

In respect of an Original Obligor incorporated in Norway or Guernsey, a copy of the register of members of that Original Obligor annotated with the details of the Security created over the issued shares noted thereon.

(h)

In respect of Transaction Security to be granted by a Norwegian Obligor, duly executed charge forms in respect of inventory (Nw. varelager), operating assets (Nw. driftstilbehør) and trade receivables (Nw. enkle pengekrav som vederlag på varer og tjenester).

4.	Legal Opinions

The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facilities.

(a)	A legal opinion of White & Case LLP, legal advisers to the Agent and the Arranger as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A legal opinion of the following legal advisers to the Agent and Arranger or the Parent or other relevant Original Obligor, as applicable:

(i)	Paul, Weiss, Rifkind, Wharton & Garrison LLP as to New York law (capacity and enforceability);

(ii)	Vinson & Elkins LLP as to Texas law (capacity);

(iii)	White & Case LLP as to Australia law (capacity and enforceability);

(iv)	Michael Kyprianou & Co. LLC as to Cyprus law (capacity);

(v)	Carey Olsen (Guernsey) LLP as to Guernsey law (capacity and enforceability);

(vi)	Carey Olsen LLP as to Cayman Islands law (capacity and enforceability);

(vii)	NautaDutilh N.V. as to Dutch law (capacity and enforceability);

(viii)	Dentons Réczicza Law Firm as to Hungarian law (capacity and enforceability); and

(ix)	Advokatfirmaet Schjodt AS as to Norwegian law (capacity and enforceability),

each substantially in the form distributed to the Original Lenders prior to signing this Agreement.

5.	Other Documents and Evidence

(a)	The Group Structure Chart which shows the Group as at the date of this Agreement.

(b)	The Budget for Expro Holdings UK 2 Limited and its Subsidiaries for the Financial Year ending on 31 December 2021.

(c)	The most recent Pensions Report and any updates since then until the date of this Agreement.

(d)	The Original Financial Statements.

(e)

A letter from the Obligors’ Agent to the Agent specifying the Mandatory Prepayment Account including details of the account name, account number and the name and address of the bank where the account is held.

(f)	The Pre-Approved New Lender List.

(g)

The Competitor List, provided that, if the Agent has not received the Competitor List prior to the date of this Agreement, it shall be deemed to have received a Competitor List containing no names (without prejudice to the Parent’s ability to amend or supplement the Competitor List pursuant to the definition thereof).

(h)

Evidence that all commitments under the Existing ABL Agreement have been terminated and any indebtedness outstanding thereunder (other than with respect to any Existing Guarantees or Rolled Letters of Credit) has been or will be repaid and all related liens or security interests of the Group have been or will be terminated or released or customary arrangements with respect to such release shall have been entered into, provided that such condition shall be satisfied by way of a payoff letter or prepayment and cancellation notices and/or satisfaction and discharge notices, as applicable, in respect of the Existing ABL Agreement, agreed form of the security release documentation in respect of all security granted in relation to the Existing ABL Agreement, irrevocable payment instructions and a funds flow statement or as otherwise agreed.

(i)

Evidence that all commitments under the Existing RCF Agreement have been terminated and any indebtedness outstanding thereunder (other than with respect to any Existing Guarantees or Rolled Letters of Credit) has been or will be repaid and all related liens or security interests of the Group have been or will be terminated or released or customary arrangements with respect to such release shall have been entered into, provided that such condition shall be satisfied by way of a payoff letter or prepayment and cancellation notices and/or satisfaction and discharge notices, as applicable, in respect of the Existing RCF Agreement, agreed form of the security release documentation in respect of all security granted in relation to the Existing RCF Agreement, irrevocable payment instructions and a funds flow statement or as otherwise agreed.

(j)	Evidence that the merger of Expro Group Holdings International Limited with and into New Eagle Holdings Limited has been completed.

(k)	In respect of each company incorporated in the United Kingdom whose shares are the subject of the Transaction Security (a “Charged Company”), either:

(i)	a certificate of an authorised signatory of the Obligors’ Agent certifying that:

(A)	each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and

(B)	no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares,

together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, in the case of a Charged Company that is a member of the Group, is certified by an authorised signatory of the Obligors’ Agent to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or

(ii)	a certificate of an authorised signatory of the Obligors’ Agent certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

(l)	In respect of each Australian Obligor:

(i)	a certificate of a director of the Australian Obligor confirming:

(A)

the Australian Obligor is solvent for the purposes of section 95A of the Corporations Act and there are no grounds for suspecting that it will not continue to be so after executing and complying with its obligations under the Finance Documents to which it is (or will become) a party; and

(B)

the Australian Obligor is not prevented by Chapter 2E or Part 2J.3 of the Corporations Act from entering into and performing any of its obligations under the Finance Documents to which it is (or will become) a party;

(ii)

a search of the Australian Securities and Investments Commission company register and insolvency register in relation to the Australian Obligor in form and substance satisfactory to the Agent (acting reasonably);

(iii)	a search of the Australian PPSR in relation to the Australian Obligor in form and substance satisfactory to the Agent (acting reasonably); and

(iv)	copy of the share register of each Australian Obligor.

(m)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Part 2

Conditions Precedent Required to be Delivered by an

Additional Obligor

1.	An Accession Deed executed by the Additional Obligor and the Parent.

2.

A copy (and, in relation to an Additional Obligor incorporated in Cyprus, a Certified Copy) of the constitutional documents of the Additional Obligor (including in respect of each Obligor incorporated under Netherlands law, the deed of incorporation (oprichtingsakte), the latest articles of association (statuten) and an original extract (uittreksel) from the Netherlands Commercial Register).

3.

A copy (and, in relation to an Additional Obligor incorporated in Cyprus, a Certified Copy) of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(d)	authorising the Parent to act as its agent in connection with the Finance Documents; and

(e)	in the case of an Additional Obligor incorporated in Australia:

(i)

acknowledging that the directors are acting for a proper purpose and that its entry into and the performance of each Finance Document (to which it is a party) is in its best interests, and for its commercial benefit and acknowledging that the relevant Additional Obligor was solvent at the time of deciding to commit to entering into each Finance Document (to which it is a party) and there are no grounds for suspecting that it will not continue to be solvent after entering into and performing its obligations under each Finance Document (to which it is a party);

(ii)

confirming that the execution of each Finance Document (to which it is a party) are for a proper purpose reasonably connected with the actual or potential business of the Additional Obligor, and in accordance with the Additional Obligor’s constitution; and

(iii)	confirming that its execution of the Finance Documents (to which it is a party) would not cause it or any other person to contravene Chapter 2E or Part 2J.3 of the Corporations Act.

4.	If applicable, a copy of a resolution of the board of directors of the Additional Obligor, establishing the committee referred to in paragraph 3 above.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6.

If required, a copy (and, in relation to an Additional Obligor incorporated in Cyprus, a Certified Copy) of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7.

If applicable and necessary under local law, a copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6 above.

8.

If applicable, a copy of a resolution by the supervisory board of each Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is a party.

9.

A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

10.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

11.	If applicable, a copy of:

(i)

a request for advice from the works council of each Additional Obligor incorporated in the Netherlands in respect of the transactions contemplated by the Finance Documents to which it becomes a party; and

(ii)

a positive or neutral works council advice of the works council of each Additional Obligor incorporated in the Netherlands, which, if conditional, contains conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach of any term of any Transaction Document.

12.	In respect of each Additional Obligor incorporated in Cyprus:

(a)

originals of all existing share certificates and all original signed transfer forms or equivalent executed in blank in respect of such Additional Obligor for any shares that are to be pledged or charged under any Cyprus law governed Transaction Security Documents;

(b)

a Certified Copy of the corporate register of such Additional Obligor, including (A) register of members; (B) register of directors and secretaries; and (C) register of mortgages, charges and debentures;

(c)	if applicable, evidence that the memorandum and articles of association of such Additional Obligor has been amended as required under paragraph (a) of Clause 24.24 (Shares);

(d)

an original good standing certificate issued in respect of such Additional Obligor, dated no earlier than fifteen days before the date of the relevant Accession Deed executed by such Additional Obligor;

(e)

an original solvency (no winding-up) certificate issued in respect of such Additional Obligor, dated no earlier than fifteen days before the date of the relevant Accession Deed executed by such Additional Obligor; and

(f)	an original incumbency certificate issued by such Additional Obligor, in a form satisfactory to the Agent.

13.	With respect to an Additional Obligor incorporated in Luxembourg, a certificate of such Additional Obligor (signed by a manager):

(a)	confirming that it has not been declared bankrupt (en faillite);

(b)

confirming that, to the best of its knowledge, no application, corporate action, legal proceedings or other procedure or step has been made (by itself or any other entitled person), in relation to, any declared bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire) composition with creditors (concordat préventif de faillite), moratorium or suspension of payments (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar legal provisions affecting the rights of creditors generally in Luxembourg or abroad, or any analogous procedure in any jurisdiction; and

(c)

attaching a copy of the excerpt (extrait) and the negative certificate (certificat de non-inscription d’une décision judiciaire) each issued by the Luxembourg Register of Commerce and Companies with respect to such Additional Obligor, dated not earlier than two Business Days prior to the date of such certificate.

14.

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

15.	If available, the latest audited financial statements of the Additional Obligor.

16.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed.

(b)

If the Additional Obligor is incorporated in or has its “centre of main interest” or “establishment” (as referred to in Clause 24.29 (Centre of Main Interests and Establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation, “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed.

17.	Any security documents which, subject to the Agreed Security Principles, are required by the Agent to be executed by the proposed Additional Obligor.

18.	Any notices or documents required to be given or executed under the terms of those security documents (to the extent required not later than the date of the applicable Transaction Security Document).

19.	(a)

If the Additional Obligor is incorporated in England and Wales, Scotland or Northern Ireland, evidence that the Additional Obligor has done all that is necessary (including, without limitation, by re-registering as a private company) to comply with sections 677 to 683 of the Companies Act 2006 in order to enable that Additional Obligor to enter into the Finance Documents and perform its obligations under the Finance Documents.

(b)

If the Additional Obligor is not incorporated in England and Wales, Scotland or Northern Ireland, such documentary evidence as legal counsel to the Agent may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

20.	If the proposed Additional Obligor is incorporated in Australia:

(a)	a certificate of a director of that Additional Obligor confirming:

(i)

the Additional Obligor is solvent for the purposes of section 95A of the Corporations Act and there are no grounds for suspecting that it will not continue to be so after executing and complying with its obligations under the Finance Documents to which it is (or will become) a party; and

(ii)

the Additional Obligor is not prevented by Chapter 2E or Part 2J.3 of the Corporations Act from entering into and performing any of its obligations under the Finance Documents to which it is (or will become) a party;

(b)

a search of the Australian Securities and Investments Commission company register and insolvency register in relation to the Additional Obligor in form and substance satisfactory to the Agent (acting reasonably);

(c)	a search of the Australian PPSR in relation to the Additional Obligor in form and substance satisfactory to the Agent (acting reasonably);

(d)	copy of the share register of each Australian Obligor; and

(e)

evidence (if applicable) that the provisions of Part 2J.3 of the Corporations Act have been complied with in relation to the Accession Deed, each Transaction Security Document and any other Finance Document required to be executed by it and the transactions contemplated under it.

Part 3

Transaction Security Documents

1.	Deed of charge by Expro Group Holdings N.V. over its shares in New Eagle Holdings Limited (Cayman Islands law);

2.	Deed of charge by New Eagle Holdings Limited over all assets (Cayman Islands law).

3.	Deed of charge by New Eagle Holdings Limited over its shares in New Eagle 2 Limited (Cayman Islands law).

4.	Deed of charge by New Eagle 2 Limited over all of its assets (Cayman Islands law);

5.	Share pledge from New Eagle 2 Limited over its shares in Expro Holdings UK 2 Limited (English law) (included in the Debenture);

6.	Share pledge from Expro Holdings UK 2 Limited over its shares in Expro Holdings UK 3 Limited (English law) (included in the Debenture);

7.	Share pledge from Expro Holdings UK 3 Limited over its shares in Expro Holdings UK 4 Limited (English law) (included in the Debenture);

8.	Share pledge from Expro Holdings UK 4 Limited over its shares in Expro International Group Ltd (English law) (included in the Debenture);

9.	Share pledge from Expro International Group Ltd over its shares in Exploration and Production Services (Holdings) Limited (English law) (included in the Debenture);

10.

Debenture from New Eagle 2 Limited, Expro Holdings UK 2 Limited, Expro Eurasia Limited, Expro North Sea Limited, Expro Holdings UK 3 Limited, Expro Holdings UK 4 Limited, Exploration and Production Services (Holdings) Limited, Expro International Group Limited, Expro Resources Limited and Expro Benelux Limited (English law);

11.	Bank account and receivables charge by Expro International Limited (English law) (included in the Debenture);

12.	Bank account charge by Expro Gulf Limited (English law) (included in the Debenture);

13.	Bank account charge by Expro Worldwide B.V. (English law) (included in the Debenture);

14.	Pledge from Expro Holdings UK 3 Limited over its membership interst in Expro US Finco LLC (New York law) (the “US Pledge and Security Agreement”);

15.	All asset security by Expro US Finco LLC (New York law) (included in the US Pledge and Security Agreement);

16.	All asset security by Expro Holdings US Inc. (New York law) (included in the US Pledge and Security Agreement);

17.	All asset security by Expro US Holdings, LLC (New York law) (included in the US Pledge and Security Agreement);

18.	All asset security by Expro Americas, LLC (New York law) (included in the US Pledge and Security Agreement);

19.	Share pledge from Expro Holdings UK 4 Limited over its shares in Expro Holdings US Inc. (New York law) (included in the US Pledge and Security Agreement);

20.	Share pledge from Expro Holdings UK 4 Limited over its shares in Expro Holdings Australia 1 Pty Ltd (Australian law);

21.	Share pledge from Expro Holdings UK 4 Limited over its shares in Expro Holdings Norway AS (Norwegian law);

22.	All asset security by Expro Holdings Australia 1 Pty Ltd (Australia law);

23.	All asset security by Expro Holdings Australia 2 Pty Ltd (Australia law);

24.	All asset security by Expro Group Australia Pty Ltd (Australia law);

25.	Share pledge by Expro Holdings Norway AS over its shares in Petrotech AS (Norwegian law);

26.	Share pledge by Petrotech AS over its shares in Expro Norway AS (Norwegian law);

27.	Bank account, intra-group loans, trade receivables, inventory and operating assets pledge by Expro Holdings Norway AS (Norwegian law);

28.	Bank account, intra-group loans, trade receivables, inventory and operating assets pledge by Petrotech AS (Norwegian law);

29.	Bank account, intra-group loans, trade receivables, inventory and operating assets pledge by Expro Norway AS (Norwegian law);

30.	Share pledge over the shares in Expro International Limited (Guernsey law);

31.	Receivables pledge by Expro International Limited (Guernsey law);

32.	Share pledge by Expro International Limited over its shares in Expro Gulf Limited (Cyprus law);

33.	Bank accounts and receivables pledge by Expro Gulf Limited (Cyprus law);

34.	Share pledge by Expro Benelux Limited over its shares in Expro International B.V. (Netherlands law);

35.	Share pledge by Expro International B.V. over its shares in Expro Worldwide B.V. (Netherlands law);

36.	Bank accounts and receivables by Expro Worldwide B.V. (Netherlands law);

37.	Bank accounts and receivables by Expro International B.V. (Netherlands law);

38.	Share pledge by Expro Group Holdings N.V. over its shares in Frank’s International LP B.V. and Frank’s International Partners B.V. (Netherlands law);

39.	Share pledge by Frank’s International LP B.V. over its shares in Frank’s International Management B.V. (Netherlands law);

40.	Share pledge by Frank’s International LP B.V., Frank’s International Partners B.V. and Frank’s International Management B.V. over their shares in Frank’s International C.V. (Netherlands law);

41.	Bank accounts and receivables pledge by Expro Group Holdings N.V. (Netherlands law);

42.	Bank accounts and receivables pledge by Frank’s International LP B.V. (Netherlands law);

43.	Bank accounts and receivables pledge by Frank’s International Partners B.V. (Netherlands law);

44.	Bank accounts and receivables pledge by Frank’s International Management B.V. (Netherlands law);

45.	Bank accounts and receivables pledge by Frank’s International C.V. (Netherlands law);

46.	Share pledge by Frank’s International GP, LLC over its shares in Frank’s International Hungary Kft (Hungarian law);

47.	Bank accounts pledge by Frank’s International Hungary Kft (Hungarian law);

48.	Receivables pledge by Frank’s International Hungary Kft. (Hungarian law);

49.	All asset pledge by Frank’s International Hungary Kft. (Hungarian law);

50.	All asset security by Blackhawk Group Holdings, LLC (New York law) (included in the US Pledge and Security Agreement);

51.	All asset security by Frank’s International GP, LLC (New York law) (included in the US Pledge and Security Agreement);

52.	All asset security by Frank’s International, LP (New York law) (included in the US Pledge and Security Agreement);

53.	All asset security by Frank’s International, LLC (New York law) (included in the US Pledge and Security Agreement);

54.	Pledge by Expro Group Holdings N.V. over its membership interest in Blackhawk Group Holdings, LLC (New York law) (included in the US Pledge and Security Agreement); and

55.

Pledge by Frank’s International C.V. over its membership interest or partnership interest, respectively, in Frank’s International GP, LLC and Frank’s International, LP (New York law) (included in the US Pledge and Security Agreement).

Schedule 3

Requests and Notices

Part 1
Utilisation Request Loans

From:	[Borrower]/[Parent]*

To:	[Agent]

Dated:

Dear Sirs

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement. This is a Utilisation Request. Terms defined in the Revolving Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Borrower:	[•]

(b)	Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

(c)	Facility to be utilised:	[Facility A]/[Incremental Facility with an Establishment Date of [ ]]]**

(d)	Currency of Loan:	[•]

(e)	Amount:	[•] or, if less, the Available Facility

(f)	Interest Period:	[•]

3.	We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Revolving Facility Agreement is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan].]/[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………

authorised signatory for

[the Parent on behalf of [insert name of relevant Borrower]]/[insert name of Borrower]*

NOTES:

*	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent.

**	Select the Facility to be utilised and delete references to the other Facilities.

Part 2
Utilisation Request Letters of Credit

From:	[Borrower]/[Parent]*

To:	[Agent]

Dated:

Dear Sirs

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement. This is a Utilisation Request. Terms defined in the Revolving Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued by the Fronting Bank specified below (which has agreed to do so) on the following terms:

(a) Borrower:	[•]

(b) Fronting Bank:	[•]

(c) Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

(d) Facility to be utilised:	[Facility B]/[Incremental Facility with an Establishment Date [•]]

(e) Currency of Letter of Credit:	[•]

(f) Amount:	[•] or, if less, the Available Facility in relation to [Facility B]/[Incremental Facility with an Establishment Date [•]]

(g) Beneficiary:	[•]

(h) Term:	[•]

3.	We confirm that each condition specified in paragraph (b) of Clause 6.6 (Issue of Letters of Credit) of the Revolving Facility Agreement is satisfied on the date of this Utilisation Request.

4.	We attach a copy of the proposed Letter of Credit.

5.	The purpose of this proposed Letter of Credit is [•].

6.	This Utilisation Request is irrevocable.

7.	[Specify delivery instructions].

Yours faithfully,

………………………………

authorised signatory for

[the Parent on behalf of] [insert name of relevant Borrower]]/[insert name of Relevant Borrower]*

NOTES:

*	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent.

Part 3
Selection Notice

From:	[Borrower]/[Parent]****

To:	[Agent]

Dated:

Dear Sirs

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revoling Facility Agreement. This is a Selection Notice. Terms defined in the Revoling Facility Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Facility A Loan[s] in [identify currency] with an Interest Period ending on [ ].*

3.	[We request that the above Facility A Loan[s] be divided into [ ] Loans with the following Base Currency Amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Facility A Loan[s] is [    ]].***

4.

We request that the above Facility A Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [                ]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Revoling Facility Agreement is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account]].

5.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

the [Borrower]/ [Parent] on behalf of

[name of relevant Borrower]/ [name of relevant Parent]

*	Insert details of all Loans in the same currency which have an Interest Period ending on the same date.
**	Use this option if division of Loans is requested.
***	Use this option if sub-division is not required.
***	Amend as appropriate. The Selection Notice can be given by the Borrower or the Parent.

Schedule 4

Form of Transfer Certificate

To:	[•] as Agent and [•] as Security Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Revolving Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 29.6 (Procedure for Transfer) of the Revolving Facility Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 29.6 (Procedure for Transfer) of the Revolving Facility Agreement all of the Existing Lender’s rights and obligations under the Revolving Facility Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Revolving Facility Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [•].

(c)

The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) of the Revolving Facility Agreement are set out in the Schedule.

3.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.5 (Limitation of Responsibility of Existing Lenders) of the Revolving Facility Agreement.

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender]. [2]

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

[2]	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][3]

6.

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•][4], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Revolving Facility Agreement.]5

7.	[The New Lender confirms that it [is]/[is not][6] a Non-Acceptable L/C Lender.][7]

8.

We refer to Clause [21.2] (Change of Senior Lender) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

9.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

[3]	Include if New Lender comes within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 18.1 (Definitions).
[4]	Insert Jurisdiction of tax residence.
[5]	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Revolving Facility Agreement.
[6]	Delete as applicable.
[7]	Include only if the transfer includes the transfer of a Facility B Commitment/a participation in the Facility B.

The Schedule

Commitment/Rights and Obligations to be Transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Revolving Facility Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].

[Agent]	[Security Agent]

By:	By:

Schedule 5

Form of Assignment Agreement

To:	[•] as Agent and [•],[•] as Security Agent, [•] as Parent, for and on behalf of each Obligor
From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purposes of the Revolving Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 29.7 (Procedure for Assignment) of the Revolving Facility Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Revolving Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Revolving Facility Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Revolving Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes:

(a)	Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	Party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

5.

The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) of the Revolving Facility Agreement are set out in the Schedule.

6.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.5 (Limitation of Responsibility of Existing Lenders) of the Revolving Facility Agreement.

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender]. [8]

8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][9]

9.

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•][10], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Revolving Facility Agreement.]11

[9/10]	[The New Lender confirms that it [is]/[is not][12] a Non-Acceptable L/C Lender.][13]

[10/11]

We refer to Clause [21.2] (Change of Senior Lender) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[11/12]This

Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 29.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), to the Parent (on behalf of each Obligor) of the assignment referred to in this Agreement.

[8]	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.
[9]	Include only if New Lender is a UK Non-Bank Lender i.e. falls within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 18.1 (Definitions).
[10]	Insert jurisdiction of tax residence.
[11]	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Revolving Facility Agreement.
[12]	Delete as applicable.
[13]	Include only if the assignment includes the assignment of a Facility B Commitment/a participation in Facility B.

[12/13]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[13/14]	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[14/15]	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Commitment/Rights and Obligations to be Transferred by Assignment, Release and Accession

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Revolving Facility Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [•].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]	[Security Agent]

By:	By:

Schedule 6

Form of Accession Deed

To:	[•] as Agent and [•] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:	[Subsidiary] and [Parent]

Dated:

Dear Sirs

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Intercreditor Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Revolving Facility Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in paragraphs 1-[3]/[4] of this Accession Deed unless given a different meaning in this Accession Deed.

2.

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Revolving Facility Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Borrower]/[Guarantor] pursuant to Clause [31.2 (Additional Borrowers)]/ [Clause 31.4 (Additional Guarantors)] of the Revolving Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [•].

3.	[The Parent confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower].[14]

4.	[Subsidiary’s] administrative details for the purposes of the Revolving Facility Agreement and the Intercreditor Agreement are as follows:

Address:

Fax No.:

Attention:

5.

[Subsidiary] (for the purposes of this paragraph [4]/[5], the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

It is agreed as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph [4]/[5].

[14]	Include in the case of an Additional Borrower.

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and][15]

(iii)

all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for or on behalf of the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for or on behalf of the Secured Parties, on trust for or on behalf of the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)

The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d)

[In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].[16]

6.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Accession Deed has been signed on behalf of the Security Agent (for the purposes of paragraph [4]/[5] above only), signed on behalf of the Parent and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[15]	Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.
[16]	Include this paragraph in this Accession Deed if the Subsidiary is also to accede as an Intra-group Lender to the Intercreditor Agreement.

[Subsidiary] [Executed as a Deed
By: [Subsidiary]	Director

Director/Secretary

Or

[Subsidiary] [Executed as a Deed
By: [Subsidiary]
in the presence of: [•]	Signature of Director

Name of Director

Name of witness: Address of witness: Occupation of witness:]

The Parent

[Parent]

By:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

The Agent

[Full Name of Current Agent]

By:

Date:

Schedule 7

Form of Resignation Letter

To:	[ ] as Agent

From:	[Resigning Obligor] and [Parent]

Dated:

Dear Sirs

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement. This is a Resignation Letter. Terms defined in the Revolving Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [Clause 31.3 (Resignation of a Borrower)]/[Clause 31.5 (Resignation of a Guarantor)] of the Revolving Facility Agreement, we request that [Resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Revolving Facility Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	*[[this request is given in relation to a Third Party Disposal of [Resigning Obligor]];

(c)	[the Disposal Proceeds have been or will be applied in accordance with Clause 12.2 (Disposal and Insurance Proceeds) of the Revolving Facility Agreement;]**]

(d)	[•]***

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Parent]	[Resigning Obligor]

By:	By:

Notes:

*	Insert where resignation only permitted in case of a Third Party Disposal.
**	Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account.
***	Insert any other conditions required by the Revolving Facility Agreement.

Schedule 8

Form of Compliance Certificate

To:	[ ] as Agent

From:	[Parent]

Dated:

Dear Sirs

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement. This is a Compliance Certificate. Terms defined in the Revolving Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)

Cashflow for the Relevant Period was [•], and Debt Service for that Relevant Period was [•], and so the Cashflow Cover for such Relevant Period was [•] and the covenant contained in paragraph (a) of Clause 26.2 (Financial Condition) of the Revolving Facility Agreement [has]/[has not] been complied with;

(b)

EBITDA for the Relevant Period was [•], and Net Finance Charges for that Relevant Period was [•] and so Interest Cover for such Relevant Period was [•] and the covenant contained in paragraph (b) of Clause 26.2 (Financial Condition) of the Revolving Facility Agreement [has]/[has not] been complied with;

(c)

On the last day of the Relevant Period ending on [•], Total Net Debt was [•] and EBITDA for that Relevant Period was [•], and so Senior Leverage for such Relevant Period was [•] and the covenant contained in paragraph (c) of Clause 26.2 (Financial Condition) of the Revolving Facility Agreement [has]/[has not] been complied with; and

(d)

[The aggregate Capital Expenditure of the Group [(or, solely in the case of the period beginning on the Closing Date and ending on 31 December 2021, Expro Holdings UK 2 Limited and its Subsidiaries)] (excluding any amounts directly related to contract awards following the delivery of the relevant Budget) in respect of [the period beginning on the Closing Date and ending on 31 December 2021]/ [the period beginning on 1 January [•] and ending on 31 December [•]] was [•], which [does not] exceed 110 per cent. of the amount forecasted for that Financial Year in the relevant Budget and so the covenant contained in paragraph (d) of Clause 26.2 (Financial Condition) of the Revolving Facility Agreement [has]/[has not] been complied with.][17]

3.	[We confirm that no Default is continuing.]*

4.	[We confirm that the following companies constitute Material Companies for the purposes of the Revolving Facility Agreement: [•].]

[17]

To be included only in the annual Compliance Certificates and to the extent such Capital Expenditure do exceed 110 per cent. of the amount forecast for such Financial Year in the Budget, document and provide reasonable details of such overage.

5.	[We confirm that the Guarantor Coverage Test is satisfied.][18]

Signed

Chief Financial Officer of [the Parent]

[•]

Notes:

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

[18]	Include when delivered with the Quarterly Financial Statements for the second Financial Quarter and the Annual Financial Statements.

Schedule 9

Timetables

Part 1

Loans

	Loans in euro	Loans in sterling	Loans in USD and other currencies

Agent notifies the Parent if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions Relating to Optional Currencies)	—	—	U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 15.1 (Selection of Interest Periods)	U-3 9:30 a.m.	U-3 9:30 a.m.	U-3 9:30 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ Participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ Participation)	U-3 2:00 p.m.	U-3 2:00 p.m.	U-3 2:00 p.m.

Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a Currency)	Quotation Day 9:30 a.m.	—	Quotation Day 9:30 a.m.

Agent gives notice in accordance with Clause 8.2 (Unavailability of a Currency)	Quotation Day 5:30 p.m.	—	Quotation Day 5:30 p.m.

	Loans in euro	Loans in sterling	Loans in other currencies
LIBOR or EURIBOR is fixed	Quotation Day 11:00 a.m. in respect of LIBOR and 11.00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day 11:00 a.m.	Quotation Day 11:00 a.m.

	Loans in euro	Loans in sterling	Loans in other currencies
Reference Bank Rate calculated by reference to available quotations in accordance with Clause 16.2 (Calculation of Reference Bank Rate)	Noon on the Quotation Day in respect of LIBOR and Quotation Day 11:30 a.m. (Brussels time) in respect of EURIBOR	Noon on the Quotation Day	Noon on the Quotation Day in respect of LIBOR

“U”	=	date of utilisation

“U - X”	=	X Business Days prior to date of utilisation

Part 2

Letters of Credit

Letters of Credit

Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit))	U-5

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit if required under paragraph (d) of Clause 6.6 (Issue of Letters of Credit) and notifies the Fronting Bank and Lenders of the Letter of Credit in accordance with paragraph (d) of Clause 6.6 (Issue of Letters of Credit).	U-3

Delivery of duly completed Renewal Request (Clause 6.7 (Renewal of a Letter of Credit))	U-5

“U”	=	date of utilisation, or, if applicable, in the case of a Letter of Credit to be renewed in accordance with Clause 6.7 (Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit

“U-X”	=	Business Days prior to date of utilisation

Schedule 10

Form of Letter of Credit

To: [Beneficiary] (the “Beneficiary”)

Date:

Irrevocable Standby Letter of Credit No. [•]

At the request of [•], [Fronting Bank] (the “Fronting Bank”) issues this irrevocable standby Letter of Credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.	Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.*

“Demand” means a demand for a payment under this Letter of Credit in the form of the Schedule to this Letter of Credit.

“Expiry Date” means [•].

“Total L/C Amount” means [•].

2.	Fronting Bank’s Agreement

(a)

The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Fronting Bank a duly completed Demand. A Demand must be received by the Fronting Bank by no later than [•]p.m. (London time) on the Expiry Date.

(b)

Subject to the terms of this Letter of Credit, the Fronting Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)

The Fronting Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)

The Fronting Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Fronting Bank as the date upon which the obligations of the Fronting Bank under this Letter of Credit are released.

(b)

Unless previously released under paragraph (a) above, on [•] p.m. (London time) on the Expiry Date the obligations of the Fronting Bank under this Letter of Credit will cease with no further liability on the part of the Fronting Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)	When the Fronting Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Fronting Bank.

4.	Payments

All payments under this Letter of Credit shall be made in [•] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Fronting Bank at its address and by the particular department or office (if any) as follows:

[•]

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP 98

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with this Letter of Credit).

Yours faithfully

[Fronting Bank]

By:

Notes:

*	This may need to be amended depending on the currency of payment under the Letter of Credit.

Schedule

Form of Demand

To:	[Fronting Bank]

Date:

Dears Sirs

Standby Letter of Credit No. [•] Issued in Favour of [Beneficiary] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

10.	We certify that the sum of [•] is due [and has remained unpaid for at least [•] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [•].

11.	Payment should be made to the following account:

Name:

Account Number:

Bank:

12.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

For [Beneficiary]

(Authorised Signatory)	(Authorised Signatory)

Schedule 11

Agreed Security Principles

1.	Scope of Security

Pursuant to the Finance Documents and subject to these Agreed Security Principles, the Security to be provided under the Finance Documents shall consist of:

(a)	all of the equity interests in each Obligor (excluding the Parent);

(b)	all intercompany loans (including any Structural Intra-Group Loans) held by any Obligor;

(c)	all material operating bank accounts of each Obligor, including all cash pooling accounts and Mandatory Prepayment Accounts; and

(d)

with respect to the Obligors incorporated in the United Kingdom, the United States of America, Australia or any other jurisdictions where a floating, “all assets” or “featherweight” charge is customary, general and floating Security over all or substantially all the assets of such Obligors (including, without limitation, any real estate, any plant and equipment, any material intellectual property rights and any material trade receivables).

2.	General Principles

The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or Security from all relevant members of the Group in each jurisdiction in which it has been agreed that guarantees and Security will be granted by those members. In particular:

(a)

general legal and statutory limitations, regulatory restrictions, financial assistance, corporate benefit, fraudulent preference, equitable subordination, foreign exchange laws or regulations (or analogous restrictions), transfer pricing or thin capitalisation, earnings stripping, controlled foreign corporation, exchange control restrictions and capital maintenance rules, tax restrictions, retention of title claims, employee consultation or approval requirements and similar principles under any applicable law may preclude the ability of a member of the Group to provide a guarantee or Security or may require that the guarantee or Security be limited as to amount or otherwise and, if so, the guarantee or Security will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law (including any jurisprudence) and tax relief available provided that the relevant member of the Group shall use reasonable endeavours to overcome any such obstacle; additional guarantee limitations may be included in any Accession Deed where required in connection with the accession of a member of the Group as an Additional Obligor;

(b)

a key factor in determining whether or not a guarantee or Security will be taken (and the extent of its perfection and/or registration), which shall conform all other Agreed Security Principles, is the applicable time and cost (including adverse effects on taxes, interest deductibility, stamp duty, registration taxes, registration fees, and notarial costs directly associated with the granting of the guarantee or Security) which will not be disproportionate to the benefit accruing to the Lenders and other Secured Parties of obtaining such guarantee or Security (the “Cost/Benefit Analysis”) and for these purposes, taking a guarantee or Security from any member of the Group that represents 1.5 per cent. or less of EBITDA or 1.5 per cent. or less of consolidated Assets of the Group (such member of the Group, a “De Minimis Entity”) shall be deemed not to satisfy the Cost/Benefit Analysis, in which case no guarantee or Security will be required from such member of the Group, provided that a De Minimis Entity will not necessarily be deemed not to satisfy the Cost/Benefit Analysis in the circumstances where, if it did not, the aggregate earnings before interest, tax, depreciation and amortisation of all Guarantors (calculated consistently with the Guarantor Coverage Test) would be less than 80 per cent. of EBITDA or less than 70% of the aggregate of all Assets of all Guarantors (calculated consistently with the Guarantor Coverage Test), in which case, such De Minimis Entity shall become a Guarantor and grant Security in favour of the Secured Parties;

(c)

where there is material incremental cost involved in creating security over all assets owned by an Obligor in a particular category the principle stated at paragraph (b) above shall apply and, subject to the Agreed Security Principles, only the material assets in that category shall be subject to security;

(d)

members of the Group will not be required to give guarantees or enter into Transaction Security Documents if it is not within the legal capacity of the relevant members of the Group or if it would conflict with the fiduciary or statutory duties of their directors or contravene any applicable legal, regulatory or a bona fide contractual or corporate prohibition or restriction or would result in a material risk of personal, civil or criminal liability for any director or officer of or for any member of the Group provided that the relevant member of the Group shall use reasonable endeavours to overcome such obstacle;

(e)

any assets subject to third party contracts, leases, licences or other third party arrangements which may prevent or condition those assets from being charged, secured or being subject to the applicable Transaction Security Document or guarantee from being provided (including requiring a consent of any third party, minority shareholders, supervisory board or works council (or equivalent)) in each case, to the extent it would give a third party the right to accelerate, terminate, sue for breach of contract or otherwise amend any rights, benefits and/or obligations of the Group in respect of those assets or require any member of the Group to take any action materially adverse to the interests of the Group or any member thereof) shall be excluded from a guarantee or Transaction Security Document provided that commercially reasonable endeavours to obtain consent to charging or assigning any such assets shall be used by the Group if the Agent determines the relevant asset to be material and (taking into account the Parent’s view on any potential impact on commercial relationships with third parties) reasonably requests the Parent to do so;

(f)

the giving of a guarantee, the granting of Security or the perfection of Security will not be required if it would have a material adverse effect on the ability of the relevant Obligor to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents (including dealing with the secured assets and all contractual counterparties or amending, waiving or terminating (or allowing to lapse) any rights, benefits or obligations, in each case prior to the occurrence of an Event of Default which is continuing, and any requirement under the Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (f);

(g)

the maximum guaranteed and/or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the cost of increasing the guaranteed and/or secured amount is disproportionate in relation to the level of such fees, taxes and duties (and in any event the maximum aggregate amount payable by the Group in respect of fees, costs, expenses, disbursements and VAT or similar tax relating to the provision of guarantees and security shall be limited to an amount to be agreed between the Security Agent and the Parent);

(h)

where a class of assets to be secured includes material and immaterial assets, if the cost of granting Security over the immaterial assets is disproportionate to the benefit of such Security, Security will be granted over the material assets only;

(i)

unless otherwise necessary under local law, there should be no action required to be taken in relation to the guarantees or Security when any Lender assigns or transfers any of its participation in a Facility to a new Lender, and (except to the extent otherwise required by this Agreement) no Obligor shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any assignment or transfer by a Lender;

(j)

to the extent possible, all guarantees and Security will be given in favour of the Security Agent and not the Lenders individually, with the Security Agent to hold one set of Transaction Security Documents for all the Lenders except as otherwise necessary under local law as expressly set forth in the relevant Finance Documents; customary “parallel debt” provisions will be used where necessary (and included in the Intercreditor Agreement and not the individual Transaction Security Documents unless agreed between the Parent and the Security Agent as being required to avoid an amendment to the Intercreditor Agreement);

(k)

no guarantees and Security will be required from or over the assets of, any Joint Venture or similar arrangement, any company in which a member of the Group has a minority interest or any member of the Group that is not wholly owned by another member of the Group;

(l)	no Security may be provided on terms which are inconsistent with the turnover or sharing provisions in the Intercreditor Agreement;

(m)	any Transaction Security Document will only be required to be notarised if required by applicable law in order for the relevant Security to become enforceable or admissible in evidence;

(n)	no title investigations will be required and no title insurance will be required;

(o)

Security will not be required over any assets subject to a “Permitted Security” as referred to in paragraphs (d) to (k)(i) (but only until such cash collateral is released as set out in that paragraph), (l) and (m) of that definition (and such assets will be excluded from any relevant Transaction Security Document); and

(p)

except as otherwise expressly set forth herein, no notices shall be required to be sent to third-party debtors or other contractual third parties prior to an Event of Default that is continuing (save to the extent that such notice is required under local law to validly create the security right as expressly set forth in the relevant Transaction Security Document).

3.	Guarantors and Security

(a)

Each guarantee will, to the extent legally possible and subject to Clause 23 (Guarantee and Indemnity) and the Agreed Security Principles, be an upstream, cross-stream and downstream guarantee and for all liabilities of the Obligors under the Finance Documents in accordance with, and subject to, local law requirements and the requirements of the Agreed Security Principles in each relevant jurisdiction.

(b)

Transaction Security Documents will, to the extent legally possible and subject to the Agreed Security Principles, incorporate the defined terms used in the Intercreditor Agreement and secure the Secured Obligations (as defined in the Intercreditor Agreement) of the relevant Obligor to the Secured Parties, in each case in accordance with, and subject to, local law requirements and the requirements of the Agreed

Security Principles in each relevant jurisdiction and, in no circumstances, shall impose any obligation more onerous than those contained in this Agreement other than to the extent required by local law in order to create, enforce or perfect the security interest expressed to be created thereby.

4.	Governing Law and Scope

(a)

Guarantees and Security will not be required to be provided by members of the Group incorporated in the following jurisdictions: China, India, Indonesia, UAE, Colombia, Egypt, Brazil, Panama, Ghana, Mexico, Argentina, Nigeria, Peru, British Virgin Islands, Venezuela, Saudi Arabia, Guyana and Brunei (each an “Excluded Jurisdiction”).

(b)

All Security (other than as otherwise set forth in paragraphs 4(b) and (c)) shall be governed by the law of, and secure only assets located in, (i) the jurisdiction of incorporation of the applicable grantor of the Security or, (ii) where customary, the jurisdiction where the relevant assets are located; provided, that no action in relation to Security (including any perfection step, further assurance step, filing or registration) will be required in jurisdictions where no Obligor is incorporated, but perfection action may be required in the jurisdiction of one Obligor in relation to security granted by another Obligor located in a different jurisdiction and (where otherwise consistent with the Agreed Security Principles) in any supra-national registries agreed between the Parent and the Security Agent from time to time.

(c)

Security over the shares of any member of the Group shall be governed by the jurisdiction of incorporation of that member of the Group; provided, that, for the avoidance of doubt, Security over the equity interest in any Obligor organised in the United States of America shall be governed by the laws of the State of New York. Subject to these principles, the shares in each Guarantor shall be secured. For the avoidance of doubt, the shares held by an Obligor in a Subsidiary that is not an Obligor shall not be required to be the subject of Transaction Security other than in the case of Obligors incorporated in England and Wales, Australia, the United States of America or any other jurisdictions where a floating, “all assets” or “featherweight” charge is customary in which case it shall grant Transaction Security over the shares in each Subsidiary of that Obligor by way of executing a Debenture or an all asset security agreement.

(d)

Subject to (or to the extent permitted by) applicable law and where customary, the terms of the Transaction Security Documents shall secure the obligations secured thereunder as such obligations (and/or this Agreement or other Finance Documents) may be amended, amended and restated, supplemented, replaced, renewed, restructured, extended, refunded, refinanced or otherwise modified from time to time (including, without limitation, where such transactions result in any increases or decreases of the principal amount of the secured obligations, any extensions of maturity, any changes in interest rates or other economic terms, or any changes in the secured parties, lenders or lenders’ agents) so as to minimise the need for any additional Transaction Security Documents, amendments, reaffirmations or other actions with respect to such Transaction Security Documents in connection with the foregoing, provided that, in each case, subject to paragraph 2(b) above and the opinion of the Lenders and other Secured Parties, each acting reasonably, the absence of additional Transaction Security Documents, amendments, reaffirmations or other actions with respect to such Transaction Security Documents in connection with the foregoing, will not jeopardise or otherwise adversely impact on the taking, validity, enforceability, admissibility in evidence of, perfection, effectiveness or ranking of any Security granted or purported to be granted pursuant to such Transaction Security Documents or any rights or remedies of any Secured Party under such Transaction Security Documents.

5.	Terms of Transaction Security Documents and Guarantees

The following principles will be reflected in the terms of any Security taken, or guarantee given, in connection with the Facility:

(a)	the Transaction Security will be first ranking, to the extent possible and subject to any Security permitted under the Finance Documents;

(b)

Security will not be enforceable and will not crystalize until the occurrence of an Event of Default which is continuing and the Security Agent shall have given notice of its intent to exercise such rights to the Parent (which notice shall not be required if an Event of Default relating to non-payment, insolvency, insolvency proceedings, creditors’ process, breach of any financial covenants or Sanctions undertakings, and failure to deliver a Compliance Certificate shall have occurred and be continuing), and any rights over the Charged Property shall only pass to the Security Agent at such time;

(c)

the beneficiaries of the Security or the Security Agent will be able to exercise a power of attorney (A) following the occurrence of an Event of Default which is continuing and (B) for the avoidance of doubt, following a failure by the Security provider to fulfil a further assurance or a perfection obligation (having notified the Security provider thereof);

(d)

guarantees and Transaction Security Documents should only operate to create guarantees or security rather than to impose new commercial obligations or to repeat clauses contained in other Finance Documents to the extent such clauses apply to the respective guarantee and/or Transaction Security Document; accordingly:

(i)

they should not contain additional representations and warranties, conditions, undertakings or indemnities (including, without limitation, in respect of insurance, information, maintenance or protection of assets or the payment of costs or expenses) unless required for the creation, perfection or priority of such guarantee or Security or otherwise in accordance with practice agreed between lead counsel to the Group and lead counsel to the Arranger, and in each case, provided that such provisions are no more onerous than the terms of this Agreement; and

(ii)

nothing in any guarantee or Transaction Security Document shall (or be construed to) prohibit any transaction, matter or other step or dealing in any manner whatsoever in relation to any asset (including all rights, claims, benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of the guarantee or Transaction Security Document if not prohibited by the terms of this Agreement;

(e)

each guarantee and Transaction Security Document should contain a clause which records that if there is a conflict between the guarantee or Transaction Security Document and this Agreement or with the Intercreditor Agreement then (to the extent permitted by law and to the extent it would not prejudice the creation, priority, perfection, validity or enforceability of the Security created under the Transaction Security Documents) the provisions of this Agreement (including the Agreed Security Principles) or the Intercreditor Agreement will take priority over the provisions of the guarantee or Transaction Security Document;

(f)

the Transaction Security Documents will, where possible and practical, automatically create Security over future assets of the same type as those already secured. Where local law or pledge registries require supplemental pledges to be delivered in respect of future acquired assets (other than in respect of future shares) in order for effective Security to be created and/or perfected over that specific future asset, such supplemental pledges will be provided at intervals no more frequently than annually or upon the occurrence of an Event of Default upon request of the Security Agent (and, in respect of future shares, as soon as practicable after the issuance or acquisition of such shares);

(g)

information, such as lists of assets, will be provided if, and only to the extent, required by local law to be provided to perfect, enforce or register the Transaction Security and, when required, shall be provided no more frequently than annually or, following an Event of Default, on the Security Agent’s written request;

(h)

whenever a Transaction Security Document or these Agreed Security Principles require the performance of any action on a certain date or within a certain time period, such date or time period may be extended with the consent of the Security Agent in its reasonable discretion;

(i)

any reference in a Transaction Security Document or guarantee to an action that is permitted pursuant to the terms of another document shall be deemed to include any action that is not prohibited pursuant to the terms of such other document;

(j)

if any Transaction Security Document, pursuant to these Agreed Security Principles, restricts any Obligor’s ability to be free to deal with any of its Charged Property in the course of its business upon the occurrence of an Event of Default which is continuing, the Security Agent in its reasonable discretion may permit such Obligor to continue dealing with such Charged Property (or portion thereof) in the course of its business or on terms agreed by the Security Agent (or as the Security Agent may be instructed by the Majority Lenders pursuant to this Agreement); and

(k)	any rights of set off will not be exercisable unless the Event of Default has occurred and is continuing.

6.	Bank Accounts

(a)

If an Obligor grants Security over its bank accounts it shall be free to deal, operate and transact business in relation to those accounts (including opening and closing accounts) until the occurrence of an Event of Default which is continuing.

(b)

If required by local law to perfect the Security, notice of the Security will be served on the account bank in relation to applicable accounts. The applicable grantor of the Security (other than if it relates to bank accounts held in Luxembourg or the Netherlands) shall use its commercially reasonable endeavours to obtain a consent and an acknowledgement of that notice within 15 Business Days of service, and if the grantor of the Security has used commercially reasonable endeavours but has not been able to obtain acknowledgement or acceptance, its obligation to obtain acknowledgement shall cease on the expiry of that 15 Business Day period. The grantor of any security over bank accounts held in Luxembourg shall use its best efforts to obtain consent and acknowledgement of that notice within 15 Business Days of service. The grantor of any security over bank accounts held in the Netherlands shall obtain consent and acknowledgement of that notice within 15 Business Days of service. Irrespective of whether notice of the Security is required for perfection, if the service of notice would prevent any Obligor from retaining control and using a bank account in the course of its business, no notice of security shall be served until the occurrence of an Event of Default which is continuing (and the Security Agent agrees to provide a rescission notice or similar as soon as practicable after an Event of Default which is continuing has been remedied so that the relevant Obligor may again use the bank account in the course of its business).

(c)

Any Security over bank accounts shall be subject to any prior security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank or in the terms of any relevant cash pool arrangement (and security over accounts included in a cash pooling system shall only be required to the extent legally possible under the terms of the relevant cash pooling agreement/system), but for bank accounts held in the Netherlands only to the extent such security secures amounts due to that account bank relating to account charges or fees in connection with the maintenance or administration of such bank account or in connection with any cash pooling or similar arrangement. No grantor of Security will be required to change its banking arrangements or standard terms and conditions in connection with the granting of bank account security. The notice of Transaction Security may request these are waived by the account bank but the Obligor shall not be required to change its banking arrangements if these security interests are not waived or only partially waived, other than if it relates to bank accounts held in the Netherlands and no consent as mentioned in paragraph (b) above is granted. If required under local law, Transaction Security over bank accounts will be registered in public registers or corporate registers (as applicable) subject to the general principles set out in these Agreed Security Principles.

(d)

No control agreement or similar action by any account bank shall be required other than as to any bank account (other than an Excluded Account) located in a jurisdiction where a control agreement or similar action is customary or necessary to maintain a first-priority perfected security interest in cash or Cash Equivalents or Accounts (and the proceeds thereof).

(e)	The following deposit accounts shall be “Excluded Accounts”:

(i)	any zero balance deposit account;

(ii)	any deposit account which is exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any of the Obligors’ or their Affiliates’ employees;

(iii)	any account located in Norway which is used for capital increases;

(iv)	any deposit accounts used exclusively to segregate contributions to any health or benefit plans for the benefit of any of the Obligors’ or their Affiliates’ employees;

(v)

any deposit account that is an escrow account, a fiduciary account or cash collateral account, other than the cash collateral accounts used pursuant to and/or in connection with the Finance Documents; and

(vi)	any account with a balance of less than USD100,000 (or its equivalent) standing to the credit of that account at any time.

7.	Shares

(a)

Security over shares will be limited to those over shares in a Borrower or Guarantor (excluding the Parent) or shares in Subsidiaries of the Borrower or the Guarantor which is not an Obligor by virtue of general and floating Security over all or substantially all the assets of such Obligor (with perfection requirements being applied only in respect of the shares of a Subsidiary that is incorporated in the same jurisdiction as the Borrower or the Guarantor, respectively).

(b)

Until an Event of Default has occurred and is continuing, the legal title of the shares will remain with the relevant grantor of the Security and any grantor of share Security will be permitted to retain and to exercise voting rights in relation to any shares and other related rights charged by it and receive, own and retain all assets and proceeds in relation thereto without restriction or condition provided that any exercise of rights does not materially adversely affect the validity or enforceability of the Security over such shares or cause an Event of Default to occur and the entity whose shares have been charged will be permitted to pay dividends or distributions upstream on pledged shares to the extent permitted under the Finance Documents.

(c)

Where customary and applicable as a matter of law on the date of the Transaction Security being granted and, if not practicably achievable (acting reasonably and in good faith), as soon as reasonably practicable but not later than 10 Business Days following execution of the applicable Transaction Security Document unless a shorter period is required for the creation, perfection or priority of the relevant Transaction Security Document, the share certificate (or other documents evidencing title to the relevant shares) and a stock transfer form executed in blank (or local law equivalent) and any other deliverables required by applicable law for the creation or the perfection or out of court enforcement of such Transaction Security Document will be provided to the Security Agent and where required by law the shareholders’ register and the share certificate will be endorsed or written up to annotate the existence of the pledge and a notice of the pledge will be sent to the company whose shares are subject to the pledge. To the extent that any relevant share certificates cannot be located, the relevant member of the Group shall use reasonable efforts to obtain replacements.

(d)

Unless the restriction is required by law or regulation (or as expressly contemplated in any Transaction Security Document), the constitutional documents of the company whose shares have been charged will be amended to remove (i) any restriction on the transfer or the registration of the transfer of the shares on the taking or enforcement of the Transaction Security granted over them; (ii) any lien howsoever arising in respect of such shares while a security interest remains unreleased; or (iii) any pre-emption rights conferred on existing members of that company or any other person by the constitutional documents and in relation to Dutch law Transaction Security, to grant (iv) the Security Agent (provided that it is entitled to exercise its voting rights following the occurrence of an Event of Default which is continuing) the right to convene a general meeting.

(e)

If required under local law, Transaction Security over shares will be registered in public registers or corporate registers (as applicable) subject to the general principles set out in these Agreed Security Principles.

8.	Intercompany Receivables

(a)

If an Obligor grants Transaction Security over its intercompany receivables it shall be free to deal with those receivables in the course of its business until notified by the Agent following an Event of Default which is continuing.

(b)

The perfection of receivables security granted will not be required until the occurrence of an Event of Default which is continuing other than where such notification is required by applicable law to create Transaction Security. If such notification is required by applicable law to perfect, notice of the Transaction Security will be served on the relevant members of the Group in respect of material intercompany receivables on the date of the Transaction Security being granted, if so required under applicable law or if delay in delivery could jeopardise the validity, enforceability or admissibility in evidence of such Transaction Security or otherwise prejudice the interests of the Lenders, or if it is a customary or standard approach taken in the respective jurisdiction, and otherwise, within 15 Business Days of the Transaction Security being granted and the Obligor shall use its commercially reasonable endeavours (not involving the payment of money or incurrence of external expenses) to obtain an acknowledgement of that notice within 15 Business Days of service. If the Obligor has used its commercially reasonable endeavours but has not been able to obtain acknowledgement or acceptance its obligation to obtain acknowledgement or acceptance shall cease on the expiry of that 15 Business Day period.

(c)

Irrespective of whether notice of the Transaction Security is required for perfection, if the service of notice would prevent the Obligor from dealing with an intercompany receivable in the course of its business no notice of security shall be served until required by the Agent following the occurrence of an Event of Default which is continuing.

(d)

If required under local law, Transaction Security over intercompany receivables will be registered in public registers or corporate registers (as applicable) subject to the general principles set out in these Agreed Security Principles.

9.	Release of Security

(a)

Any Security which is subject to a Disposal permitted by this Agreement (including by way of merger or pursuant to paragraph (d) of the definition of “Permitted Transaction” and including any assets transferred to a Subsidiary that is not an Obligor in a transaction permitted by this Agreement), including by way of transfer, directly or indirectly, of the equity interest of any Obligor, shall be automatically released and discharged, and the Security Agent will promptly deliver notices, releases and other documents and instruments to effect or evidence such release or discharge upon request of the applicable Obligor.

(b)

Any representation, warranty or undertaking contained in any Finance Document relating to any such property so disposed of or of an Obligor so disposed of, as applicable, shall no longer be deemed to be repeated once such property is so disposed of.

(c)

Unless required by local law, the circumstances in which the Security shall be released should not be dealt with in individual Transaction Security Documents but, if so required, shall provide that Security will be released in accordance with this Agreement and the Intercreditor Agreement.

Schedule 12

Form of Increase Confirmation

To:	[•] as Agent, [•] as Security Agent, [[•] as Fronting Bank][19] and [•] as Parent, for and on behalf of each Obligor

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Revolving Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.3 (Increase) of the Revolving Facility Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the “Relevant Commitment(s)”) as if it had been an Original Lender under the Revolving Facility Agreement in respect of the Relevant Commitment(s).

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the “Increase Date”) is [•].

5.	On the Increase Date, the Increase Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

6.

The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 37.2 (Addresses) of the Revolving Facility Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (k) of Clause 2.3 (Increase) of the Revolving Facility Agreement.

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender]. [20]

[19]	Only if increase in the Total Revolving Facility Commitments.
[20]	Delete as applicable - each Increase Lender is required to confirm which of these three categories it falls within.

9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][21]

10.

[The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•][22], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date,

that it wishes the scheme to apply to the Revolving Facility Agreement.]23

11.	[The Increase Lender confirms that it [is]/[is not][24] a Non-Acceptable L/C Lender.][25]

We refer to Clause [21.7] (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of the Increase Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

12.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

14.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

[21]	Include only if Increase Lender is a UK Non-Bank Lender i.e. falls within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 18.1 (Definitions).
[22]	Insert jurisdiction of tax residence.
[23]	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Revolving Facility Agreement.
[24]	Delete as applicable.
[25]	Include only if the increase involves the assumption of a Facility B Commitment.

Note:

The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Relevant Commitment(s)/Rights and Obligations to be Assumed by the Increase Lender

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Revolving Facility Agreement by the Agent [and the Fronting Bank]*, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Increase Date is confirmed as [•].

Agent

By:

Fronting Bank

By:]*

Security Agent

By:

Note:

*	Only if increase in the Total Revolving Facility Commitments.

Schedule 13

Form of Incremental Facility Notice

To:	[•] as Agent and [•] as Security Agent

From:	[•] as the Parent and the entities listed in the Schedule as Incremental Facility Lenders (the “Incremental Facility Lenders”)

Dated:

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This is an Incremental Facility Notice. This Incremental Facility Notice shall take effect as an Incremental Facility Notice for the purposes of the Revolving Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Incremental Facility Notice unless given a different meaning in this Incremental Facility Notice.

2.	We refer to Clause 9 (Establishment of Incremental Facilities) of the Revolving Facility Agreement.

3.	We request the establishment of an Incremental Facility with the following Incremental Facility Terms:

(a)	Currency:

[The Base Currency]/[Optional Currency:[•]]

(b)	Total Incremental Facility Commitments:

[•]

(c)	[Margin]/[Fronting Fees, Letter of Credit Fees, Issuance Fees and Amendment Fees]:

[•]

(d)	Level of arrangement fee payable pursuant to Clause 17.2 (Arrangement Fee) of the Revolving Facility Agreement in respect of the Incremental Facility:

[•]

(e)	Borrower(s) to which the Incremental Facility is to be made available:

[•]

(f)	Purpose(s) for which all amounts borrowed under the Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose) of the Revolving Facility Agreement:

[•]

(g)	Availability Period:

[•]

(h)	[Incremental Facility Conditions Precedent:

[•]]

(i)	The repayment terms for the Incremental Facility for the purposes of Clause 10.1 (Repayment of Loans) and Clause 6.5 (Term of Letters of Credit) of the Revolving Facility Agreement:

[•]

(j)	Termination Date:

[•]

4.	The proposed Establishment Date is [•].

5.	The Parent confirms that:

(a)	each of:

(i)	the Incremental Facility Terms set out above;

(ii)	the Aggregate Yield applicable to the Incremental Facility; and

(iii)	the fees payable to any arranger of the Incremental Facility,

comply with Clause 9.4 (Restrictions on Incremental Facility Terms and Fees) of the Revolving Facility Agreement;

(b)	the Incremental Facility Lenders set out in this Incremental Facility Notice comply with Clause 9.1 (Incremental Facility Lenders); and

(c)	each condition specified in paragraph (a)(i) of Clause 9.5 (Conditions to Establishment) of the Revolving Facility Agreement is satisfied on the date of this Incremental Facility Notice.

6.

Each Incremental Facility Lender agrees to assume and will assume all of the obligations corresponding to the Incremental Facility Commitment set opposite its name in the Schedule as if it had been an Original Lender under the Revolving Facility Agreement in respect of that Incremental Facility Commitment.

7.	On the Establishment Date each Incremental Facility Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

8.	Each Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 9.11 (Limitation of Responsibility) of the Revolving Facility Agreement.

9.

We refer to Clause [21.7] (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of each Incremental Facility Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), each Incremental Facility Lender confirms that, as from the Establishment Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

10.	This Incremental Facility Notice is irrevocable.

11.

This Incremental Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Incremental Facility Notice.

12.	This Incremental Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.	This Incremental Facility Notice has been entered into on the date stated at the beginning of this Incremental Facility Notice.

Note:

The execution of this Incremental Facility Notice may not be sufficient for each Incremental Facility Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of each Incremental Facility Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

* Delete as appropriate.

The Schedule

Name of Incremental Facility Lender Incremental Facility Commitment

263

The Parent

By:

The Incremental Facility Lenders [•]

This document is accepted as an Incremental Facility Notice for the purposes of the Revolving Facility Agreement by the Agent and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Establishment Date is confirmed as [•].

The Agent

By:

The Security Agent
By:

Schedule 14

Form of Incremental Facility Lender Certificate

To:	[•] as Agent and [•] as Parent

From:	[The Incremental Facility Lender]

Dated:

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Incremental Facility Notice dated [•]. This is an Incremental Facility Lender Certificate. Terms defined in the Revolving Facility Agreement have the same meaning in this Incremental Facility Lender Certificate unless given a different meaning in this Incremental Facility Lender Certificate.

2.	We confirm, for the benefit of the Agent and without liability to any Obligor, that we are:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender.][26]

3.	[We confirm that the person beneficially entitled to interest payable to us in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][27]

[26]	Delete as applicable - each Incremental Facility Lender is required to confirm which of these three categories it falls within.
[27]	Include if the Incremental Facility Lender comes within paragraph (i)(B) of the definition of Qualifying Lender in Clause 18.1 (Definitions).

4.

[We confirm that we hold a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and are tax resident in [•][28], so that interest payable to us by borrowers is generally subject to full exemption from UK withholding tax and request that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Establishment Date of the Incremental Facility requested in the Incremental Facility Notice referenced above; and

(b)	each Additional Borrower which becomes an Additional Borrower after that Establishment Date,

that we wish that scheme to apply to the Revolving Facility Agreement.]29

5.	We confirm that we [are]/[are not] a Non-Acceptable L/C Lender.

6.	The Facility Office and address, fax number and attention details for notices of the Incremental Facility Lender for the purposes of Clause 37.2 (Addresses) of the Revolving Facility Agreement are:

[•].

Incremental Facility Lender

[Incremental Facility Lender]

By:]

[28]	Insert jurisdiction of tax residence.
[29]	Include if the Incremental Facility Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Revolving Facility Agreement.

Schedule 15

Existing Guarantees

Schedule 16

Rolled Letters of Credit

Schedule 1

Schedule 17         Form of Substitute Affiliate Lender Designation Notice

Form of Substitute Affiliate Lender Designation Notice

To:	[•] as Agent; and

[•] as Security Agent for itself and each of the other parties to the Revolving Facility Agreement and the Intercreditor Agreement referred to below.

Cc:	[The Parent]

From:	[Designating Lender] (the “Designating Lender”)

Dated:

Dear Sirs

Expro Group Holdings N.V. - Revolving Facility Agreement

dated [•] (the “Revolving Facility Agreement”)

1.	We refer to the Revolving Facility Agreement and to the Intercreditor Agreement. Terms defined in the Revolving Facility Agreement have the same meaning in this Designation Notice.

2.

We hereby designate our Affiliate details of which are given below as a Substitute Affiliate Lender in respect of any Utilisations required to be advanced to [specify name of borrower or refer to all borrowers in a particular jurisdiction etc] (“Designated Utilisations”).

3.	The details of the Substitute Affiliate Lender are as follows:

Name: [•]

Facility Office: [•]

Fax Number: [•]

Attention: [•]

Jurisdiction of Incorporation: [•]

4.

By countersigning this notice below the Designated Affiliate Lender agrees to become a Designated Affiliate Lender in respect of Designated Utilisations as indicated above and agrees to be bound by the terms of the Revolving Facility Agreement and the Intercreditor Agreement accordingly.

5.	This Designation Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

………………………………………………

For and on behalf of

[Designating Lender]

We acknowledge and agree to the terms of the above.

………………………………………………

For and on behalf of

[Substitute Affiliate Lender]

We acknowledge the terms of the above.

………………………………………………

For and on behalf of

The [Agent] and the [Security Agent]

Dated

Schedule 18

Reference Rate Terms

Part 1

Dollars

CURRENCY:	USD

Cost of funds as a fallback Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Backstop Rate Switch Date:	30 June 2023.

Break Costs:	If any Loan under Facility A or the Incremental Facility is prepaid in whole or in part on four occasions in each twelve month period commencing on the date of this Agreement and each anniversary of that date, in respect of any subsequent prepayment of that Facility in that twelve month period the Parent shall (or shall procure that an Obligor will), within three Business Days of demand pay to each Finance Party the amount of all costs and expenses incurred by that Finance Party in administering or giving effect to that prepayment.

Business Day Conventions (definition of “Month” and Clause 15.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:

(a)   The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)   if that target is not a single figure, the arithmetic mean of:

(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)  the lower bound of that target range.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees with the Parent and the Agent to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of:

(c)   the RFR for that RFR Banking Day; and

(d)   the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Credit Adjustment Spread:	Interest Period falls within the range set out below	Adjustment Spread (per cent. per annum)

	1 month	0.11448

	3 months	0.26161

	6 months	0.42826

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)   if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate prevailing at close of business on that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment; or

(c)   if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment,

rounded, in any case, to five decimal places and if, in any case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.

Lookback Period:	Five RFR Banking Days.
Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Credit Adjustment Spread.

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:

Any day other than:

(a)   a Saturday or Sunday; and

(b)   a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Published Rate Contingency Period:	30 days.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (d) of Clause 15.1 (Selection of Interest Periods)):	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 16.4 (Market disruption)	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 16.5 (Cost of funds)	Close of business on the date falling one Business Day after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Part 2

Sterling

CURRENCY:	Sterling

Cost of funds as a fallback Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Break Costs:	If any Loan under Facility A or the Incremental Facility is prepaid in whole or in part on four occasions in each twelve month period commencing on the date of this Agreement and each anniversary of that date, in respect of any subsequent prepayment of that Facility in that twelve month period the Parent shall (or shall procure that an Obligor will), within three Business Days of demand pay to each Finance Party the amount of all costs and expenses incurred by that Finance Party in administering or giving effect to that prepayment.

Business Day Conventions (definition of “Month” and Clause 15.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees with the Parent and the Agent to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of:

(a)   the RFR for that RFR Banking Day; and

(b)   the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Credit Adjustment Spread:	Interest Period falls within the range set out below	Adjustment Spread (per cent. per annum)

	1 month	0.0326

	3 months	0.1193

	6 months	0.2766

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)   if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate prevailing at close of business on that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment; or

(c)   if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment,

rounded, in any case, to four decimal places and if, in any case, the rate is less than zero, the Daily Rate shall be deemed to be zero.

Lookback Period:	Five RFR Banking Days.

Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Credit Adjustment Spread.

Relevant Market:	The Sterling wholesale market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

Published Rate Contingency Period:	30 days.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (d) of Clause 15.1 (Selection of Interest Periods)):	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 16.4 (Market disruption)	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 16.5 (Cost of funds)	Close of business on the date falling one Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Schedule 19

Daily Non-Cumulative Compounded RFR Rate

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day ”i”;

“UCCDRi-1” means in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;” and the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to [•] decimal places) calculated as set out below:

where:

“do” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to do, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei.LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

Schedule 20

Cumulative Compounded RFR Rate

The “Cumulative Compounded RFR Rate” for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Compounded Daily Rate” in Schedule 19 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

“do” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to do, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei.LP” means, for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Days;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.

Signatures

The Parent

Expro Group Holdings N.V.

/s/ John McAlister
By: John McAlister

Address:

Expro Holdings UK 2 Limited

2nd Floor

Davidson House

Forbury Square

Reading RG1 3EU

Email: John.McAlister@exprogroup.com;

Domenico.Sansalone@exprogroup.com

Attention: John McAlister and Domenico

Sansalone

[Signature page to the Revolving Facility Agreement]

The Original Borrowers

Exploration and Production Services

(Holdings) Limited

in its capacity as Original Borrower

/s/ John McAlister
By: John McAlister

Address:

Expro Holdings UK 2 Limited

2nd Floor

Davidson House

Forbury Square

Reading RG1 3EU

Email: John.McAlister@exprogroup.com;

Domenico.Sansalone@exprogroup.com

Attention: John McAlister and Domenico

Sansalone

[Signature page to the Revolving Facility Agreement]

For and on behalf of
EXPRO HOLDINGS US INC.

/s/ John McAlister
Title: Authorised signatory

Name: John McAlister

Address:

Expro Holdings UK 2 Limited

2nd Floor

Davidson House

Forbury Square

Reading RG1 3EU

Email: John.McAlister@exprogroup.com;

Domenico.Sansalone@exprogroup.com

Attention: John McAlister and Domenico

Sansalone

[Signature page to the Revolving Facility Agreement]

The Original Guarantors
Exploration and Production Services (Holdings) Limited
in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

New Eagle Holdings Limited
in its capacity as Original Guarantor

/s/ John Symington
By: John Symington

[Signature page to the Revolving Facility Agreement]

New Eagle 2 Limited
in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of
EXPRO US FINCO LLC

/s/ John McAlister
Title: Authorised signatory

Name: John McAlister

[Signature page to the Revolving Facility Agreement]

EXPRO GROUP AUSTRALIA PTY LTD	)
)
SIGNED by John McAlister	)
)
)
)
as attorney for EXPRO GROUP	)
AUSTRALIA PTY LTD (ABN 76 067 618 982) under power of attorney dated	) )	/s/ John McAlister
	) )	By executing this document the attorney states that the attorney has received no notice
in the presence of:	)	of revocation of the power of attorney
)
)
)
/s/ Isabel Viloria Signature of witness	) )
)
Isabel Viloria Name of witness (block letters)

[Signature page to the Revolving Facility Agreement]

EXPRO HOLDINGS AUSTRALIA 1 PTY LTD SIGNED by John McAlister as attorney for EXPRO HOLDINGS AUSTRALIA 1 PTY LTD (ABN 34 132 095 517) under power of attorney dated	) ) ) ) ) ) ) ) ) )	/s/ John McAlister By executing this document the attorney
in the presence of:	) )	states that the attorney has received no notice of revocation of the power of attorney
/s/ Isabel Viloria Signature of witness Isabel Viloria Name of witness (block letters)	) ) ) ) )

[Signature page to the Revolving Facility Agreement]

EXPRO HOLDINGS AUSTRALIA 2 PTY
LTD

SIGNED by John McAlister

as attorney for EXPRO HOLDINGS
AUSTRALIA 2 PTY LTD (ABN 38 132 095 535) under power of attorney dated in the presence of:

/s/ Isabel Viloria

Signature of witness

Isabel Viloria

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John McAlister By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

[Signature page to the Revolving Facility Agreement]

EXPRO GULF LIMITED

SIGNED by John McAlister

as attorney for EXPRO GULF LIMITED (HE 15042) under power of attorney dated in the presence of:

/s/ Isabel Viloria

Signature of witness

Isabel Viloria

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John McAlister By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

[Signature page to the Revolving Facility Agreement]

Expro International Limited	/s/ Alison Moullin Authorized Signatories For and on behalf of Adelie DS Limited as director /s/ James Dolton Authorized Signatories For and on behalf of Adelie DS Limited as director

[Signature page to the Revolving Facility Agreement]

For and on behalf of EXPRO INTERNATIONAL B.V.	/s/ Eric Nelson Title: Authorised signatory Name: Eric Nelson

[Signature page to the Revolving Facility Agreement]

For and on behalf of EXPRO WORLDWIDE B.V.	/s/ Eric Nelson Title: Authorised signatory Name: Eric Nelson

[Signature page to the Revolving Facility Agreement]

For and on behalf of EXPRO GROUP HOLDINGS N.V.	/s/ John McAlister Title: Authorised signatory Name: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of FRANK’S INTERNATIONAL LP B.V.	/s/ John Symington Title: Managing Director A Name: John Symington
/s/ J. Schouten Title: Managing Director B Name: J. Schouten

[Signature page to the Revolving Facility Agreement]

For and on behalf of FRANK’S INTERNATIONAL PARTNERS B.V.	/s/ John Symington Title: Managing Director A Name: John Symington
/s/ J. Schouten
Title: Managing Director B
Name: J. Schouten

[Signature page to the Revolving Facility Agreement]

For and on behalf of FRANK’S INTERNATIONAL MANAGEMENT B.V.

/s/ John McAlister
Title: Authorised signatory
Name: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of FRANK’S INTERNATIONAL C.V.

/s/ John McAlister
Title: Authorised signatory
Name: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of FRANK’S INTERNATIONAL HUNGARY KFT.

/s/ John Symington
Title: Authorised signatory
Name: John Symington

[Signature page to the Revolving Facility Agreement]

For and on behalf of EXPRO HOLDINGS NORWAY AS

/s/ John McAlister
Title: Authorised signatory
Name: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of EXPRO NORWAY AS

/s/ John McAlister
Title: Authorised signatory
Name: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of PETROTECH AS

/s/ John McAlister
Title: Authorised signatory
Name: John McAlister

[Signature page to the Revolving Facility Agreement]

Expro Benelux Limited in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

Expro Eurasia Limited in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

Expro Holdings UK 2 Limited in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

Expro Holdings UK 3 Limited in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

Expro Holdings UK 4 Limited in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

Expro International Group Limited in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

Expro North Sea Limited in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

Expro Resources Limited in its capacity as Original Guarantor

/s/ John McAlister
By: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of EXPRO AMERICAS, LLC

/s/ John McAlister
Title: Authorised signatory
Name: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of EXPRO HOLDINGS US INC.

/s/ John McAlister
Title: Authorised signatory
Name: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of EXPRO US HOLDINGS, LLC

/s/ Eric Nelson
Title: Authorised signatory
Name: Eric Nelson

[Signature page to the Revolving Facility Agreement]

For and on behalf of BLACKHAWK GROUP HOLDINGS, LLC

/s/ John McAlister
Title: Authorised signatory
Name: John McAlister

[Signature page to the Revolving Facility Agreement]

For and on behalf of FRANK’S INTERNATIONAL GP, LLC

/s/ John Symington
Title: Authorised signatory
Name: John Symington

[Signature page to the Revolving Facility Agreement]

For and on behalf of FRANK’S INTERNATIONAL, LP

/s/ John Symington
Title: Authorised signatory
Name: John Symington

[Signature page to the Revolving Facility Agreement]

For and on behalf of

FRANK’S INTERNATIONAL, LLC

/s/ John Symington
Title: Authorised signatory
Name: John Symington

[Signature page to the Revolving Facility Agreement]

The Arranger

DNB (UK) Limited	/s/ Kay Newman By: Kay Newman

/s/ Kenneth Ellis By: Kenneth Ellis
Address: 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF Tel: + 44 207 621 6040 Fax: + 44 207 283 6931 Email: cmoalondon@dnb.no Attention: Kay Newman

[Signature page to the Revolving Facility Agreement]

The Agent

DNB Bank ASA, London Branch	/s/ Kay Newman By: Kay Newman

/s/ Kenneth Ellis By: Kenneth Ellis

Address: 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF Tel: + 44 207 621 6040 Fax: + 44 207 283 6931 Email: cmoalondon@dnb.no Attention: Kay Newman

[Signature page to the Revolving Facility Agreement]

The Security Agent

DNB Bank ASA, London Branch	/s/ Kay Newman By: Kay Newman

/s/ Kenneth Ellis By: Kenneth Ellis

Address: 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF Tel: + 44 207 621 6040 Fax: + 44 207 283 6931 Email: cmoalondon@dnb.no Attention: Kay Newman

[Signature page to the Revolving Facility Agreement]

The Original Fronting Bank

DNB Bank ASA, London Branch	/s/ Kay Newman By: Kay Newman

/s/ Kenneth Ellis By: Kenneth Ellis

Address: 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF Tel: + 44 207 621 6040 Fax: + 44 207 283 6931 Email: cmoalondon@dnb.no Attention: Kay Newman

[Signature page to the Revolving Facility Agreement]

The Original Lenders

DNB (UK) Limited	/s/ Kay Newman By: Kay Newman

/s/ Kenneth Ellis By: Kenneth Ellis

[Signature page to the Revolving Facility Agreement]

JPMorgan Chase Bank, N.A., London Branch	/s/ Monika Wojlik By: Monika Wojlik

[Signature page to the Revolving Facility Agreement]

Royal Bank of Canada	/s/ Jon Harrison By: Jon Harrison

[Signature page to the Revolving Facility Agreement]

Wells Fargo Bank, National Association	/s/ Michael Janak By: Michael Janak

[Signature page to the Revolving Facility Agreement]

HSBC UK Bank plc	/s/ Thomas Rivers By: Thomas Rivers

[Signature page to the Revolving Facility Agreement]

The Royal Bank of Scotland plc	/s/ Kristofer Gibson By: Kristofer Gibson

[Signature page to the Revolving Facility Agreement]